Exhibit 2

EDENOR S.A.

CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
AS AT JUNE 30, 2012 AND FOR THE SIX-MONTH PERIODS ENDED
JUNE 30, 2012 AND 2011

Edenor S.A.
Condensed Interim Consolidated Statements of Financial Position
at June 30, 2012, December 31, 2011 and January 1, 2011
(Stated in thousands of pesos)

	Note	06.30.12	12.31.11	01.01.11
ASSETS
NON-CURRENT ASSETS
Property, plant and equipment	8	4,115,172	3,995,310	3,712,330
Intangible assets	9	838,251	793,015	-
Interest in joint ventures	10	398	419	415
Other receivables	11	56,156	49,434	14,803
Trade receivables	12	45,695	45,725	45,531
TOTAL NON-CURRENT ASSETS		5,055,672	4,883,903	3,773,079

CURRENT ASSETS
Inventories		63,450	45,325	12,407
Assets under construction		52,314	45,504	-
Other receivables	11	129,942	77,094	43,762
Trade receivables	12	601,794	534,732	421,193
Financial assets at fair value		897	2,132	430,836
Derivative financial instruments		2,541	1,316	-
Cash and cash equivalents	13	329,399	130,509	246,007
TOTAL CURRENT ASSETS		1,180,337	836,612	1,154,205
Assets available for sale	14	146,451	1,278,731	-
TOTAL ASSETS		6,382,460	6,999,246	4,927,284

EQUITY
Share capital	15	897,043	897,043	897,043
Adjustment to capital		397,716	986,142	986,142
Additional paid-in capital		3,452	21,769	18,317
Treasury stock		9,412	9,412	9,412
Adjustment to treasury stock		10,347	10,347	10,347
Legal reserve		-	64,008	64,008
Accumulated deficit		(236,450)	(557,336)	(241,942)
Equity attributable to the owners		1,081,520	1,431,385	1,743,327
Non-controlling interest		50,284	415,801	-
TOTAL EQUITY		1,131,804	1,847,186	1,743,327

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

Edenor S.A.
Condensed Interim Consolidated Statements of Financial Position
at June 30, 2012, December 31, 2011 and January 1, 2011 (Continued)
(Stated in thousands of pesos)

	Note	06.30.12	12.31.11	01.01.11
LIABILITIES
NON-CURRENT LIABILITIES
Trade payables	16	56,180	54,344	50,984
Other liabilities	17	1,614,374	1,373,687	984,518
Borrowings	18	1,255,230	1,189,882	1,035,113
Deferred revenue		192,816	157,338	-
Salaries and social security taxes payable	19	24,525	23,591	19,277
Benefit plans		96,741	83,503	41,492
Deferred tax liability		292,339	348,749	250,279
Taxes	20	10,370	17,652	8,979
Provisions		75,625	66,144	6,816
TOTAL NON-CURRENT LIABILITIES		3,618,200	3,314,890	2,397,458

CURRENT LIABILITIES
Trade payables	16	844,290	658,328	378,505
Other liabilities	17	173,560	144,777	4,542
Borrowings	18	107,719	59,025	46,855
Salaries and social security taxes	19	288,688	275,789	180,432
Benefit plans		13,631	11,326	-
Taxes	20	198,503	147,723	111,080
Derivative financial instruments		-	-	7,253
Provisions		6,065	10,344	57,832
TOTAL CURRENT LIABILITIES		1,632,456	1,307,312	786,499
Liabilities associated with assets available for sale		-	529,858	-
TOTAL LIABILITIES		5,250,656	5,152,060	3,183,957
TOTAL LIABILITIES AND EQUITY		6,382,460	6,999,246	4,927,284

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

Edenor S.A.
Condensed Interim Consolidated Statements of Comprehensive Income
for the six-month periods ended June 30, 2012 and 2011
(Stated in thousands of pesos)

	Note	Six months at 06.30.12	Six months at 06.30.11	Three months at 06.30.12	Three months at 06.30.11
Continuing operations
Revenue from sales	21	1,783,540	1,343,847	892,546	700,290
Revenue from construction		70,324	34,417	70,324	33,797
Electric power purchases		(976,243)	(640,613)	(497,788)	(322,999)
Cost of construction		(70,324)	(34,417)	(70,324)	(33,797)
Gross profit		807,297	703,234	394,758	377,291

Transmission and distribution expenses	22	(742,468)	(488,693)	(395,674)	(304,258)
Selling expenses	22	(196,685)	(134,172)	(108,442)	(88,465)
Administrative expenses	22	(118,594)	(99,347)	(57,270)	(49,218)
Other operating income		8,645	5,627	(9,220)	5,627
Other operating expense		(37,839)	(25,497)	(20,312)	(14,629)
Gain from acquisition of companies		-	434,959	-	-
Loss from interest in joint ventures		(21)	(25)	(119)	(25)
Operating (loss) income		(279,665)	396,086	(196,279)	(73,677)

Financial income	23	36,119	20,417	18,731	13,154
Financial expenses	23	(130,812)	(104,710)	(67,479)	(60,170)
Other financial expense	23	(54,413)	(52,948)	(36,140)	(23,143)
Net financial expense		(149,106)	(137,241)	(84,888)	(70,159)
(Loss) Profit before taxes		(428,771)	258,845	(281,167)	(143,836)
Income tax and tax on minimum presumed income		39,578	(114,563)	5,480	36,202
(Loss) Profit from continuing operations		(389,193)	144,282	(275,687)	(107,634)
Discontinued operations	14	40,617	23,591	16,529	23,488
(Loss) Profit for the period		(348,576)	167,873	(259,158)	(84,146)

(Loss) Profit for the period attributable to:
Owners of the Company		(349,865)	166,983	(259,181)	(88,917)
Non-controlling interests		1,289	890	23	4,771
		(348,576)	167,873	(259,158)	(84,146)
Other comprehensive income
Loss related to defined benefit plans		-	(701)	-	(978)
Tax effect of actuarial loss on pension plans		-	245	-	342
Other comprehensive income from discontinued operations		-	715	-	358
Total other comprehensive income (loss)		-	259	-	(278)
Comprehensive (loss) income for the period		(348,576)	168,132	(259,158)	(84,424)

Comprehensive (loss) income for the period attributable to:
Owners of the Company		(349,865)	167,098	(259,181)	(89,415)
Non-controlling interests		1,289	1,034	23	4,991
		(348,576)	168,132	(259,158)	(84,424)
Basic (losses) earnings per share attributable to the owners of the Company:
(Losses) earnings per share from continuing operations	24	(0.4339)	0.1608	(0.3073)	(0.1200)
Earnings per share from discontinued operations	24	0.0453	0.0263	0.0184	0.0262

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

Edenor S.A.
Condensed Interim Consolidated Statements of Changes in Equity
for the six-month periods ended June 30, 2012 and 2011
(Stated in thousands of pesos)

	Attributable to the owners of the Company
	Share capital	Adjustment to capital	Treasury stock	Adjustment to treasury stock	Additional paid-in capital	Legal reserve	Accumulated deficit	Subtotal	Non- controlling interests	Total equity

Balance at January 1, 2011	897,043	986,142	9,412	10,347	18,317	64,008	(241,942)	1,743,327	-	1,743,327

Acquisition of companies	-	-	-	-	-	-	-	-	230,040	230,040

Additional purchase of non-controlling interests	-	-	-	-	3,086	-	-	3,086	(8,937)	(5,851)

Comprehensive income for the six-month period	-	-	-	-	-	-	167,098	167,098	1,034	168,132
Balance at January 1, 2011	897,043	986,142	9,412	10,347	21,403	64,008	(74,844)	1,913,511	222,137	2,135,648

Variation in non-controlling interests due to company sale agreements	-	-	-	-	-	-	-	-	183,949	183,949

Additional purchase of non-controlling interests	-	-	-	-	366	-	-	366	(924)	(558)

Comprehensive loss for the six-month complementary period	-	-	-	-	-	-	(482,492)	(482,492)	10,639	(471,853)
Balance at December 31, 2011	897,043	986,142	9,412	10,347	21,769	64,008	(557,336)	1,431,385	415,801	1,847,186

Subsidiary’s sale	-	-	-	-	-	-	-	-	(366,806)	(366,806)
Absorption of accumulated losses - Shareholders’ Meeting of 04/27/2012 (Note 28) (*)	-	(588,426)	-	-	(18,317)	(64,008)	670,751	-	-	-
Comprehensive loss for the period	-	-	-	-	-	-	(349,865)	(349,865)	1,289	(348,576)
Balance at June 30, 2012	897,043	397,716	9,412	10,347	3,452	-	(236,450)	1,081,520	50,284	1,131,804

 (*) The absorption of accumulated losses was made on the basis of the Financial Statements prepared under previous generally accepted accounting principles (Argentine GAAP), in effect as at December 31, 2011.

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

Edenor S.A.
Condensed Interim Consolidated Statements of Cash Flows
for the six-month periods ended June 30, 2012 and 2011
(Stated in thousands of pesos)

	Note	Six months at 06.30.12	Six months at 06.30.11
Cash flows from operating activities:
Comprehensive (loss) income for the period		(348,576)	168,132
Adjustments to reconcile net (loss) income to net cash flows provided by operating activities:
Income tax		(39,578)	114,563
Accrued interest, net of interest capitalized		58,586	(13,017)
Depreciation of property, plant and equipment	8	97,469	93,950
Amortization of intangible assets	9	12,331	7,913
Increase in the allowance for the impairment of trade and other receivables		9,064	13,655
Loss from interest in joint ventures	10	21	25
Loss from purchase of financial debt		-	17,248
Loss from the sale of property, plant and equipment	8	1,775	4,959
Loss from the sale of intangible assets	9	3,411	-
Exchange differences, interest and other financial expense	23	81,343	120,465
Changes in fair value of financial instruments	23	(30,083)	-
Gain from acquisition of companies		-	(434,959)
Provision for contingencies, net of recovery		12,172	14,784
Loss / Gain from valuation at present value	23	3,152	(1,170)
Discontinued operations	14	(40,617)	(23,591)
Changes in operating assets and liabilities:
Increase in trade receivables		(59,028)	(56,758)
Increase in other receivables		(14,077)	(49,653)
(Increase) Decrease in inventories		(18,125)	5,312
(Increase) Decrease in assets under construction		(6,810)	-
Increase in trade payables		183,636	267,706
(Increase) Decrease in other liabilities		63,400	(100,013)
(Increase) Decrease in deferred revenue		35,478	-
Increase in salaries and social security taxes		13,833	9,345
Increase in benefit plans		15,543	24,987
Increase in taxes		43,772	21,216
Decrease in provisions		(6,970)	(8,438)
Decrease in assets available for sale		100,616	-
Income tax paid		(17,942)	-
Increase for funds obtained from the program for the rational use of electric power (Res SE No. 1037/07)		204,533	160,628
Increase for funds obtained from the program for the rational use of electric power (Res MIVSPBA No. 252/07)		8,701	61,649
Net cash flows provided by operating activities		367,030	418,938

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

Edenor S.A.
Condensed Interim Consolidated Statements of Cash Flows
for the six-month periods ended June 30, 2012 and 2011 (Continued)
(Stated in thousands of pesos)

	Note	Six months at 06.30.12	Six months at 06.30.11
Cash flows from investing activities:
Acquisitions of property, plant and equipment and intangible assets	8 - 9	(280,084)	(227,727)
Payment for acquisition of companies net of cash and cash equivalents		-	(442,910)
Payment for acquisition of additional non-controlling interests		-	(5,082)
Collection of sale of financial assets at fair value		32,207	-
Loans granted		(14,264)	-
Collection of loans		142,372	-
Net cash flows used in investing activities		(119,769)	(675,719)

Cash flows from financing activities:
Payment of dividends		(5,588)	-
Loans taken		82,455	432,511
Repayment of loans		(110,496)	(192,485)
Payment of dividends relating to non-controlling interests		(1,307)	-
Net cash flows (used in) provided by financing activities:		(34,936)	240,026

Net increase (decrease) in cash and cash equivalents		212,325	(16,755)

Cash and cash equivalents at beginning of year		130,509	246,007
Financial results in cash and cash equivalents		(13,435)	(1,550)
Changes in cash and cash equivalents		212,325	(16,755)
Cash and cash equivalents at end of period		329,399	227,702

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

Edenor S.A.
Notes to the condensed interim consolidated financial statements as at June 30, 2012,
December 31, 2011  and January 1, 2011

1.	General information

History and development of the Company

Empresa Distribuidora Norte S.A. (EDENOR S.A. or the Company) was organized on July 21, 1992 by Decree No. 714/92 in connection with the privatization and concession process of the distribution and sale of electric power carried out by Servicios Eléctricos del Gran Buenos Aires S.A. (Segba S.A.).

By means of an International Public Bidding, the Federal Government awarded 51% of the Company’s capital stock, represented by the Class “A” shares, to the bid made by Electricidad Argentina S.A. (EASA). The award as well as the transfer contract were approved on August 24, 1992 by Decree No. 1,507/92 of the Federal Government.

On September 1, 1992, EASA took over the operations of EDENOR S.A.

The corporate purpose of EDENOR S.A. is to engage in the distribution and sale of electricity within the concession area. Furthermore, among other activities, the Company may subscribe or acquire shares of other electricity distribution companies, subject to the approval of the regulatory agency, lease the network to provide electricity transmission or other voice, data and image transmission services, and render advisory, training, maintenance, consulting, and management services and know-how related to the distribution of electricity both in Argentina and abroad. These activities may be conducted directly by EDENOR S.A. or through subsidiaries or related companies. In addition, the Company may act as trustee of trusts created under Argentine laws, including extending secured credit facilities to service vendors and suppliers acting in the distribution and sale of electricity, who have been granted guarantees by reciprocal guarantee companies owned by the Company.

Edenor S.A. and its indirectly controlled company EDEN, distribute electricity to more than 3 million customers in a concession area that is comprised of the northern area of the City of Buenos Aires, the northern and northwestern metropolitan areas of Greater Buenos Aires, and the northern area of the Province of Buenos Aires.

The Company’s economic and financial situation

In the year ended December 31, 2011 and the six-month period ended June 30, 2012, the Company recorded a significant fall in its operating and net results, with its liquidity level and working capital having been affected as well. This situation is due mainly to both the delay in obtaining rate increases and higher costs recognition (“MMC”), requested in the presentations made until now by the Company in accordance with the terms of the Adjustment Agreement, and the continuous increase of its operative costs that allow the Company to maintain the level of the service.

It is worth mentioning that the Company has not only maintained the quality of the distribution service but also satisfied the constant year-on-year increase in the demand for electricity that has accompanied the economic growth of the last years. Due to both the increase recorded in the costs associated with the provision of the service and the need for additional investments to meet the increased demand, the Company has adopted a series of measures aimed at mitigating the negative effects of this situation on its financial structure, such as reducing certain specified costs, selling investments, as detailed in Note 26, reducing top management personnel’s fees, seeking new financing options, refinancing the financial debt with extended maturity terms and/or deferring the timing for certain estimated capital expenditures; provided that these measures do not affect the sources of employment, the execution of the investments plan or the carrying out of the essential operation and maintenance works that are necessary to maintain the provision of the public service.

Edenor S.A.
Notes to the condensed interim consolidated financial statements as at June 30, 2012,
December 31, 2011 and January 1, 2011 (continued)

In this regard, and among other measures, the Company has (i) entered into an agreement with unions in order to grant interim advances on account of the future salary increases that could finally result from the collective bargaining negotiation underway; (ii) made arrangements for the payment in advance by the Federal Government of amounts relating to the Framework Agreement; (iii) collected the total amount of the loans granted to the subsidiary company EDEN, and mainly (iv) sold its shareholding in connection with EDESA’s assets and collected the totality of the loan granted to such subsidiary company.

Furthermore, the Company has made a series of presentations before control and regulatory authorities in order to jointly instrument the necessary mechanisms to contribute to an efficient provision of the distribution service, the maintenance of the level of investments and the compliance with the increased demand.

Should the conditions existing at the date of these financial statements continue, the Board of Directors believes that the Company’s situation will continue to deteriorate and cash flows and operating results for the current year, and financial ratios, will be negatively impacted.

The outcome of the overall electricity rate review is uncertain both as to its timing and final form. If during the current fiscal year: (i) the new electricity rate schedules are not issued by the ENRE; (ii) the Company is not granted other mechanism to compensate cost increases, and/or; (iii) the Company does not obtain from the Federal Government other mechanism that provides it with financing for cost increases, it is likely that the Company will have insufficient liquidity and will therefore be obliged to implement various measures to preserve cash and enhance its liquidity. Nevertheless, the Company may not ensure that it will be able to obtain additional financing on acceptable terms.  Therefore, should any of these measures, individually or in the aggregate, not be achieved; there is significant risk that such situation will have a material adverse impact on the Company’s operations that will force it to seek other liquidity resources.  The Company may need to enter into a renegotiation process with its suppliers and creditors in order to obtain changes in the terms of its obligations to ease the aforementioned financial situation.

Given the fact that the realization of the projected measures to revert the manifested negative trend depends, among other factors, on the occurrence of certain events that are not under the Company’s control, such as the requested electricity rate increases, the Board of Directors believes that there exists a significant degree of uncertainty concerning the Company’s financial ability to comply with obligations in the ordinary course of business.

Nevertheless, these condensed interim consolidated financial statements have been prepared in accordance with the accounting principles applicable to a going concern, assuming that the Company will continue to operate normally. Therefore, they do not include the effects of the adjustments or reclassifications, if there were any, that might result from the outcome of this uncertainty.

2.	Regulatory framework

At the date of issuance of these financial statements there are no significant changes with respect to the situation disclosed by the Company as at December 31, 2011, except for:

Edenor S.A.
Notes to the condensed interim consolidated financial statements as at June 30, 2012,
December 31, 2011 and January 1, 2011 (continued)

MMC adjustment request

At June 30, 2012, Edenor S.A. has submitted to the National Regulatory Authority for the Distribution of Electricity (ENRE) the Cost Monitoring Mechanism (MMC) adjustment requests, in accordance with the following detail:

Period	Application Date	MMC Adjustment
November 2007 - April 2008	May 2008	5.791%
May 2008 – October 2008	November 2008	5.684%
November 2008 - April 2009	May 2009	5.068%
May 2009 – October 2009	November 2009	5.041%
November 2009 - April 2010	May 2010	7.103%
May 2010 - October 2010	November 2010	7.240%
November 2010 - April 2011	May 2011	6.104%
May 2011 – October 2011	November 2011	7.721%
November 2011 - April 2012	May 2012	8.529%

At the date of issuance of these condensed consolidated financial statements, the aforementioned adjustments as well as the basis for their application are pending approval by the ENRE, for which reason the Company is unable to reasonably estimate the amount of the submitted requests. Therefore, the Company has neither recognized nor accrued any amount receivable for this concept in these condensed consolidated financial statements, until approval is granted by the control authority.

Framework Agreement

From January 1, 2012 through the date of issuance of these financial statements, the Company collected $ 36.88 million and $ 7.02 million relating to the agreements signed with the Federal Government and the Government of the Province, respectively.

Edenor’s electricity rate situation

Stabilization factor

By Note No. 2883 dated May 8, 2012 (reference Resolutions MEyFP No. 693/2011 and MPFIPyS No. 1900/2011), the National Energy Secretariat has implemented a mechanism whose objective is to keep the amounts billed to residential customers throughout the year stable, thereby minimizing the effects of the seasonal consumption of electricity.

This methodology applies to all residential customers, regardless of whether or not they receive Government grants on electricity rates, who may opt to adhere to this stabilization system.

Average consumption is determined based on the consumption recorded in the last six two-month consumption periods. The stabilization factor is the difference between the aforementioned average consumption and the current two-month consumption period. This value is added to or subtracted from the two-month consumption period charges, and the result obtained is the amount to be paid before the corresponding taxes. The adjustments that are to be made in accordance with the differences between average consumption and recorded consumption will be reflected in the bill for the last two-month consumption period of each calendar year.

Edenor S.A.
Notes to the condensed interim consolidated financial statements as at June 30, 2012,
December 31, 2011 and January 1, 2011 (continued)

The differences that arise as a consequence of comparing the annual average consumption to the current two-month consumption period will be recorded in the accounting at the end of each period in the trade receivables balance sheet account:

a. If the annual average consumption is higher than the current two-month consumption period, a credit will be recorded in the balance sheet account.
b. If the annual average consumption is lower than the current two-month consumption period, a debit will be recorded in the balance sheet account.

3.	Basis of preparation

On December 30, 2009, the National Securities Commission (“CNV”) issued General Resolution (“RG”) No. 562/99, pursuant to which Technical Resolution No. 26 (“RT 26”) of the Argentine Federation of Professional Councils in Economic Sciences (“FACPCE”) was incorporated to the CNV’s regulations. RT 26 adopts the International Financial Reporting Standards issued by the International Accounting Standards Board (IASB), including International Accounting Standard 34 (IAS 34) “Interim Financial Reporting” and the Interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”) with certain amendments explained in the following paragraphs of this section (jointly referred to as “IFRS”) for certain entities included in the public offering system.

In July 2010, the CNV issued RG No. 576/10, which introduced certain amendments to RG No. 562/09. In December 2010, the FACPCE, through RT No. 29, made certain amendments to RT No. 26 in relation to those entities that make a public offering of their securities, the objective of which was to bring its provisions into line with those of RG No. 562/09 of the CNV. In October 2011, in turn, the CNV issued RG No. 592/11, which introduced certain amendments to RG No. 576.

On April 9, 2010, the Company’s Board of Directors approved the specific Implementation Plan contemplated in RG No. 562/09. In this framework, the application of IFRS is mandatory for the Company as from the fiscal year commenced January 1, 2012.

The condensed interim consolidated financial statements for the six-month periods ended June 30, 2012 and 2011 have been prepared in accordance with the provisions of RT 26 of the FACPCE incorporated by the CNV.

Those standards differ from the International Accounting Standard in the accounting criteria of  investments in subsidiary companies, jointly controlled companies and associates, which will be accounted for using the equity method (proportional equity value) described in IAS 28. This criterion differs from that established in paragraph 38 of IAS 27, according to which the aforementioned investments must be accounted for either at cost or fair value.

This condensed interim consolidated financial information must be read together with the Company’s consolidated financial statements as at December 31, 2011, which have been prepared in accordance with IFRS.

As mentioned in Note 4.1 of Exhibit I, the Company’s first IFRS-based financial statements to be prepared are those for the fiscal year ending December 31, 2012. As at December 31, 2011, the accounting standards applicable in Argentina and used in the preparation of the financial statements were the generally accepted accounting principles (Argentine GAAP).

In its financial statements as at December 31, 2011, the Company presented a note concerning the reconciliation between Argentine GAAP and IFRS of (1) the Company’s total equity at the date of transition (January 1, 2011), (2) the final result of operations and cash flows for the year ended December 31, 2011 and (3) total equity at December 31, 2011, indicating the main valuation adjustments between the aforementioned sets of standards.

Edenor S.A.
Notes to the condensed interim consolidated financial statements as at June 30, 2012,
December 31, 2011 and January 1, 2011 (continued)

Nevertheless, the Company decided to present additional information including a detail of each of the accounts comprising the statement of financial position at December 31, 2011 and the income statement for the year then ended under IFRS. Said detailed information was solely presented for information purposes and to show how each equity and income statement account would have been disclosed under IFRS.

Additionally, on May 21, 2012, the Company presented its first interim financial statements as at March 31, 2012 and for the three-month period then ended in accordance with International Accounting Standard (IAS) 34. As required, such interim financial statements included an appendix with the financial information for the last annual reporting period prepared in accordance with IFRS. That information included not only the valuation aspects previously presented as part of the reconciling information in the financial statements of December 2011 but also additional disclosures required under IFRS.

Due to the preparation of the interim financial statements as at June 30, 2012 and for the six-month period then ended, and as part of a process aimed at aligning accounts and other operative issues with a view to the issuance of the first IFRS-based financial statements as at December 31, 2012, the Company has made certain changes in the classification of balances at December 31, 2011 previously presented. Such reclassifications do not affect the relevant totals of equity, results of operations before taxes, net results, and other comprehensive income or the totals of cash flows from operating, investing and financing activities previously reported under IFRS.

The condensed interim consolidated financial statements for the six-month periods ended June 30, 2012 and 2011 have not been audited. The Company’s management estimates that they include all the necessary adjustments to fairly present the results of operations for each period. The results of operations for the periods ended June 30, 2012 and 2011 do not necessarily reflect the Company’s results in proportion to the full fiscal years.

The condensed interim consolidated financial statements are stated in thousands of Argentine pesos, unless specifically indicated otherwise.

These condensed interim consolidated financial statements were approved for issue by the Company’s Board of Directors on August 16, 2012.

4.	Accounting policies

4.1	Application of International Financial Reporting Standards

The accounting policies used in the preparation of these condensed interim consolidated financial statements are consistent with those used in the preparation of the consolidated financial statements for the last financial year ended December 31, 2011 (Exhibit I).

The income tax for interim periods is accrued using the tax rate that should be applicable to the expected annual profit or loss.

These condensed interim consolidated financial statements must be read together with information included in Exhibit I - Financial Statements as at December 31, 2011 prepared under IFRS, and the audited Financial Statements as at December 31, 2011, which have been prepared in accordance with the previous generally accepted accounting principles (Argentine GAAP).

4.2	Reconciliations between IFRS and Argentine GAAP at 06.30.2011

As required by the provisions of Technical Resolutions Nos. 26 and 29 of the FACPCE, the reconciliations of equity, comprehensive income and cash flows determined in accordance with the previous generally accepted accounting principles in Argentina (Argentine GAAP) at 06.30.2011 and those determined in accordance with IFRS are included herein.

Edenor S.A.
Notes to the condensed interim consolidated financial statements as at June 30, 2012,
December 31, 2011 and January 1, 2011 (continued)

4.2.1	Reconciliation of equity at June 30, 2011

	Note	Six months at 06.30.11

Equity under Argentine GAAP		1,655,414
Defined benefit plans	a	(9,737)
Gain from purchase of companies	b.i and ii	434,959
Derecognition of transaction costs	b.iv	(4,269)
Derecognition of negative goodwill amortization	b.iii	(5,935)
Additional acquisition of non-controlling interests	c	3,086
IFRIC 12 application to concession agreements	d	(4,278)
Deferred income tax	e	(147,332)
Derecognition of revenue from sales to shantytowns	g	(13,304)
Non-controlling interests	f	4,907
Equity under IFRS attributable to the owners		1,913,511
Non-controlling interests	f	222,137
Total equity under IFRS		2,135,648

4.2.2	Reconciliation of the results of operations for the six-month period ended June 30, 2011 determined in accordance with Argentine GAAP and those determined in accordance with IFRS

	Note	Six months at 06.30.11	Three months at 03.31.11
Loss for the year under Argentine GAAP		(94,501)	(28,272)
Gain from purchase of companies	b.i and ii	434,959	434,959
Derecognition of transaction costs	b.iv	(4,269)	(2,394)
Derecognition of negative goodwill amortization	b.iii	(5,935)	(1,455)
IFRIC 12 application to service concession agreements	d	(4,278)	(620)
Deferred income tax	e	(150,740)	(151,091)
Derecognition of revenue from sales to shantytowns	g	(13,304)	-
Non-controlling interests	f	5,051	4,773
Profit (loss) for the period under IFRS attributable to the owners		166,983	255,900
Other comprehensive income (loss)
Defined benefit plans	a	259	537

Comprehensive income (loss) for the period under IFRS		167,242	256,437

a.	Defined benefit plans

In accordance with Argentine GAAP, neither actuarial gains nor losses nor past service costs pending amortization are recognized by the Company in the financial statements. In accordance with IFRS, and considering that the Company has early adopted the revised IAS 19, the actuarial gains and losses not recognized at the date of transition have been recognized by the Company in comprehensive income, whereas past service costs pending amortization at the date of transition have been recognized in retained earnings/accumulated deficit. The effect in Equity is a decrease of $ 9.74 million at June 30, 2011. The effect in Comprehensive Income for the period ended June 30, 2011 is a profit of $ 0.26 million.

Edenor S.A.
Notes to the condensed interim consolidated financial statements as at June 30, 2012,
December 31, 2011 and January 1, 2011 (continued)

b.	Gain from the purchase of companies

i)	Purchase negotiation

Refers to the gain recognized under IFRS, considering all the adjustments explained below, mainly by derecognizing the negative goodwill of acquired companies, plus some differences resulting from net assets acquired.

ii)	Differences in the accounting basis of purchases

In accordance with Argentine GAAP, the excess of the fair value of the assets acquired and liabilities assumed in a business combination over the purchase price is recognized as negative goodwill and amortized in accordance with the straight-line method over a period equal to the weighted average of the remaining useful life of the assets identified in the acquired company that are subject to depreciation.

In accordance with IFRS, the Company has reassessed the purchase price allocation. In that connection, the following differences between Argentine GAAP and IFRS were identified:

Fair value of net assets acquired – Argentine GAAP		1,276,236
Differences from application of IFRIC 12	1)	(54,003)
Benefit plan liability	2)	(15,250)
Deferred income tax effect	3)	24,238
Derecognition of transaction costs	4)	(4,269)
Fair value of net assets acquired – IFRS		1,226,952

1)	Differences from application of IFRIC 12

In accordance with Argentine GAAP, the assets used in the framework of service concession agreements of the subsidiary EDEN (indirectly controlled company through AESEBA), whether received at the time of entering into the concession agreements or acquired by the companies during their term of duration, are classified as property, plant and equipment and are depreciated based on the useful life assigned to each specific asset, irrespective of the term of duration of the concession agreements.

In accordance with IFRS, the essential assets used in the framework of service concessions, whether received at the time of entering into the concession agreement or acquired by the companies during their term of duration, are classified as a single asset within intangible assets and are depreciated based on the remaining useful life of the concession agreement. The assets that are not essential for the rendering of the distribution service are not included within the scope of IFRIC 12; therefore, those assets are carried at cost and subsequently depreciated, and included within property, plant and equipment.

The effects of the recognition of IFRIC 12 in the Company’s consolidated financial statements are the following:

●	Reclassification of all the essential assets received by the Concession Agreement, and considered essential to the distribution service, into a separate intangible asset;

●
Construction contracts: in accordance with Argentine GAAP, construction of infrastructure funded with customer contributions is recognized as revenue at the time the funds are received. In accordance with IFRS, in particular under the scope of IFRIC 12, such construction must be recognized as revenue from construction deferred on the remaining useful life of the Concession

Edenor S.A.
Notes to the condensed interim consolidated financial statements as at June 30, 2012,
December 31, 2011 and January 1, 2011 (continued)

Agreement, considering that the operator has an obligation with the customer for providing the distribution service. Such difference gave rise to a reconciling adjustment at the acquisition date of $ 54 million, decreasing property, plant and equipment and retained earnings/accumulated deficit, and increasing the intangible asset under IFRIC 12 and deferred revenue.

2)	Defined benefit plan liability

In accordance with Argentine GAAP, unrecognized actuarial losses are disclosed in a note to the financial statements.

In accordance with IFRS, unrecognized cumulative actuarial losses have been recognized at the date of transition (January 1, 2011) in retained earnings/accumulated deficit. Consequently, the Company assumed at the time of acquisition an additional liability relating to the subsidiaries’ defined benefit plans. Such additional liability amounted to $ 15.25 million.

3)	Deferred income tax effect

Refers to the effect in the deferred income tax of all the previously mentioned adjustments.

4)	Transaction costs

In accordance with Argentine GAAP, transaction costs are part of the consideration paid. The impact of such costs resulted in a decrease of negative goodwill.

iii) Derecognition of negative goodwill amortization

In accordance with Argentine GAAP, in those business combinations in which the acquisition cost was lower than the proportion of the fair value of the incorporated net assets and liabilities, the difference was recognized as negative goodwill and is systematically recognized in profit or loss over a period equal to the weighted average of the remaining useful life of the identifiable assets of the acquired company that are subject to depreciation.

For IFRS application purposes, negative goodwill is derecognized as its recognition is not permitted.

iv) Derecognition of transaction costs

In accordance with IFRS, such costs are not part of the consideration paid and are expensed as incurred.

Consideration paid – Argentine GAAP	566,222
Transaction costs	(4,269)
Consideration paid – IFRS	561,953

c.	Additional acquisition of non-controlling interests

Refers to the additional acquisition of non-controlling interests in subsidiaries, which, in accordance with Argentine GAAP, was recorded discounting the negative goodwill by the difference between the fair value of non-controlling interests and the consideration paid. In accordance with IFRS, such difference was recorded as Additional paid-in capital.

Edenor S.A.
Notes to the condensed interim consolidated financial statements as at June 30, 2012,
December 31, 2011 and January 1, 2011 (continued)

d.	IFRIC 12 application to concession agreements

EDEN constructs part of its pieces of equipment (essential for the rendering of the distribution service) based on customer contributions.

Under IFRS, the construction of infrastructure with customer contributions is recognized as deferred revenue over the remaining useful life of the concession agreement, considering that the operator has an obligation with the customer for providing the distribution service.

e.	Deferred income tax

At December 31, 2011 and January 1, 2011, this reconciling item relates to the recognition, under IFRS, of the deferred tax effect of all the previously described adjustments.

f.	Non-controlling interests

At December 31, 2011, this reconciling item relates to the effect of all the previously described IFRS conversion adjustments, on non-controlling interests.

g.	Derecognition of revenue from sales to shantytowns

In accordance with IFRS, revenue from ordinary operating activities will be recognized only when it is probable that the associated economic benefits will flow to the entity. In the case of revenue from sales to shantytowns, the uncertainty concerning the recoverability of the consideration for the service provided will only disappear with collection. Accordingly, under IFRS, revenue will not be recognized until the corresponding collection takes place.

4.2.3	Reconciliation of the consolidated statement of cash flows for the period ended June 30, 2011

	Argentine GAAP (1)	IFRS Adjustments	IFRS

Net cash flows provided by operating activities	306,155	112,783	418,938

Net cash flows used in investing activities	(675,719)	-	(675,719)

Net cash flows provided by financing activities	(79,577)	319,603	240,026

Financial results in cash and cash equivalents	-	(1,550)	(1,550)

Cash and cash equivalents at beginning of year	676,843	(430,836)	246,007
Cash and cash equivalents at end of period	227,702	-	227,702
Decrease in cash and cash equivalents	(449,141)	432,386	(16,755)

(1) Refers to cash flows included in the financial statements as at June 30, 2011, approved by the Board of Directors, with certain reclassifications for IFRS disclosure purposes.

5.	Financial risk management

The Company’s activities expose it to various financial risks: market risk (including currency risk, fair value interest rate risk and price risk) credit risk and liquidity risk.

There have been no significant changes since the last fiscal year end in risk management policies. The information at December 31, 2011 is disclosed in Exhibit I.

Edenor S.A.
Notes to the condensed interim consolidated financial statements as at June 30, 2012,
December 31, 2011 and January 1, 2011 (continued)

6.	Critical accounting estimates and judgments

The preparation of interim financial statements requires the Company’s management to make estimates and assessments concerning the future, exercise critical judgments and make assumptions that affect the application of the accounting policies and the reported amounts of assets and liabilities and revenues and expenses.

These estimates and judgments are permanently evaluated and are based upon past experience and other factors that are reasonable under the existing circumstances. Future actual results may differ from the estimates and assessments made at the date of preparation of these condensed interim consolidated financial statements.

In preparing these condensed interim consolidated financial statements, the critical judgments made by the Company when applying its accounting policies as well as the information sources used for the respective estimates are the same as those applied in the consolidated financial statements for the year ended December 31, 2011.

7.	Segment information

Operating segments reporting is consistent with the internal reports prepared by the Management Control Department.

The Company carries on its business activities in the electricity sector, acting in the distribution line of business. Furthermore, the Company’s Management performs the analysis, follow-up and control of the Company’s business activities based on the following segments:

AESEBA, comprised of AESEBA and EDEN.
EMDERSA Holding
EDENOR S.A., comprised of Edenor S.A.

Consolidated statement of income at 06.30.2012	EDENOR	AESEBA	EMDERSA H.	Eliminations	Consolidated
Revenue from sales / construction	1,435,060	420,097	-	(1,293)	1,853,864
Electric power purchases / Cost of construction	(829,595)	(218,550)	-	1,578	(1,046,567)
Gross profit	605,465	201,547	-	285	807,297
Operating expenses	(892,248)	(165,483)	(16)	-	(1,057,747)
Other income (expense) net	(25,005)	(3,576)	-	(613)	(29,194)
Gain from investments in subsidiaries	8,803	-	-	(8,803)	-
Loss from interest in joint ventures	(21)	-	-	-	(21)
Net ordinary (loss) profit	(303,006)	32,488	(16)	(9,131)	(279,665)

Net financial expense	(124,106)	(12,915)	(2,332)	(9,753)	(149,106)
(Loss) Profit before taxes	(427,112)	19,573	(2,348)	(18,884)	(428,771)

Income tax	46,711	(7,133)		-	39,578

(Loss) Profit from continuing operations	(380,401)	12,440	(2,348)	(18,884)	(389,193)
Profit from discontinued operations	30,536	-	-	10,081	40,617
(Loss) Profit for the period	(349,865)	12,440	(2,348)	(8,803)	(348,576)

Non-controlling interests	-	(1,288)	-	(1)	(1,289)
(Loss) Profit for the period attributable to the owners	(349,865)	11,152	(2,348)	(8,804)	(349,865)

Edenor S.A.
Notes to the condensed interim consolidated financial statements as at June 30, 2012,
December 31, 2011 and January 1, 2011 (continued)

8.	Property, plant and equipment

	06.30.2012	12.31.2011	01.01.2011
Net values at beginning of year	3,995,310	3,712,330	3,505,234
Net incorporation for acquisition	-	1,121,437	-
Additions	219,106	603,038	388,770
Retirements	(1,775)	(9,579)	(3,294)
Depreciation	(97,469)	(232,220)	(178,380)
Assets classified as available for sale	-	(1,199,696)	-
Net values at end of period / year	4,115,172	3,995,310	3,712,330

●	Direct costs capitalized by the Company amounted to $ 51.14 million during the six-month period ended June 30, 2012, $ 76.89 million at December 31, 2011 and $ 57.44 million at January 1, 2011.

●	Financial costs capitalized by the Company amounted to $ 10.59 million during the six-month period ended June 30, 2012, $ 16.13 million at December 31, 2011 and $ 19.52 million at January 1, 2011.

9.	Intangible assets

The Company has applied the intangible asset method established in IFRIC 12 for EDEN’s concession agreement. No financial asset has been recognized in relation to the concession agreements due to the fact that the agreements signed do not stipulate minimum guaranteed payments. The detail of intangible assets is as follows:

	06.30.2012	12.31.2011	01.01.2011
Net values at beginning of year	793,015	-	-
Net incorporation for acquisition	-	760,479
Additions	60,978	23,466	-
Retirements	(3,411)	(10,737)	-
Transfers	-	39,900
Amortization	(12,331)	(20,093)	-
Net values at end of period / year	838,251	793,015	-

10.	Interest in joint ventures

Company and		Value on equity method
Percentage interest held on share capital		06.30.2012	12.31.2011	01.01.2011
SACME	50%	398	419	415
		398	419	415

11.	Other receivables

	06.30.2012	12.31.2011	01.01.2011
Non-current:
Prepaid expenses	1,260	1,140	1,199
Tax on minimum presumed income	26,201	30,743	12,283
Tax credits	885	885	-
Loans granted	11,819	-	-
Receivable with EDEN S.A. class “C” shareholders	14,923	15,417	-
Other	1,068	1,249	1,321
Total Non-current	56,156	49,434	14,803

Edenor S.A.
Notes to the condensed interim consolidated financial statements as at June 30, 2012,
December 31, 2011 and January 1, 2011 (continued)

	06.30.2012	12.31.2011	01.01.2011
Current:
Prepaid expenses	11,334	2,986	4,625
Advances to suppliers	44,051	39,163	4,415
Advances to personnel	5,041	4,627	6,276
Tax on financial transactions	34	829	3,693
Security deposits	1,066	-	-
Receivables from activities other than the main activity	20,418	20,405	23,321
Loans granted	5,426	-	-
Allowance for the impairment of other receivables	(12,516)	(12,253)	(12,799)
Note receivable with EDESUR	-	2,846	-
Related companies	43,633	8,282	4,169
Other	11,455	10,209	10,062
Total Current	129,942	77,094	43,762

12.	Trade receivables

	06.30.2012	12.31.2011	01.01.2011
Non-current:
Receivables from Cost Monitoring Mechanism and other	45,695	45,725	45,531
Total Non-current	45,695	45,725	45,531
Current:
Sales of electricity - Billed (1)	399,512	344,116	216,749
Sales of electricity – Unbilled	212,309	196,598	149,046
Retroactive tariff increase arising from the application of the new electricity rate schedule	-	-	21,442
Adjustment to present value of the retroactive tariff increase arising from the application of the new electricity rate schedule	-	-	(1,170)
Framework Agreement	22,098	25,662	33,047
National Fund of Electricity	4,014	3,353	3,437
Bonds for the cancellation of debts of the Province of Bs. As.	-	-	8,743
Specific fee payable for the expansion of the network, transportation and others	8,176	6,512	4,477
Receivables in litigation	17,662	16,109	14,681
Allowance for the impairment of trade receivables	(61,977)	(57,618)	(29,259)
Total Current	601,794	534,732	421,193

(1)  Net of $ 61.12 million relating to the stabilization factor (Note 2).

Edenor S.A.
Notes to the condensed interim consolidated financial statements as at June 30, 2012,
December 31, 2011 and January 1, 2011 (continued)

13.	Cash and cash equivalents

	06.30.2012	12.31.2011	01.01.2011
Cash and banks	38,998	23,095	8,611
Time deposits	-	48,511	17,523
Money market funds and other	290,401	58,903	219,873
Total	329,399	130,509	246,007

14.	Discontinued operations

As a consequence of that mentioned in note 27 to these condensed interim consolidated financial statements, the interest held by the subsidiary EMDERSA Holding in its associate EMDERSA has been classified as “Assets available for sale”, due to the Company Management’s decision to discontinue the related operations.

These assets must be valued at the lower of the book value and net realizable value (estimated realizable value less costs to sell). At June 30, 2012, these assets have been valued at their net realizable value, which is lower than their book value.

The detail of assets available for sale is as follows:
06.30.2012

Emdersa Holding’s equity	244,743
Percentage interest	100%
Value on equity method:	244,743

Loans granted (1):	98,292
Assets available for sale at Net Realizable Value (NRV):	146,451

(1) Includes $ 84.176 million relating to loans with the Parent Company.

Variation in NRV of assets available for sale:	30,536
Elimination of profit or loss from operations with related parties:	10,081
Gain from valuation of assets available for sale at NRV:	40,617

15.	Share capital

At June 30, 2012 and 2011, the Company’s share capital amounts to 906,455,100 shares, represented by 462,292,111 common, book-entry Class A shares; 442,210,385 common, book-entry Class B shares; and 1,952,604 common, book-entry Class C shares.  All classes of shares have a par value of one peso each and the right to one vote per share. There are no preferred shares of any kind, dividends and/or preferences in the event of liquidation, privileged participation rights, prices and dates, or unusual voting rights. Moreover, there are no significant terms of contracts allowing for either the issuance of additional shares or any commitment of a similar nature.

Edenor S.A.
Notes to the condensed interim consolidated financial statements as at June 30, 2012,
December 31, 2011 and January 1, 2011 (continued)

Listing of shares

The Company’s shares are listed on the Buenos Aires Stock Exchange, and are part of the Merval Index.

Furthermore, on August 5, 2009, the Securities and Exchange Commission (“SEC”) of the United States of America authorized the recording of the Company’s American Depositary Shares (“ADSs”), each of which represents 20 common shares of the Company. As from October 9, 2009, the Company began to trade its ADSs in the New York Stock Exchange (“NYSE”).

The listing of ADSs on the NYSE is part of the Company’s strategic plan aimed at obtaining an increase in liquidity and volume of its shares.

Acquisition of the Company’s own shares

During fiscal year 2008, the Company acquired 9,412,500 Class B treasury shares. The total disbursed amount to acquire these shares totaled 6,130,000, which was deducted from unappropriated retained earnings of the equity attributable to the owners of the Company at that date. At the date of these consolidated financial statements, these shares are held as “treasury stock”. The Company is entitled to reissue these shares at a future date.

16.	Trade payables

	06.30.2012	12.31.2011	01.01.2011
Non-current:
Customer deposits	55,977	53,477	49,129
Other	203	867	1,855
Total Non-current	56,180	54,344	50,984
Current:
Payables for purchase of electricity and other purchases	417,033	427,723	221,626
Provision for unbilled electricity purchases	178,109	115,125	111,860
Related companies	18,675	5,382	1,400
Customer contributions	190,443	79,292	33,965
Other	40,030	30,806	9,654
Total Current	844,290	658,328	378,505

17.	Other liabilities

	06.30.2012	12.31.2011	01.01.2011
Non-current:
Penalties and discounts	542,752	506,598	455,421
Program for the rational use of electric power (Res. SE No. 1037/07)	1,071,622	867,089	529,097
Total Non-current	1,614,374	1,373,687	984,518
Current:
Penalties and discounts	44,159	35,636	-
Program for the rational use of electric power (Res. MIVSPBA No. 252/07)	70,267	61,566	-
Advance payments received for EDELAR’s sale agreement	6,791	6,455	-
Related companies	10,095	14,280	-
Advances for construction works to be performed	19,032	17,459	-
Dividends payable	7,509	1,211	-
Other	15,707	8,170	4,542
Total Current	173,560	144,777	4,542

Edenor S.A.
Notes to the condensed interim consolidated financial statements as at June 30, 2012,
December 31, 2011 and January 1, 2011 (continued)

18.	Borrowings

	06.30.2012	12.31.2011	01.01.2011
Non-current:
Financial loans	20,727	6,890	-
Corporate notes	1,234,503	1,182,992	1,035,113
Total Non-current	1,255,230	1,189,882	1,035,113

Current:
Financial loans	31,397	6,870	-
Interest	31,310	28,870	21,237
Corporate notes	23,308	23,285	25,618
Bank overdrafts	21,704	-	-
Total Current	107,719	59,025	46,855

The maturity dates of borrowings are as follow:

	06.30.2012	12.31.2011	01.01.2011
Less than 1 year	107,719	59,025	46,855
From 1 to 2 years	728	15,111	25,895
From 2 to 3 years	20,000	3,445	14,182
From 3 to 4 years	-	-	2,517
From 4 to 5 years	-	-	2,517
More than 5 years	1,234,502	1,171,326	990,002
	1,362,949	1,248,907	1,081,968

The main variations in the Company’s financing structure during the six-month period ended June 30, 2012 are described below.

AESEBA’S FINANCIAL LOANS

On June 22, 2012, Empresa Distribuidora de Energía Norte S.A. entered into an overdraft agreement with Banco Santander Rio, the main aspects of which are as follow: (i) the Bank will grant financial assistance for a maximum amount of up to $ 35 million to be provided by means of three applications under the overdraft agreement; (ii) the funds will be mainly used to refinance working capital; (iii) the final maturity of the funds will be as follow: two applications for $ 5 million each, on July 23, 2012 and August 21, 2012, respectively. The remaining application, for an amount of $ 25 million, will fall due on February 27, 2013; (iv) the funds will accrue compensatory interest at an annual nominal rate (ANR) of 16.50%; 16.75% and 21.75% respectively, which will be fixed during the term of each application under the overdraft agreement; (v) Empresa Distribuidora de Energía Norte S.A. will pay late payment/default interest at an annual nominal rate equivalent to 50% of the applicable interest rate if it does not pay amounts when due or fails to comply with any of its payment obligations.

SHORT-TERM DEBT SECURITIES (VCP)

On April 13, 2012, EDEN Shareholders’ Meeting approved: (i) the creation of a short-term debt securities program of up to $200,000,000 (or its equivalent in other currencies) outstanding at any time, in the form of (simple, non-convertible into shares) short-term corporate notes, promissory notes and/or unsecured, subordinated or not, with or without limited recourse, and with or without third-party guarantee short-term securities, under the special system of short-term debt securities established in the CNV’s Regulations,  (ii) the issuance, in the framework of the Program, of unsecured, subordinated or not, with or without limited recourse, and with or without third-party guarantee short-term (simple, non-convertible into shares) corporate notes for up to the maximum amount of the Program outstanding at any time, to be issued in one or more classes and/or series and denominated in pesos and/or in any other currency, and (iii) the consideration of the application for the

Edenor S.A.
Notes to the condensed interim consolidated financial statements as at June 30, 2012,
December 31, 2011 and January 1, 2011 (continued)

registration of the company in the special registry for the issuance and public offering, to qualified investors only, of short-term debt securities.

On June 26, 2012, the CNV informed about the registration of the application made by the Subsidiary Company in accordance with that mentioned in the preceding paragraph. As at the closing date of these financial statements, the Program’s approval is in process.

19.	Salaries and social security taxes payable

	06.30.2012	12.31.2011	01.01.2011
Non-current:
Early retirements payable	3,753	5,526	6,845
Seniority-based bonus	20,772	18,065	12,432
Total Non-current	24,525	23,591	19,277
Current:
Salaries payable and provisions	266,636	260,007	160,616
Social security taxes payable	17,555	10,536	13,651
Early retirements payable	4,497	5,246	6,165
Total Current	288,688	275,789	180,432

20.	Taxes

	06.30.2012	12.31.2011	01.01.2011
Non-current:
Tax regularization plan Law No. 26,476	10,370	17,652	8,979
Total Non-current	10,370	17,652	8,979
Current:
Provincial, municipal and federal contributions and taxes, VAT and turnover tax payable	115,085	58,326	62,925
Income tax and tax on minimum presumed income (net of advances and payments on account)	14,080	19,093	-
Withholdings	14,709	20,358	9,798
Municipal taxes	38,943	36,855	27,159
Tax regularization plan Law No. 26,476	2,406	1,415	1,364
Other	13,280	11,676	9,834
Total Current	198,503	147,723	111,080

21.	Revenue from sales

The breakdown of revenue from sales for the periods ended June 30, 2012 and 2011 is as follow:

	Six months at 06.30.12	Six months at 06.30.11	Three months at 06.30.12	Three months at 06.30.11

Sales of electricity	1,748,782	1,327,343	871,791	691,898
Right of use on poles	19,837	11,849	13,507	6,304
Connection charges	2,631	2,647	1,317	1,481
Reconnection charges	969	1,085	550	607
Other sales	11,321	923	5,381	-
Total revenue from sales	1,783,540	1,343,847	892,546	700,290

Edenor S.A.
Notes to the condensed interim consolidated financial statements as at June 30, 2012,
December 31, 2011 and January 1, 2011 (continued)

22.	Expenses by nature

	Six-month period at 06.30.12
Description	Transmission and Distribution Expenses	Selling Expenses	Administrative Expenses	Total	Six months at 06.30.11	Three months at 06.30.12	Three months at 06.30.11
Salaries and social security taxes	286,222	72,440	58,808	417,470	311,302	223,371	193,997
Communications expenses	3,962	10,326	1,854	16,142	12,725	8,486	6,953
Allowance for doubtful accounts	-	9,064	-	9,064	13,655	5,824	13,655
Supplies consumption	40,943	647	2,029	43,619	26,178	22,003	14,813
Rent and insurance	2,712	241	8,905	11,858	10,213	5,666	5,351
Security services	5,510	1,714	2,074	9,298	6,092	4,906	3,489
Fees and remuneration for services	233,879	77,486	34,781	346,146	177,183	186,044	116,985
Maintenance expenses	14,962	2,617	2,253	19,832	5,239	10,733	4,225
Public relations and marketing	-	186	1,897	2,083	4,884	1,773	3,629
Advertising and sponsorship	-	95	977	1,072	2,516	622	109
Reimbursements to personnel	774	170	509	1,453	364	151	244
Depreciation of property, plant and equipment	94,999	1,816	654	97,469	93,950	49,128	46,179
Amortization of intangible assets	12,331	-	-	12,331	7,913	6,200	7,913
Directors and Supervisory Committee members’ fees	-	-	1,397	1,397	2,325	682	1,296
ENRE penalties	45,746	3,690	-	49,436	31,441	25,194	15,641
Taxes and charges	-	15,704	1,691	17,395	12,637	9,852	6,745
Other	428	489	765	1,682	3,595	751	717
Six months at 06.30.12	742,468	196,685	118,594	1,057,747	-	-	-
Six months at 06.30.11	488,693	134,172	99,347	-	722,212	-	-
Three months at 30.06.12	395,674	108,442	57,270	-	-	561,386	-
Three months at 30.06.11	304,258	88,465	49,218	-	-	-	441,941

The accompanying notes are an integral part of the condensed interim consolidated financial statements.

Edenor S.A.
Notes to the condensed interim consolidated financial statements as at June 30, 2012,
December 31, 2011 and January 1, 2011 (continued)

23.	Financial expense

	Six months at 06.30.12	Six months at 06.30.11	Three months at 06.30.12	Three months at 06.30.11

Financial income
Commercial interest	16,466	14,930	8,054	8,190
Interest on loans granted	19,653	5,487	10,677	4,964
Total financial income	36,119	20,417	18,731	13,154

Financial expenses
Interest on loans	(94,706)	(72,131)	(53,054)	(41,365)
Taxes and bank charges	(36,106)	(32,579)	(14,425)	(18,805)
Total financial expenses	(130,812)	(104,710)	(67,479)	(60,170)

Other financial expense
Exchange difference	(81,344)	(32,045)	(63,071)	(20,963)
(Loss) Gain from valuation at present value	(3,152)	1,170	(3,152)	-
Changes in fair value of financial instruments	30,083	-	30,083	-
Gain from financial assets held	-	-	-	564
Loss from repurchase of financial debt	-	(17,248)	-	-
Other financial expense	-	(4,825)	-	(2,744)
Total other financial expense	(54,413)	(52,948)	(36,140)	(23,143)
Total net financial expense	(149,106)	(137,241)	(84,888)	(70,159)

24.	Basic (losses) / earnings per share

The basic (losses) / earnings per share are computed by dividing the (Loss)/Profit attributable to the holders of the Company’s equity instruments by the weighted average number of common shares outstanding during the period,  excluding the treasury shares acquired by the Company.

	Six months at 06.30.12	Six months at 06.30.11	Three months at 06.30.12	Three months at 06.30.11
Basic (losses) earnings per share attributable to the owners of the Company:
(Losses) earnings per share from continuing operations	(0.4339)	0.1608	(0.3073)	(0.1200)
Earnings per share from discontinued operations	0.0453	0.0263	0.0184	0.0262

There is no (loss)/ earning per share dilution, as the Company has issued neither preferred shares nor corporate notes convertible into common shares.

25.	Contingencies

On April 25, 2012, the Proceedings Management and Coordination Department of the ENRE issued Resolution No. 1/2012, pursuant to which preliminary criminal proceedings will be conducted due to the Company’s alleged non-compliance with certain provisions requiring authorization prior to the carrying out of the transactions for the acquisition of the subsidiaries. Moreover, during the development of the proceedings contemplated in the legislation in effect, the Company is ordered not to carry out transactions that may imply a decrease in the availability of the Company’s funds. The Company answered the charge in the time and under the formalities prescribed by law, sustaining that a prior authorization requirement is not applicable. The preliminary proceedings are in process.

Edenor S.A.
Notes to the condensed interim consolidated financial statements as at June 30, 2012,
December 31, 2011 and January 1, 2011 (continued)

At the date of issuance of these financial statements, there are no significant changes with respect to the situation disclosed by the Company at December 31, 2011, except for that which has been disclosed in the preceding paragraph.

26.	Balances and transactions with related parties

●	The transactions carried out among related parties are as follow:

(a) Income

	Six months at 06.30.12	Six months at 06.30.11	Three months at 06.30.12	Three months at 06.30.11

Interest - EDENOR with CYCSA	2,689	-	2,689	-
	2,689	-	2,689	-

 (b) Expense

	Six months at 06.30.12	Six months at 06.30.11	Three months at 06.30.12	Three months at 06.30.11

Technical advisory services on financial matters – EASA	(5,472)	(5,050)	(2,767)	(2,345)
EASA’s fees for operation services to EDEN	(7,476)	(3,360)	(3,615)	-
EDEN’s electric power purchase from CTG	(1,028)	-	(558)	-
EDEN’s electric power purchase from CPB	(7,194)	-	(5,515)	-
Exchange difference on EDEN’s commercial debts with EASA	(369)	(1,025)	(287)	-
Implementation of operative system - SACME	(5,273)	(3,720)	(2,815)	(1,942)
Legal fees - Errecondo, Salaverri, Dellatorre, Gonzalez & Burgio	(65)	(440)	(26)	(418)
Financial and granting of loan services to customers - PYSSA	(29)	(31)	(15)	(19)
Financing expenses and costs - PESA	-	(733)	-	(536)
	(26,906)	(14,359)	(15,598)	(5,260)

Edenor S.A.
Notes to the condensed interim consolidated financial statements as at June 30, 2012,
December 31, 2011 and January 1, 2011 (continued)

●	The balances with related parties are as follow:

(c) Investments, receivables and payables

	06.30.2012	12.31.2011	01.01.2011

Investments with related parties:
Investment in Transener S.A.	-	-	17,527
	-	-	17,527

Other receivables with related parties:
EDENOR’s receivable with CTG	5	-	-
EDENOR’s advances granted to SACME	8,811	8,068	4,168
EDENOR’s receivable with PESA	-	179	-
EDENOR’s receivable with PYSSA	1	35	1
EDEN’s receivable with EMDERSA	108	-	-
EDENOR’s receivable with EDELAR	34,708	-	-
	43,633	8,282	4,169

Trade payables with related parties:
EDEN’s liability with Powerco	(1,316)	(5)	-
EDEN’s liability with EASA	(11,917)	(2,561)	-
EDENOR’s liability with SACME	(1,578)	(1,317)	(1,392)
EDEN’s liability with CTG	(453)	(343)	-
EDEN’s liability with CPB	(3,411)	(68)	-
EDEN’s liability with PYSA	-	(8)	(8)
EDENOR’s liability with EASA	-	(1,080)	-
	(18,675)	(5,382)	(1,400)

Other liabilities with related parties:
AESEBA’s dividends payable to PISA	-	(5,028)	-
EDEN’s liability with PESA	(1)	-	-
PESA’s balance with EDENOR	(9,743)	(9,252)	-
EDEN’s liability with EDELAR	(351)	-	-
	(10,095)	(14,280)	-

27.	Assets available for sale

The following facts update that which has been mentioned in Note 31 to the financial statements as at December 31, 2011. On April 19, 2012, EMDERSA and the Province of La Rioja (the Province) agreed on the possibility of the Province becoming a shareholder of EDELAR through a capital contribution in kind to be paid-in with the transfer to EDELAR of the title to property of certain electrical facilities built by the Province. The agreement, which was entered into subject to the approval of the Government of the Province (which has not yet issued any resolution in that regard) and EMDERSA’s Board of Directors (approval ratified by this body on May 17, 2012), grants the Province the right to appoint one Director and one Alternate Director in the Board of Directors of the Provincial Distribution Company.  Should this transaction be carried out, the Company estimates that EDELAR’s estimated realization value will not be affected.

On April 23, 2012, the Company’s Board of Directors approved the offer made by Salta Inversiones Eléctricas S.A. (“SIESA”) to Edenor S.A. and its subsidiary EMDERSA Holding (“EHSA”) for the acquisition of shares representing: (i) 78.44% of the capital stock and voting rights of EDESA Holding, a corporation in the process of formation as a result of the spin-off process of EMDERSA currently underway,  upon the conclusion of which will become the holder of 90% of the capital stock and voting rights of EDESA, which in turn owns 99.99% of ESED’s capital stock and voting rights, and (ii) the remaining 0.01% of ESED.

Edenor S.A.
Notes to the condensed interim consolidated financial statements as at June 30, 2012,
December 31, 2011 and January 1, 2011 (continued)

The transaction was carried out on May 10, 2012 at the offered price payable through the delivery of Argentina’s sovereign debt bonds (Boden 2012) for a value equivalent to $ 100.5 million, which for accounting purposes and after the effect of the financing granted resulted in $ 98.3 million. Such price was partially cancelled through the payment of $ 83.8 million, with a sixth of the agreed-upon price remaining outstanding, whose payment SIESA is required to make in five annual and consecutive installments in US dollars, with the first of them falling due on May 5, 2013, at a LIBOR + 2% p.a. interest rate. Payments relating to the price will be made (i) in immediately and freely available US dollars through transfer to a bank account specified by the seller, or, alternatively and at the seller’s exclusive option (that may be exercised in respect of each of the payments), (ii) through the delivery to the seller of an amount of Argentina’s sovereign debt bonds.

Furthermore, and as part of the aforementioned transaction, EDESA fully repaid the loan granted by the Company for a total principal amount of 131,300, plus interest accrued, and the buyer released EMDERSA from all liability for the collateral granted by the latter to EDESA in connection with the syndicated loan held by this company with various banks. By virtue of this transaction, EHSA, a directly controlled company of Edenor S.A., transferred to SIESA the shares representing 28.93% of EMDERSA’s capital stock and votes, whereas the Company transferred to that company 0.01% of ESED’s capital stock and votes. Furthermore, and as agreed by the parties, SIESA and EHSA, as trustors and beneficiaries, and Deutsche Bank S.A. (“DB”) as trustee, set up a collateral trust to which they transferred their shareholdings representing EMDERSA’s capital stock and votes, with SIESA transferring the 28.93% received with the closing of the transaction, and EHSA the remaining 24.84% of the shares. Upon the conclusion of EMDERSA’s spin-off process underway and issuance of the shares representing 78.44% of the capital stock and votes of a new investment company to be organized, named EDESA Holding, which will be the holder of 90% of EDESA’s shares and votes, the trustee, DB, will transfer to EHSA the totality of EMDERSA’s shares transferred to him by SIESA and EHSA, and SIESA will be the holder of 78.44% of the capital stock and votes of EDESA Holding S.A.

In this manner, and as a consequence of this transaction, the Company will no longer hold any direct or indirect interest in EDESA.

As a consequence of this transaction, the Company recorded a profit of $ 21.62 million in the profit from discontinued operations line item of the Statement of Comprehensive Income.

There have been no changes concerning the other information relating to Assets available for sale, Associated liabilities and Discontinued operations with respect to that mentioned by the Company at December 31,  2011.

28.	Ordinary and Extraordinary Shareholders’ Meeting

The General Annual Meeting held on April 27, 2012 approved, among other items of the agenda, the Financial Statements as at December 31, 2011 as well as the actions taken by the Board of Directors and the Supervisory Committee. Furthermore, it resolved that the Accumulated Deficit of 670,751 be absorbed by the Legal Reserve, the Additional Paid-in Capital and the Adjustment to Capital for 64,008, 18,317 and 588,426, respectively.

Edenor S.A.
Notes to the condensed interim consolidated financial statements as at June 30, 2012,
December 31, 2011 and January 1, 2011 (continued)

29.	Events after the reporting period

Eden’s Electricity Rate Situation

On July 20, 2012, the Infrastructure Ministry of the Province of Buenos Aires issued Resolution No. 243/2012, published in the Official Gazette on July 24, 2012, which established the new electricity rate schedules applicable to the July 1-July 31, 2012 and August 1, September 30, 2012 periods, and from October 1, 2012, thereby restoring electricity rates in our concession area. These electricity rate schedules were resolved with the aim of covering the increase in prices of the resources necessary to provide the service (labor, supplies and services), which have recorded a significant increase in prices.

Payment plan agreement with the Government of the City of Buenos Aires

On July 26, 2012, the Company and the Government of the City of Buenos Aires entered into an agreement for the payment of the latter’s debt for an amount of $ 12.54 million.

As stipulated in said agreement, on July 30, 2012, the Company received an amount of $ 3.52 million, whereas the remaining balance will be paid in four equal and fortnightly installments, the first of them payable on August 15, 2012.

RICARDO TORRES Chairman

EMPRESA DISTRIBUIDORA Y COMERCIALIZADORA NORTE S.A. (EDENOR S.A.)

6363 Del Libertador Ave. - Capital Federal

INFORMATIVE SUMMARY

AS AT JUNE 30, 2012

These Financial Statements have been prepared in accordance with IFRS, which replaced the accounting standards in effect until December 31, 2011. The Financial Statements for the six-month period commenced January 1, 2011 and ended June 30, 2011, used for comparative purposes, have been reformulated in accordance with the new standards.

1.	General Comments
(Not covered by the Independent Auditors’ Report)

(Figures stated in thousands of pesos)

In the consolidated six-month period ended June 30, 2012, the Company recorded a net loss of 348,576. At the end of the period, the Company’s equity amounts to 1,131,804.

The consolidated operating loss amounted to 279,665.

The investment in property, plant and equipment totaled 219,106. This amount was mainly allocated to increasing service quality levels and meeting current and new customer demand.

a.	Company sale agreements

On April 19, 2012, EMDERSA and the Province of La Rioja (the Province) agreed on the possibility of the Province becoming a shareholder of EDELAR through a capital contribution in kind to be paid-in with the transfer to EDELAR of the title to property of certain electrical facilities built by the Province. The agreement, which was entered into subject to the approval of the Government of the Province and EMDERSA’s Board of Directors, which have not yet issued any resolution in that regard, grants the Province the right to appoint one Director and one Alternate Director in the Board of Directors of the Provincial Distribution Company.  Should this transaction be carried out, the Company estimates that EDELAR’s estimated realization value will not be affected.

On April 23, 2012, the Company’s Board of Directors accepted the offer made by Salta Inversiones Eléctricas S.A. (“SIESA”) to Edenor S.A. and its subsidiary EMDERSA Holding (“EHSA”) for the acquisition of shares representing: (i) 78.44% of the capital stock and voting rights of EDESA Holding, a corporation in the process of formation as a result of the spin-off process of EMDERSA currently underway,  upon the conclusion of which will become the holder of 90% of the capital stock and voting rights of EDESA, which in turn owns 99.99% of ESED’s capital stock and voting rights, and (ii) the remaining 0.01% of ESED.

The transaction was carried out on May 10, 2012 at the offered price payable through the delivery of Argentina’s sovereign debt bonds (Boden 2012) for a value equivalent to 100,558. Such price was partially cancelled through the payment of 83,882 on the closing date, with a sixth of the agreed-upon price remaining outstanding, whose payment the buyer is required to make in five annual and consecutive installments in US dollars, with the first of them falling due on May 5, 2013, at a LIBOR + 2% p.a. interest rate.

Furthermore, EDESA fully repaid the loan granted by the Company for a total principal amount of 131,300, plus interest accrued, and the buyer released EMDERSA from all liability for the collateral granted by the latter to EDESA in connection with the syndicated loan held by this company with various banks. By virtue of this transaction, EHSA, a directly controlled company of Edenor S.A., transferred to SIESA the shares representing 28.93% of EMDERSA’s capital stock and votes, whereas the Company transferred to that company 0.01% of ESED’s capital stock and votes. Furthermore, and as agreed by the parties, SIESA and EHSA, as trustors and beneficiaries, and Deutsche Bank S.A. (“DB”) as trustee, set up a collateral trust to which they transferred their shareholdings representing EMDERSA’s capital stock and votes, with SIESA transferring the 28.93% received with the closing of the transaction, and EHSA the remaining 24.84% of the shares. Upon the conclusion of EMDERSA’s spin-off process underway and issuance of the shares representing 78.44% of the capital stock and votes of a new investment company to be organized, named EDESA Holding, which will be the holder of 90% of EDESA’s shares and votes, the trustee, DB, will transfer to EHSA the totality of EMDERSA’s shares transferred to him by SIESA and EHSA, and SIESA will be the holder of 78.44% of the capital stock and votes of EDESA Holding S.A.

In this manner, and as a consequence of this transaction, the Company will no longer hold any direct or indirect interest in EDESA.

As a consequence of this transaction, the Company recorded a profit of $ 1.62 million in the profit from discontinued operations line item of the Statement of Comprehensive Income.

b.	Electricity rates

EDENOR S.A.

At the date of issuance of these financial statements, no resolution has been issued concerning the application of the electricity rate schedule resulting from the RTI which was expected to be in effect since February 1, 2009.

Additionally, at June 30, 2012, the Company has submitted to the National Regulatory Authority for the Distribution of Electricity the MMC (Cost Monitoring Mechanism) adjustment requests, in accordance with the following detail:

Assessment Period	Application Date	MMC Adjustment
November 2007 - April 2008	May 2008	5.791%
May 2008 – October 2008	November 2008	5.684%
November 2008 - April 2009	May 2009	5.068%
May 2009 – October 2009	November 2009	5.041%
November 2009 - April 2010	May 2010	7.103%
May 2010 - October 2010	November 2010	7.240%
November 2010 - April 2011	May 2011	6.104%
May 2011 – October 2011	November 2011	7.721%
November 2011 - April 2012	May 2012	8.529%

The aforementioned adjustments as well as the basis for their application are pending approval by the Regulatory Authority for the Distribution of Electricity, for which reason the Company is unable to reasonably estimate the amount of the submitted requests. Therefore, no amount receivable for this concept has been recorded by the Company in these financial statements, until approval is granted by the control authority.

Furthermore, the necessary steps to regularize the situation are being taken in order to restore the economic and financial equation of the business in view of the increase recorded in operating costs.

2.	Comparative financial position structure

ACCOUNTS	06.30.2012	06.30.2011

Current assets	1,326,788	1,023,985
Non-current assets	5,055,672	5,821,656
Total Assets	6,382,460	6,845,641

Current liabilities	1,632,456	1,404,072
Non-current liabilities	3,618,200	3,300,367
Total Liabilities	5,250,656	4,704,439
Non-controlling interests	50,284	223,610

Equity	1,081,520	1,917,592

Total Liabilities, Non-controlling interests and Equity	6,382,460	6,845,641

3.	Comparative income structure

(amounts stated in thousands of pesos).

ACCOUNTS	Six months at 06.30.2012	Six months at 06.30.2011

Net (loss) profit	(250,471)	415,956
Other expense net	(29,194)	(19,870)
Financial expense and holding losses	(149,106)	(137,241)

(Loss) Profit before taxes	(428,771)	258,845

Income tax	39,578	(114,563)
Non-controlling interests	(1,289)	(890)
Profit from discontinued operations	40,617	23,591

Net (loss) profit for the period	(349,865)	166,983

4.	Comparative cash flows structure

	Six months at 06.30.2012	Six months at 06.30.2011

Cash flows provided by operating activities	367,030	418,938
Cash flows used in investing activities	(119,769)	(675,719)
Cash flows provided by financing activities	(34,936)	240,026
Total cash flows provided	212,325	(16,755)

5.	Statistical data (in units of power)

(Not covered by the Independent Auditors’ Report)

	UNIT	Six months at 06.30.2012	Six months at 06.30.2011
CONCEPT
Sales of electricity (1)	GWh	10,165	9,907
Electric power purchases (1)	GWh	11,628	11,304

(1) The related amounts include toll fees.

6.	Ratios

RATIOS		06.30.2012	06.30.2011

Liquidity	Current assets	0.81	0.73
	Current liabilities

Solvency	Equity	0.22	0.41
	Total liabilities

		0.79	0.85
Fixed	Non-current assets
Assets	Total assets

	(Loss) Profit	(29.95)%	15.63%
Income	before taxes
before taxes (1)	Equity excluding (loss) profit for the year

(1) Results for the six-month period ended June 30, 2012 and 2011.

7.	Outlook

(Not covered by the Independent Auditors’ Report)

During the first six-month period of fiscal year 2012, the Company’s activity continued to be developed in an adverse economic and financial context, as described in Note 1. Nevertheless, the Company was able to reasonably maintain its operating, commercial and administrative activities, complying with the required levels for the provision of services to its customers.

In the current year, and at the time of writing this informative summary, the Company and unions have agreed on the granting of interim advances on account of the future salary increases that could result from the collective bargaining negotiation underway. Meanwhile, the Company must face higher supply and maintenance costs with no improvement in revenue in return.

This situation has caused the Board of Directors to apply all the available resources to maintaining investments, achieving a balanced agreement with employees and maintaining the quality of the service.

The Federal Government’s announcement by the end of the year concerning its decision to eliminate government grants on electricity rates to certain business activities and residential customers is a good sign and the beginning toward the energy sector’s regularization, although it could initially make the obtaining of an improvement in the Distribution Added Value (VAD) difficult.

Furthermore, it must be pointed out that the evolution of the levels of demand for electricity, the economic and financial development of the market in which the Company operates, among other factors, must be taken into account when assessing scenarios for the analysis of the corporate activity.

The Company has submitted to the National Regulatory Authority for the Distribution of Electricity the Cost Monitoring Mechanism (MMC) adjustment requests for the May 2008 – May 2012 periods, which are pending approval by the aforementioned Regulatory Authority.

Buenos Aires, August 16, 2012.

RICARDO TORRES
Chairman

Edenor S.A.
Consolidated Statements of Financial Position
at December 31, 2011 and January 1, 2011
-Exhibit I-
(Stated in thousands of pesos)
	Note	12.31.11	01.01.11
ASSETS

Non-current assets
Property, plant and equipment	10	3,995,310	3,712,330
Intangible assets	11	793,015	-
Interest in joint ventures		419	415
Other receivables	13	49,434	14,803
Trade receivables	13	45,725	45,531
Total non-current assets		4,883,903	3,773,079

Current assets
Assets under construction		45,504	-
Inventories	14	45,325	12,407
Other receivables	13	77,094	43,762
Derivative financial instruments	12	1,316	-
Trade receivables	13	534,732	421,193
Financial assets at fair value	12	2,132	430,836
Cash and cash equivalents	15	130,509	246,007
Total current assets		836,612	1,154,205

Assets available for sale	33	1,278,731	-

TOTAL ASSETS		6,999,246	4,927,284

EQUITY

Capital and reserves attributable to the owners
Share capital	16	897,043	897,043
Adjustment to capital	16	986,142	986,142
Additional paid-in capital	16	21,769	18,317
Treasury stock	16	9,412	9,412
Adjustment to treasury stock	16	10,347	10,347
Legal reserve		64,008	64,008
Accumulated deficit		(557,336)	(241,942)
Equity attributable to the owners		1,431,385	1,743,327
Non-controlling interests		415,801	-
TOTAL EQUITY		1,847,186	1,743,327

Edenor S.A.
Consolidated Statements of Financial Position
at December 31, 2011 and January 1, 2011 (continued)
-Exhibit I-
(Stated in thousands of pesos)

	Note	12.31.11	01.01.11
LIABILITIES

Non-current liabilities
Trade payables	18	54,344	50,984
Deferred revenue		157,338	-
Other liabilities	18	1,373,687	984,518
Borrowings	19	1,189,882	1,035,113
Salaries and social security taxes payable	20	23,591	19,277
Benefit plans	21	83,503	41,492
Provisions	24	66,144	6,816
Taxes		17,652	8,979
Deferred tax liability	22	348,749	250,279
Total non-current liabilities		3,314,890	2,397,458

Current liabilities
Trade payables	18	658,328	378,505
Borrowings	19	59,025	46,855
Derivative financial instruments	12	-	7,253
Salaries and social security taxes payable	20	275,789	180,432
Benefit plans	21	11,326	-
Taxes		147,723	111,080
Other liabilities	18	144,777	4,542
Provisions	24	10,344	57,832
Total current liabilities		1,307,312	786,499

Liabilities associated with assets available for sale	33	529,858	-

TOTAL LIABILITIES		5,152,060	3,183,957

TOTAL LIABILITIES AND EQUITY		6,999,246	4,927,284

The accompanying notes are an integral part of these consolidated financial statements.

Edenor S.A.
Consolidated Statement of Comprehensive Income
for the year ended December 31, 2011
-Exhibit I-
(Stated in thousands of pesos)
	Note	12.31.11
Continuing operations
Revenue from sales	25	2,805,817
Revenue from construction		87,374
Electric power purchases		(1,325,458)
Cost of construction		(87,374)
Gross profit		1,480,359

Transmission and distribution expenses	26	(1,094,825)
Selling expenses	26	(310,312)
Administrative expenses	26	(224,316)
Gain from acquisition of companies	31	434,959
Gain from interest in joint ventures		4
Other operating income	27	19,255
Other operating expense	27	(46,234)
Operating income		258,890

Financial income	28	53,486
Financial expenses	28	(311,255)
Net financial expense		(257,769)

Profit before taxes		1,121

Income tax	22	(152,971)

Loss for the year from continuing operations		(151,850)

Discontinued operations
Loss from discontinued operations	33	(139,531)

Loss for the year		(291,381)

Edenor S.A.
Consolidated Statement of Comprehensive Income
for the year ended December 31, 2011 (Continued)
-Exhibit I-
(Stated in thousands of pesos)

	Note	12.31.11

Loss for the year attributable to:
Owners of the parent		(304,057)
Non-controlling interests		12,676
Loss for the year		(291,381)

Other comprehensive loss
Items that will not be reclassified to profit or loss
Actuarial losses on benefit plans	21	(13,764)
Tax effect of actuarial losses on benefit plans		4,817
Other comprehensive loss from discontinued operations		(3,393)
Total other comprehensive loss		(12,340)

Comprehensive loss for the year attributable to:
Owners of the parent		(315,394)
Non-controlling interests		11,673
Comprehensive loss for the year		(303,721)

Basic loss per share – Discontinued operations	29	(0.16)
Basic loss per share – Continuing operations	29	(0.17)

The accompanying notes are an integral part of these consolidated financial statements.

Edenor S.A.
Consolidated Statement of Changes in Equity
for the year ended December 31, 2011
-Exhibit I-
(Stated in thousands of pesos)

Attributable to the owners of the parent at 12.31.2011
	Share capital	Adjustment to capital	Treasury stock	Adjustment to treasury stock	Additional paid-in capital	Legal reserve	Accumulated deficit	Subtotal equity	Non-controlling interests	Total equity

Balance at January 1, 2011	897,043	986,142	9,412	10,347	18,317	64,008	(241,942)	1,743,327	-	1,743,327
Acquisition of companies (Note 31)	-	-	-	-	-	-	-	-	230,040	230,040
Additional purchase of non-controlling interests (Note 32)	-	-	-	-	3,452	-	-	3,452	(9,861)	(6,409)
Variation in non-controlling interests due to acquired companies sale agreements	-	-	-	-	-	-	-	-	183,949	183,949
Other comprehensive loss for the year	-	-	-	-	-	-	(11,337)	(11,337)	(1,003)	(12,340)
Loss for the year	-	-	-	-	-	-	(304,057)	(304,057)	12,676	(291,381)
Balance at December 31, 2011	897,043	986,142	9,412	10,347	21,769	64,008	(557,336)	1,431,385	415,801	1,847,186

The accompanying notes are an integral part of these consolidated financial statements.

Edenor S.A.
Consolidated Statement of Cash Flows
for the year ended December 31, 2011
-Exhibit I-
(Stated in thousands of pesos)

	Note	12.31.2011
Cash flows from operating activities
Comprehensive loss for the year		(303,721)

Depreciation of property, plant and equipment	10	187,893
Amortization of intangible assets	11	20,093
Loss from the sale of property, plant and equipment	10	1,874
Loss from retirement of intangible assets	11	10,737
Gain from interest in joint ventures		(4)
Gain from purchase of financial debt	28	(6,546)
Non-controlling interests		(11,673)
Exchange difference and interest on loans and other liabilities		243,878
Income tax	22	152,971
Allowance for the impairment of trade receivables	24	28,359
Allowance for the impairment of other receivables	24	(546)
Adjustment to present value of the retroactive tariff increase arising from the application of the new electricity rate schedule and other trade receivables		(1,170)
Gain from acquisition of companies	31	(434,959)
Discontinued operations		202,348
Changes in operating assets and liabilities:
Net increase in trade receivables		(141,307)
Net increase in other receivables		(88,337)
Increase in inventories		(32,918)
Increase in assets under construction		(45,504)
Increase in trade payables		25,413
Increase in salaries and social security taxes payable		153,008
Increase in taxes		12,085
Increase in deferred revenue		157,338
Increase in other liabilities		153,729
Increase for funds obtained from the program for the rational use of electric power		399,558
Net increase in provisions		11,840
Interest collected		48,973
Net cash flows provided by operating activities		743,412

Edenor S.A.
Consolidated Statement of Cash Flows
for the year ended December 31, 2011 (Continued)
-Exhibit I-
(Stated in thousands of pesos)

	Note	12.31.2011
Cash flows from investing activities
Decrease from sale of financial assets at fair value		383,893
Additions of property, plant and equipment		(443,407)
Additions of intangible assets		(23,466)
Payment for acquisition of companies net of cash and cash equivalents		(442,911)
Payment for acquisition of additional non-controlling interests		(6,409)
Discontinued operations	33	(279,940)
Net cash flows used in investing activities		(812,240)

Cash flows from financing activities
Loans taken		298,190
Loans repaid		(380,433)
Dividends paid		(37,950)
Discontinued operations	33	98,547
Net cash flows provided by financing activities		(21,646)

Net increase in cash and cash equivalents		(90,474)

Cash and cash equivalents at beginning of year	15	246,007
Gain from exchange differences in cash and cash equivalents		3,281
Changes in cash and cash equivalents		(90,474)
Cash and cash equivalents at end of year		158,814

Cash and cash equivalents in the statement of financial position	15	130,509
Cash and cash equivalents included in assets available for sale	33	28,305
Cash and cash equivalents at end of year		158,814

The accompanying notes are an integral part of these consolidated financial statements.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
-Exhibit I-

1.	General information

History and development of the Company

Empresa Distribuidora Norte S.A. (EDENOR S.A. or the Company) was organized on July 21, 1992 by Decree No. 714/92 in connection with the privatization and concession process of the distribution and sale of electric power carried out by Servicios Eléctricos del Gran Buenos Aires S.A. (Segba S.A.).

By means of an International Public Bidding, the Federal Government awarded 51% of the Company’s capital stock, represented by the Class “A” shares, to the bid made by Electricidad Argentina S.A. (EASA), the parent company of Edenor S.A. The award as well as the transfer contract were approved on August 24, 1992 by Decree No. 1,507/92 of the Federal Government.

On September 1, 1992, EASA took over the operations of EDENOR S.A.

The corporate purpose of EDENOR S.A. is to engage in the distribution and sale of electricity within the concession area. Furthermore, among other activities, the Company may subscribe or acquire shares of other electricity distribution companies, subject to the approval of the regulatory agency, lease the network to provide electricity transmission or other voice, data and image transmission services, and render advisory, training, maintenance, consulting, and management services and know-how related to the distribution of electricity both in Argentina and abroad. These activities may be conducted directly by EDENOR S.A. or through subsidiaries or related companies. In addition, the Company may act as trustee of trusts created under Argentine laws, including extending secured credit facilities to service vendors and suppliers acting in the distribution and sale of electricity, who have been granted guarantees by reciprocal guarantee companies owned by the Company.

Edenor S.A. and its indirectly controlled company EDEN, distribute electricity to more than 3.03 million customers in a concession area that is comprised of the northern area of the City of Buenos Aires, the northern and northwestern metropolitan areas of Greater Buenos Aires, and the northern area of the Province of Buenos Aires.

The Company’s economic and financial situation

In the year ended December 31, 2011 the Company recorded negative operating and net results, with its liquidity level and working capital having been affected as well. This situation is due mainly to both the continuous increase of its operative costs necessary to maintain the level of the service and the delay in obtaining rate increases and higher costs recognition (“MMC”), requested in the presentations made until now by the Company in accordance with the terms of the Adjustment Agreement.

It is worth mentioning that the Company has not only maintained the quality of the distribution service but also satisfied the constant year-on-year increase in the demand for electricity that has accompanied the economic growth of the last years. Due to both the increase recorded in the costs associated with the provision of the service and the need for additional investments to meet the increased demand, the Company has adopted a series of measures aimed at mitigating the negative effects of this situation on its financial structure, such as reducing certain specified costs, selling certain investments, reducing top management personnel’s fees, seeking new financing options, refinancing the financial debt with extended maturity terms and/or deferring the timing for certain estimated capital expenditures; provided that these measures do not affect the sources of employment, the execution of the investments plan or the carrying out of the essential operation and maintenance works that are necessary to maintain the provision of the public service.

In this framework, the Company has started the corresponding presentations process before control and regulatory authorities in order to jointly instrument the necessary mechanisms to contribute to an efficient provision of the distribution service, the maintenance of the level of investments and the compliance with the increased demand.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I-

Should the conditions existing at the date of these financial statements continue, the Board of Directors believes that the Company’s economic and financial situation will continue to deteriorate and cash flows and operating results for the current year, and financial ratios, will be negatively impacted.

The outcome of the overall electricity rate review is uncertain both as to its timing and final form. If during the current fiscal year: (i) the new electricity rate schedules are not issued by the ENRE; (ii) the Company is not granted other mechanism to compensate cost increases, and/or; (iii) the Company does not obtain from the Federal Government other mechanism that provides it with financing for cost increases, it is likely that the Company will have insufficient liquidity and will therefore be obliged to implement various measures to preserve cash and enhance its liquidity. Nevertheless, the Company may not ensure that it will be able to obtain additional financing on acceptable terms.  Therefore, should any of these measures, individually or in the aggregate, not be achieved; there is significant risk that such situation will have a material adverse impact on the Company’s operations that will force it to seek other liquidity resources.  The Company may need to enter into a renegotiation process with its suppliers and creditors in order to obtain changes in the terms of its obligations to ease the aforementioned financial situation.

Given the fact that the realization of the projected measures to revert the manifested negative trend depends, among other factors, on the occurrence of certain events that are not under the Company’s control, such as the requested electricity rate increases, the Board of Directors believes that there exists a significant degree of uncertainty concerning the Company’s financial ability to comply with obligations in the ordinary course of business.

Nevertheless, these consolidated financial statements have been prepared in accordance with the accounting principles applicable to a going concern, assuming that the Company will continue to operate normally. Therefore, they do not include the effects of the adjustments or reclassifications, if there were any, that might result from the outcome of this uncertainty.

2.	Regulatory framework

2.1	EDENOR S.A.

a.	General

The Company is subject to the regulatory framework provided under Law No. 24,065 and the regulations issued by the National Regulatory Authority for the Distribution of Electricity (ENRE).

The ENRE is empowered to approve and control tariffs, and control the quality levels of the technical product and service, the commercial service and the compliance with public safety regulations, as established in the Concession Agreement. If the Distribution Company fails to comply with the obligations assumed, the ENRE will be entitled to apply the penalties stipulated in the Concession Agreement, which may include the foreclosure on the Class “A” shares, which have been pledged as collateral by the majority holders thereof.

The Distribution Company’s obligations are, among others, to make the necessary investments and carry out the necessary maintenance works in order to ensure that the quality levels established for the provision of the service in the concession area will be complied with and that electricity supply and availability will be sufficient to meet the demand in due time, securing the sources of supply.

If the Company repeatedly fails to comply with the obligations assumed in the Concession Agreement, the grantor of the concession will be entitled to foreclose on the collateral granted by the majority shareholders by means of the pledge of the Class A shares and sell them in a Public Bid. This, however, will not affect the continuity of the Holder of the concession. At the date of issuance of these financial statements, there have been no events of non-compliance by the Company that could be regarded as included within the scope of this situation.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I-

Furthermore, the Concession Agreement may be rescinded in the event of the Distribution Company undergoing bankruptcy proceedings. Additionally, if the Grantor of the Concession fails to discharge his obligations in such a manner that the Distribution Company is prevented from providing the Service or the Service is severely affected on a permanent basis, the Distribution Company may request, after demanding the regularization of such situation in a term of 90 days, that the agreement be rescinded.

b.	Concession

The term of the concession is 95 years, which may be extended for an additional maximum period of 10 years. The term of the concession is divided into management periods: a first period of 15 years and subsequent periods of 10 years each. At the end of each management period, the Class “A” shares representing 51% of the capital stock of EDENOR S.A., currently held by EASA, must be offered for sale through a public bidding.  If EASA makes the highest bid, it will continue to hold the Class “A” shares, and no further disbursements will be necessary. On the contrary, if EASA is not the highest bidder, then the bidder who makes the highest bid shall pay EASA the amount of the bid in accordance with the conditions of the public bidding.  The proceeds from the sale of the Class “A” shares will be delivered to EASA after deducting any amounts receivable to which the Grantor of the concession may be entitled.

On July 7, 2007 the Official Gazette published Resolution No. 467/07 of the ENRE pursuant to which the first management period is extended for 5 years to commence as from the date on which the Review of the Company Tariff Structure (RTI) goes into effect. Its original maturity would have taken place on August 31, 2007.

In accordance with the provisions of Resolution No. 467/2007 of the ENRE, the commencement of the aforementioned process for the sale of the shares shall take place when the five-year tariff period beginning after the ending of the RTI comes to an end.

The Company has the exclusive right to render electric power distribution and sales services within the concession area to all users who are not authorized to obtain their power supply from the Wholesale Electricity Market (MEM), thus being obliged to supply all the electric power that may be required in due time and in accordance with the established quality levels. In addition, the Company must allow free access to its facilities to any MEM agents whenever required, under the terms of the Concession.

No specific fee must be paid by the Company under the Concession Agreement during the term of the concession.

On January 6, 2002, the Federal Executive Power passed Law No. 25,561 whereby adjustment clauses in US dollars, as well as any other indexation mechanisms stipulated in the contracts entered into by the Federal Government, including those related to public utilities, were declared null and void as from such date. The resulting prices and rates were converted into Argentine pesos at a rate of 1 peso per US dollar.

Furthermore, Law No. 25,561 authorized the Federal Executive Power to renegotiate public utility contracts taking certain criteria into account.

It is worth mentioning that both the declaration of economic emergency and the period to renegotiate public utility contracts were extended through December 31, 2013 by Law No. 26,729.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I-

c.		Edenor’s electricity rate situation

	I.	Adjustment Agreement entered into between Edenor S.A. and the Federal Government

       On September 21, 2005, Edenor S.A. signed an Adjustment Agreement within the framework of the process of renegotiation of the Concession Agreement set forth in Law No. 25,561 and supplementary regulations, which was ratified on February 13, 2006.

The Adjustment Agreement establishes the following:

i)
the implementation of a Temporary Tariff Structure (“RTT”) effective as from November 1, 2005, including a 23% average increase in the distribution margin, which may not result in an increase in the average rate of more than 15%, and an additional 5% average increase in the distribution added value, allocated to certain specified capital expenditures;

		ii)	the requirement that during the term of said temporary tariff structure, dividend payment be subject to the approval of the regulatory authority;

		iii)	the establishment of a “social tariff” for the needy and the levels of quality of the service to be rendered;

		iv)	the suspension of the claims and legal actions filed Edenor S.A. and its shareholders in national or foreign courts due to the effects caused by the Economic Emergency Law;

v)
the carrying out of a Tariff Structure Review (“RTI”) which will result in a new tariff structure that will go into effect on a gradual basis and remain in effect for the following 5 years. In accordance with the provisions of Law No. 24,065, the ENRE will be in charge of such review;

vi)
the implementation of a minimum investment plan in the electric network for an amount of $178.8 million to be fulfilled by Edenor S.A. during 2006, plus an additional investment of $25.5 million should it be required;

vii)
the adjustment of the penalties imposed by the ENRE that are payable to customers as discounts, which were notified by such regulatory agency prior to January 6, 2002 as well as of those that have been notified, or whose cause or origin has arisen in the period between January 6, 2002 and the date on which the Adjustment Agreement goes into effect through the date on which they are effectively paid, using, for such purpose, the average increase recorded in the Company’s distribution costs as a result of the increases and adjustments granted at each date;

viii)
the waiver of the penalties imposed by the ENRE that are payable to the National State, which have been notified, or their cause or origin has arisen in the period between January 6, 2002 and the date on which the Adjustment Agreement goes into effect;

ix)
the payment term of the penalties imposed by the ENRE, which are described in paragraph vii above, is 180 days after the approval of the Tariff Structure Review (RTI) in fourteen semiannual installments, which represent approximately two-thirds of the penalties imposed by the ENRE before January 6, 2002 as well as of those that have been notified, or whose cause or origin has arisen in the period between January 6, 2002 and the date on which the Adjustment Agreement goes into effect, subject to compliance with certain requirements.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I-

        Said agreement was ratified by the Federal Executive Power through Decree No. 1,957/06, signed by the President of Argentina on December 28, 2006 and published in the Official Gazette on January 8, 2007. This agreement stipulates the terms and conditions that, upon compliance with the other procedures required by the regulations, will be the fundamental basis of the Comprehensive Renegotiation of the Concession Agreement of the public service of electric power distribution and sale within the federal jurisdiction, between the Federal Executive Power and the Company.

        Additionally, on February 5, 2007 the Official Gazette published Resolution No. 51/07 of the ENRE which approves the electricity rate schedule resulting from the RTT, applicable to consumption recorded as from February 1, 2007. This document provides for the following:

	i)	A 23% average increase in distribution costs, service connection costs and service reconnection costs in effect, except for the residential tariffs;

	ii)	An additional 5% average increase in distribution costs, to be applied to the execution of the works and infrastructure plan detailed in the Adjustment Agreement;

iii)
Implementation of the Cost Monitoring Mechanism (“MMC”) contemplated in the Adjustment Agreement, which for the six-month period commenced November 1, 2005 and ended April 30, 2006, shows a percentage of 8.032%. This percentage will be applied to non-residential consumption recorded from May 1, 2006 through January 31, 2007;

iv)
Invoicing in 55 equal and consecutive monthly installments of the differences arising from the application of the new electricity rate schedule for non-residential consumption recorded from November 1, 2005 through January 31, 2007 (paragraphs i) and ii) above) and from May 1, 2006 through January 31, 2007 (paragraph iii) above);

v)
Invoicing of the differences corresponding to deviations between foreseen physical transactions and those effectively carried out and of other concepts related to the MEM, such as the Specific fee payable for the Expansion of the Network, Transportation and Others;

vi)
Presentation, within a period of 45 calendar days from the issuance of this resolution, of an adjusted annual investment plan, in physical and monetary values, in compliance with the requirements of the Adjustment Agreement.

                Resolution No. 434/2007 established, among other things, that the obligations and commitments set forth in section 22 of the Adjustment Agreement be extended until the date on which the electricity rate schedule resulting from the RTI goes into effect, allowing Edenor S.A. and its shareholders to resume the legal actions suspended as a consequence of the Adjustment Agreement if the new electricity rate schedule does not go into effect.

II.	Tariff Structure Review (RTI)

        On July 30, 2008, the National Energy Secretariat (“SE”) issued Resolution No. 865/08 which modifies Resolution No. 434/07 and establishes that the electricity rate schedule resulting from the RTI will go into effect in February 2009. At the date of issuance of these financial statements, no resolution has been issued concerning the application of the electricity rate schedule resulting from such process.

                With regard to the commencement of the RTI process, the ENRE has begun this process, and Edenor S.A., on November 12, 2009, submitted its revenue requirements proposal for the new period, which included the grounds and criteria based on which the request is made.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I-
PUREE-MMC (Program for the Rational Use of Electric Power-Cost Monitoring Mechanism)

Resolution No. 1,037/07 of the SE established that the amounts paid by Edenor S.A. as Quarterly Adjustment Coefficient (“CAT”) implemented by section 1 of Law No. 25,957, as well as the amounts corresponding to the Cost Monitoring Mechanism (MMC) for the period May 2006 through April 2007 (Item a) captions b and c of this note) be deducted from the funds resulting from the difference between surcharges billed and discounts made to customers, resulting from the implementation of the PUREE, until their transfer to the tariff is granted by the regulatory authority. Furthermore, it establishes that the MMC adjustment for the period May 2006 through April 2007, applicable as from May 1, 2007, is 9.63%.

On October 25, 2007, the ENRE issued Resolution No. 710/2007 which approved the aforementioned MMC compensation mechanism.
At December 31, 2011, Edenor S.A. has submitted to the ENRE the MMC adjustment requests, in accordance with the following detail:

Period	Application date	MMC Adjustment
November 2007 - April 2008	May 2008	5.791%
May 2008 – October 2008	November 2008	5.684%
November 2008 - April 2009	May 2009	5.068%
May 2009 – October 2009	November 2009	5.041%
November 2009 – April 2010	May 2010	7.103%
May 2010 – October 2010	November 2010	7.240%
November 2010 – April 2011	May 2011	6.104%
May 2011 – October 2011	November 2011	7.721%

At the date of issuance of these consolidated financial statements, the aforementioned adjustments as well as the basis for their application are pending approval by the ENRE, for which reason the Company is unable to reasonably estimate the amount of the submitted requests. Therefore, the Company has neither recognized nor accrued any amount receivable for this concept in these consolidated financial statements until approval is granted by the control authorities.

Furthermore, the necessary steps to regularize the situation are being taken in order to restore the economic and financial equation of the business, in view of the increase recorded in operating costs.

At December 31, 2011 and January 1, 2011, liabilities generated by the excess funds deriving from the application of the PUREE, amount to $ 867,09 million and $ 529.10 million respectively, and have been disclosed in the Other non-current liabilities account. This increase in liabilities is due to the fact that the Company was allowed to keep such funds (SE Resolution No. 1,037/07) in order to cover the MMC increases not transferred to the tariff.

III.	Electricity rate schedules

The SE issued Resolution No. 1,169/08 which approved the new seasonal reference prices of power and energy in the Wholesale Electricity Market (“MEM”). Consequently, the ENRE issued Resolution No. 628/08 which approved the values of the electricity rate schedule to be applied as from October 1, 2008. The aforementioned electricity rate schedule included the transfer of the increase in the seasonal energy price to tariffs, with the aim of reducing Federal Government grants to the electricity sector, without increasing Edenor’s distribution added value.

Additionally, by Resolution No. 202/2011, the SE approved the winter scheduling for the MEM for the May 1 - October 31, 2011 period. Therefore, considering the level of electricity consumption during winter and with the aim of not negatively affecting user payment capacity, the SE resolved to suspend the application of sections 6, 7, and 8 of its Resolution No. 1,169/08 from June 1, 2011 through September 30, 2011.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I-

Additionally, the Energy Secretariat issued Resolution No. 1,301/11, which established the summer scheduling, eliminating government grants to certain economic activities, which, in accordance with the provisions of the Resolution, are in condition to pay the actual cost that needs to be incurred for being supplied with their demand for electricity. The removal of government grants has been extended to include residential customers, who were classified by geographical areas and type of residence. The modification related only to electricity purchase prices in the Wholesale Market, for which reason the Company’s VAD (Distribution Added Value) remained practically unchanged.

As in previous years, Resolution No. 1,037/07 of the Energy Secretariat, ratified by Note No. 1,383/08 of that Secretariat, continued to produce effects. The aforementioned resolution modified the earmarking of the funds resulting from the application of the Program for the Rational Use of Electric Power (“PUREE”), being it possible to deduct therefrom a) the amounts paid by the Company as Quarterly Adjustment Coefficient (“CAT”) implemented by Section 1 of Law No. 25,957, to calculate the total value of the National Fund of Electricity (FNEE); and b) the amounts corresponding to the electricity rates adjustments due to the application of the Cost Monitoring Mechanism (“MMC”) established in the Adjustment Agreement, until the transfer to the tariff of either of the aforementioned concepts, as applicable, is recognized.

IV.	Framework agreement

On January 10, 1994, the Company, together with EDESUR S.A., the Federal Government and the Government of the Province of Buenos Aires entered into a Framework Agreement, whose purpose was to establish the guidelines under which the Company is to supply electricity to low-income areas and shantytowns.

On July 22, 2011, the Company, together with EDESUR S.A. and EDELAP S.A., entered into an Addendum with the Federal Government and the Government of the Province of Buenos Aires, for the renewal for a term of four years of the New Framework Agreement that had been signed on October 6, 2003.

Such renewal is yet to be approved by the Ministry of Federal Planning, Public Investment and Services. Nevertheless, the Company has continued supplying electricity to low-income areas and shantytowns and has submitted the information related to this consumption to control authorities, under the assumption that the Agreement will continue in full force and effect in the successive periods.

At December 31, 2011 and January 1, 2011, receivable balances with the Federal Government and the Government of the Province of Buenos Aires amount to $ 25.66 million and $ 33.05 million, respectively.

With regard to the amount receivable that the Company had with the Province of Buenos Aires, in March 2010, the Company entered into a Payment Plan Agreement with the Government of that Province, pursuant to which the Government of the Province of Buenos Aires verified and paid with Bonds for the Cancellation of Debts of the Province of Buenos Aires, the debt at October 31, 2009 stated therein in the amount of 32,797. At December 31, 2011, there is no outstanding balance for this concept.

At the date of issuance of these consolidated financial statements, the Company has made the corresponding presentations and is awaiting the extension of this Agreement. Furthermore, and following a criterion of prudence, at December 31, 2011, the Company has recorded an allowance in the amount of 28,600 for the electricity receivables accrued during fiscal year 2011 until the administrative proceedings necessary for the aforementioned extension to come into effect are carried out by the different application authorities.

V.	Penalties

Due to the events occurred between December 20 and December 31, 2010 in Edenor’s concession area, on February 9, 2011, the ENRE issued Resolution No. 32/11 pursuant to which a penalty procedure was initiated due to the Company’s failure to comply with the provisions of Section 25 sub-sections a), f) and g) of the Concession Agreement, Section 27 of Law No. 24,065, and ENRE Resolution No. 905/99.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I-

On February 9, 2011, Edenor S.A. was notified of the issuance of Resolution No. 32/2011 of the ENRE, whereby the Company was fined in the amount of $ 1.1 million and ordered to compensate those customers who had been affected by the power cuts for approximately $ 25.3 million. These amounts have been recorded in the Other current liabilities account.

Edenor S.A. filed a Direct Appeal with the Appellate Court in Contentious and Administrative Federal Matters No. I, requesting that the Resolution be declared null and void. Additionally, Edenor S.A. filed –with the same Court– a petition for the granting of a precautionary measure, aimed at suspending the application of the fine until a decision on the direct appeal is issued.  On March 23, 2011, the court ordered the suspension of the penalty (payment of the amounts imposed), until a decision on the precautionary measure petition filed by Edenor S.A. is rendered. Against this decision, the ENRE filed a post-judgment motion for reversal (“Recurso de Reposición”) which was rejected in all its terms. On April 28, 2011, the Court rejected the precautionary measure petition filed. Therefore, Edenor S.A. filed an extraordinary federal appeal (“Recurso Extraordinario Federal”), which –after having been made available to the ENRE- was dismissed. On July 8, 2011, Edenor S.A. requested that the substance of the case be served on the ENRE, which is taking place at the date of issuance of these financial statements. On October 28, 2011, Edenor S.A. filed an appeal (“Queja por Apelación Denegada”) to the Federal Supreme Court requesting that the rejected extraordinary federal appeal be sustained.

At December 31, 2011 and January 1, 2011, the Company has accrued the penalties for resolutions not yet issued by the ENRE corresponding to the control years elapsed as at those dates. Additionally, the Company has applied the adjustment contemplated in the temporary tariff structure as well as the adjustments established by the electricity rate schedules applied during fiscal year 2008, Resolutions Nos. 324/2008 and 628/2008.

At December 31, 2011 and January 1, 2011, non-current liabilities for ENRE Penalties and Discounts amount to $ 506.60 million and $ 455.42 million, respectively, and have been included in the Other non-current liabilities account.

In addition, at December 31, 2011, the Company’s Management has considered that the ENRE has mostly complied with the obligation to suspend lawsuits aimed at collecting penalties, without prejudice to maintaining an open discussion with the entity concerning the effective date of the Adjustment Agreement and, consequently, concerning the penalties included in the renegotiation and those subject to the criteria of the Transition Period.

VI.	Restriction on the transfer of the Company’s common shares

The by-laws provide that Class “A” shareholders may transfer their shares only with the prior approval of the ENRE. The ENRE must communicate its decision within 90 days upon submission of the request for such approval, otherwise the transfer will be deemed approved.

Furthermore, Caja de Valores S.A. (the Public Register Office), which keeps the Share Register of the shares, is entitled (as stated in the by-laws) to reject such entries which, at its criterion, do not comply with the rules for the transfer of common shares included in (i) the Argentine Business Organizations Law, (ii) the Concession Agreement and (iii) the Company’s by-laws.

In addition, the Class “A” shares will be pledged during the entire term of the concession as collateral to secure the performance of the obligations assumed under the Concession Agreement.

Other restrictions:

●	In connection with the issuance of Corporate Notes; EASA is required to be the beneficial owner and owner of record of not less than 51% of the Company’s issued, voting and outstanding shares during the term of the Corporate Notes.

●	In connection with the Adjustment Agreement signed with the Grantor of the Concession and ratified by Decree No. 1,957/06; Section ten stipulates that from the signing of the agreement

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I-

through the end of the Contractual Transition Period, the majority shareholders may not modify their ownership interest nor sell their shares.

●
In connection with the restructuring of the totality of EASA’s financial debt that ended on July 19, 2006; if EASA did not comply with its payment obligations under the new debt, its creditors could obtain an attachment order against the Company’s Class A shares held by EASA, and, consequently, the Argentine Government would be entitled, as stipulated in the concession agreement, to foreclose on the pledged shares.

VII.	Concession of the use of real property

Pursuant to the Bid Package, SEGBA granted the Company the free use of real property for periods of 3, 5 and 95 years, with or without a purchase option, based on the characteristics of each asset, and the Company would be responsible for the payment of any taxes, charges and contributions levied on such properties and for the taking out of insurance against fire, property damage and third-party liability, to SEGBA’s satisfaction.

The Company may make all kind of improvements to the properties, including new constructions, upon SEGBA’s prior authorization, which will become the grantor’s property when the concession period is over, and the Company will not be entitled to any compensation whatsoever. SEGBA may terminate the loan for use contract after demanding the performance by the Company of any pending obligation, in certain specified cases contemplated in the Bid Package. At present, as SEGBA’s residual entity has been liquidated, these presentations and controls are made to the National Agency of Public Properties (ONABE), with which the Company entered into a debt recognition and refinancing agreement for $ 4.68 million on September 25, 2009.

The form of payment stipulated in the aforementioned agreement established an advance payment of 1,170, which the Company made on September 25, 2009, and 48 installments of $ 0.10 million for the remaining balance of $ 3.51 million. The installments include compensatory interest of 18.5% per annum under the French system, and are payable as from October 2009

At December 31, 2011 and January 1, 2011, the outstanding principal amounts for this concept total $ 1.85 million and $ 2.68 million respectively, which have been recorded in Trade payables under Other.

At the date of issuance of these financial statements, the Company has acquired for an amount of $ 12.76 million, nine of these real properties whose loan for use contracts had expired. The title deeds of eight of these properties have been executed at a price of $ 12.38 million. As for the remaining real property, a down payment of  $ 0.12 has been made while the outstanding amount of $ 0.27 million will be paid upon the execution of the title deed on a date to be set by the Ministry of Economy.

2.2	EDEN S.A.

a.	General

Empresa Distribuidora de Energía Norte S.A. is subject to compliance with the electric power sector regulatory framework of the Province of Buenos Aires, in accordance with the provisions of Law No. 11,769/96 (text consolidated by Decree 1868/04 and amendments introduced by Laws Nos. 13,929 and 14068) and its Regulatory Decree No. 2479/04 issued by the Government of the Province of Buenos Aires.

On May 27, 1997, a Provincial Concession Agreement was entered into by and between Empresa Distribuidora de Energía Norte S.A. and the Application Authority of Law 11,769/96, pursuant to which the Company was granted the concession of the public service of electricity distribution and sale within the concession area stipulated therein. This agreement also stipulates the terms and conditions for the provision of such service.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I-

b.	Concession

Empresa Distribuidora de Energía Norte S.A. (“EDEN S.A.”) is a company created by the Province of Buenos Aires, which privatized 100% of its capital stock in the framework of Decree No. 106/97 of the Provincial Executive Power.

The aforementioned privatization was carried out through the awarding of the concession of the exclusive right to provide the electricity distribution service for a term of ninety-five years to commence as from the takeover date. The term of the concession is divided into management periods, a first period of fifteen years and subsequent periods of ten years each. The grantor of the concession may extend the term of the concession for a maximum period of ten years.

On June 2, 1997, the Holder of the concession took over the operations of Empresa Distribuidora de Energía Norte S.A.

c.	Electricity rate situation

On October 25, 2005, the Ministry of Infrastructure, Housing and Public Services (MIVySP) and EDEN signed a Protocol of Understanding pursuant to which the following was defined: a) a way to recover revenue from the concession by means of economic and financial models that contemplate a basic and objective economic and financial balance; and b) the need to carry out an overall electricity rate review, which was expected to take place in October 2007 but has never been carried out. That Protocol of Understanding was approved by Decree No. 2,862/05 and ratified by the 2006 budget law.

In accordance with the application of the revenue adjustment mechanism contemplated in the Protocol of Understanding, electricity rate increases have been granted since 2005, the last requests being those detailed below:

On June 1, 2011, the MIVySP issued Resolution No. 415/2011, which, approving the request for the adjustment of the electricity distribution service costs submitted by EDEN, authorized a 9% increase in EDEN’s average sale rate, to be distributed among final users to consumption recorded as from June 1, 2011.

Additionally, on November 9, 2011, EDEN made a new request to the MIVySP, which is pending approval, requesting an adjustment of rates commensurate with the increases recorded in operating costs (of approximately 17% as compared to the presentation made in December 2010), and the variation in the valuation of the assets made available for the provision of the service at June 2011 (of approximately 21% as compared to the presentation made in December 2010).

d.	Fines of the Electric Power Control Authority of the Province of Buenos Aires (“OCEBA”)

EDEN has recorded a provision for OCEBA’s penalties, applying the coefficients informed by the Provincial Energy Administration.

The balance of the provision, which amounts to $ 4.3 million at December 31, 2011, has been disclosed in the Other liabilities account.

e.	Obligations and restrictions arising from the privatization

In accordance with the Bidding terms and conditions, EDEN S.A. is required to comply, among others, with the following obligations:

a) Not to transfer the class “A” shares without the prior approval of the Control Authority.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I-

b) To make the necessary investments and carry out the necessary maintenance works in order to guarantee service quality levels.

c) To refrain from granting in favor of third parties any security interest on the assets used in the provision of the public service such as mortgages, pledges or any other lien, without prejudice to EDEN’s right to freely dispose of those assets which in the future may become inadequate or unnecessary for such purpose. This prohibition does not apply in the case of security interests granted by the Holder of the concession over an asset at the time of its acquisition as collateral for the payment of the purchase price.

d) To pay the inspection and control tax to be fixed by the Control Authority.

3.	Basis of preparation

These consolidated financial statements have been prepared in accordance with the International Financial Reporting Standards issued by the International Accounting Standards Board (“IASB”) and the Interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”) (jointly referred to as “IFRS”). All the IFRS that are effective at the date of preparation of these financial statements have been applied. Additionally, the Company has applied certain IFRS that are not effective at December 31, 2012 but whose early application is permitted. The Company has applied the IFRS for the first time in the fiscal year commenced January 1, 2012, with the date of transition being January 1, 2011.

The preparation of these financial statements in accordance with IFRS requires management to make estimates and assessments that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting year.

The consolidated statement of financial position makes a distinction between current and non-current assets and liabilities and those held for sale. Current assets and liabilities are those whose recoverability or settlement is expected within twelve months after the reporting period date. Additionally, the Company reports the cash flows from its operating activities by applying the indirect method. The fiscal year begins on January 1 and ends on December 31 of each year. The economic and financial results are presented on the basis of the fiscal year.

These consolidated financial statements are stated in thousands of Argentine pesos, unless expressly indicated otherwise. They have been prepared under the historical cost convention, modified by the measurement of financial assets and financial liabilities at fair value.

4.	Accounting policies

The main accounting policies used in the preparation of these consolidated financial statements are detailed below. These accounting policies have been consistently applied to all the reporting periods, unless indicated otherwise.

4.1	Adoption of International Financial Reporting Standards

4.1.1	Application of IFRS 1

The National Securities Commission (CNV), through Resolutions Nos. 562/09 and 576/10, has established the application of Technical Resolution No. 26 of the Argentine Federation of Professional Councils in Economic Sciences (subsequently amended by Technical Resolution No. 29 of the Argentine Federation of Professional Councils in Economic Sciences), which adopts the International Financial Reporting Standards (IFRS) issued by the International Accounting Standards Board (IASB) (hereinafter referred to as “IFRS”), for those entities that make a public offering of their capital stock or corporate notes pursuant to Law No. 17,811, or have requested authorization for their being included in such public offering system.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I-

The Company fully adopted the IFRS issued by the International Accounting Standards Board (IASB) as from the fiscal year commenced January 1, 2012.  The adoption of these standards has caused changes in the Company’s accounting policies, which will be recognized in the consolidated financial statements for the year ending December 31, 2012 and in those for interim periods. Furthermore, the presentation of the consolidated financial statements as at December 31, 2011 was adjusted for comparative purposes as a result of IFRS adoption. This recognition and the corresponding adjustments are presented in caption 4.1.2, in accordance with the reconciliation of equity at December 31, 2011 and January 1, 2011 (date of transition to IFRS) and the reconciliation of comprehensive income and cash flows at December 31, 2011. Additionally, the consolidated statement of financial position at December 31 and January 1, 2011, the consolidated statements of comprehensive income and cash flows for the year ended December 31, 2011, which have been adjusted, as well as their reconciliation with those presented in accordance with previous generally accepted accounting principles (Argentine GAAP) are also presented.

a. Mandatory exceptions provided under IFRS 1

i.
The Company has applied the following mandatory exceptions to the retrospective application of IFRS in the preparation of the reconciliations of shareholders’ equity and results of operations included below

●	Estimates

Estimates at December 31 and January 1, 2011 under IFRS are consistent with those made under Argentine GAAP.

●	Classification and measurement of financial assets

The classification and measurement of financial assets is made in accordance with IFRS 9, which was early adopted by the Company at January 1, 2011. This standard, which provides two categories for measurement purposes: amortized cost and fair value, has been applied by the Company in accordance with the facts and circumstances existing at the date of transition.

ii.	The following mandatory exceptions provided by IFRS 1 have not been applied as they are not relevant for the Company:

●	Derecognition of financial assets and liabilities
●	Hedge accounting
●	Non-controlling interests
●	Derivative instruments

b. Optional exemptions provided under IFRS 1

Certain optional exemptions from retrospective application of IFRS are permitted under IFRS 1, having the Company applied the following:

●	Deemed cost

The cost of property, plant and equipment, adjusted in accordance with Argentine GAAP, has been adopted as deemed cost at the date of transition to IFRS, considering that such cost is similar to amortized cost under IFRS.

●	Employee benefits

IFRS 1 provides an exemption from retrospective application of Revised IAS 19, “Employee Benefits”, concerning the recognition of actuarial gains and losses. In line with this exemption, the Company has elected to recognize in the opening balance of retained earnings/accumulated deficit, the cumulative actuarial losses existing at the date of transition, relating to all employee benefit plans.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I-

●	Financial assets or intangible assets accounted for in accordance with IFRIC 12 “Service Concession Arrangements”

IFRS 1 allows for the retrospective application of IFRIC 12 “Service Concession Arrangements”. This standard is not applicable to Edenor S.A. at the date of transition because the Company does not meet all the conditions of Paragraph 5 (b) of IFRIC 12.  Furthermore, the Company has elected to make use of the exemption from retrospective application of IFRIC 12 “Service Concession Arrangements” due to the impractibility of its application to the concessions of the subsidiary EDEN. IFRIC 12 has not been applied to the other subsidiaries’ concessions.

4.1.2	Reconciliation of consolidated equity at December 31 and January 1, 2011 and of the Statement of Income at December 31, 2011

The following chart shows the reconciliation of the statement of changes in equity in accordance with Argentine GAAP and Equity in accordance with IFRS:

		12.31.2011	01.01.2011

Equity under Argentine GAAP		1,314,518	1,749,915
Loss related to defined benefit plans	(a)	(29,120)	(10,136)
Gain from purchase of companies	(b.i and ii)	434,959	-
Loss from valuation at realizable value of assets available for sale	(c)	(172,838)	-
Derecognition of transaction costs	(b.iv)	(4,269)	-
Derecognition of negative goodwill amortization	(b.iii)	(12,340)	-
Additional acquisition of non-controlling interests	(d)	3,452	-
IFRIC 12 application to service concession agreements	(e)	(12,165)	-
Deferred income tax	(f)	(97,379)	3,548
Non-controlling interests	(g)	6,567	-
Edenor’s equity under IFRS		1,431,385	1,743,327
Non-controlling interests under IFRS	(g)	415,801	-
Equity under IFRS		1,847,186	1,743,327

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I-

The following chart shows the reconciliation of the statement of income in accordance with Argentine GAAP and of Comprehensive income  in accordance with IFRS:

		12.31.2011
Statement of income under Argentine GAAP		(435,397)
Gain from purchase of companies	(b.i and ii)	434,959
Loss from valuation at realizable value of assets available for sale	(c)	(172,838)
Derecognition of transaction costs	(b.iv)	(4,269)
Derecognition of negative goodwill amortization	(b.iii)	(12,340)
IFRIC 12 application to service concession agreements	(e)	(12,165)
Deferred income tax	(f)	(107,571)
Non-controlling interests	(g)	5,564
Edenor’s loss for the year under IFRS		(304,057)
Non-controlling interests under IFRS		12,676
Loss for the year under IFRS		(291,381)

a.	Benefit plans

In accordance with Argentine GAAP, neither actuarial gains nor losses, nor past service costs pending amortization are recognized by the Company in the financial statements. In accordance with IFRS, and considering that the Company has early adopted the revised IAS 19, the actuarial gains and losses not recognized at the date of transition have been recognized by the Company in comprehensive income, whereas past service costs pending amortization at the date of transition have been recognized in retained earnings/accumulated deficit. The effect in equity is a decrease of $ 29.12 million and $ 10.14 million at December 31 and January 1, 2011, respectively. The effect in comprehensive income for the year ended December 31, 2011 is a loss of $ 18.95 million.

b.	Gain from the purchase of companies

i)	Purchase negotiation

Refers to the gain recognized under IFRS, considering all the adjustments explained below, mainly by derecognizing the negative goodwill of acquired companies, plus some differences resulting from net assets acquired.

ii)	Differences in the accounting basis of purchases

In accordance with Argentine GAAP, the excess of the fair value of the assets acquired and liabilities assumed in a business combination over the purchase price is recognized as negative goodwill and amortized in accordance with the straight-line method over a period equal to the weighted average of the remaining useful life of the assets identified in the acquired company that are subject to depreciation.

In accordance with IFRS, the Company has reassessed the purchase price allocation. In that connection, the following differences between Argentine GAAP and IFRS were identified:

Fair value of net assets acquired – Argentine GAAP		1,276,236
Differences from application of IFRIC 12	1)	(54,003)
Benefit plan liability	2)	(15,250)
Deferred income tax effect	3)	24,238
Derecognition of transaction costs	4)	(4,269)
Fair value of net assets acquired – IFRS		1,226,952

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I-

1)	Differences from application of IFRIC 12

In accordance with Argentine GAAP, the assets used in the framework of service concession agreements of the subsidiary EDEN (indirectly controlled company through AESEBA), whether received at the time of entering into the concession agreements or acquired by the companies during their term of duration, are classified as property, plant and equipment and are depreciated based on the useful life assigned to each specific asset, irrespective of the term of duration of the concession agreements.

In accordance with IFRS, the essential assets used in the framework of service concessions, whether received at the time of entering into the concession agreement or acquired by the companies during their term of duration, are classified as a single asset within intangible assets and are amortized based on the remaining useful life of the concession agreement.
The assets that are not essential for the rendering of the distribution service are not included within the scope of IFRIC 12; therefore, those assets are carried at cost subsequently depreciated, and included within property, plant and equipment.

The effects of the recognition of IFRIC 12 in the Company’s consolidated financial statements are as follow:

●	Reclassification of all the essential assets received by the Concession Agreement, and considered essential to the distribution service, into a separate intangible asset;

●
Construction contracts: in accordance with Argentine GAAP, construction of infrastructure funded with customer contributions is recognized as revenue at the time the funds are received. In accordance with IFRS, in particular under the scope of IFRIC 12, such construction must be recognized as revenue from construction deferred on the remaining useful life of the Concession Agreement, considering that the operator has an obligation with the customer for providing the distribution service. Such difference gave rise to a reconciling adjustment at the acquisition date of $ 54 million, decreasing property, plant and equipment and retained earnings/accumulated deficit, and increasing the intangible asset under IFRIC 12  and deferred revenue

2)	Benefit plan liability

In accordance with Argentine GAAP, unrecognized actuarial losses are disclosed in a note to the financial statements.

In accordance with IFRS, cumulative unrecognized actuarial losses have been recognized at the date of transition (January 1, 2011) in retained earnings/accumulated deficit. Consequently, the Company assumed at the time of acquisition an additional liability relating to the subsidiaries’ defined benefit plans. Such additional liability amounted to $ 15.25 million.

3)	Deferred income tax effect

Refers to the effect in the deferred income tax of all the previously mentioned adjustments.

4)	Transaction costs

In accordance with Argentine GAAP, transaction costs are part of the consideration paid. The impact of such costs resulted in a decrease of negative goodwill.

iii) Derecognition of negative goodwill amortization

In accordance with Argentine GAAP, in those business combinations in which the acquisition cost was lower than the proportion of the fair value of the incorporated net assets and liabilities, the difference was recognized as

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I-

negative goodwill and is systematically recognized in profit or loss over a period equal to the weighted average of the remaining useful life of the identifiable assets of the acquired company that are subject to depreciation.

For IFRS application purposes, negative goodwill is derecognized as its recognition is not permitted.

iv) Derecognition of transaction costs

In accordance with IFRS, such costs are not part of the consideration paid and are expensed as incurred.

The chart below summarizes the effect of the differences in the consideration paid:

Consideration paid – Argentine GAAP	566,222
Transaction costs	(4,269)
Consideration paid – IFRS	561,953

c.	Loss from valuation at realizable value of assets available for sale

Refers to the additional loss for the sale of subsidiaries as a result of the decrease in the fair value of the net assets acquired at the time of acquisition.  Due to the fact that the fair value less costs to sell was similar under both standards (Argentine GAAP and IFRS), the difference arises from its base of valuation at the time of the acquisition.

In accordance with Argentine GAAP, assets held for sale are classified as net assets, within current assets and are valued at the lower of carrying amount and net realizable value (NRV) (which is similar to fair value less costs to sell under IFRS).

In accordance with IFRS, assets held for sale are classified separately within current assets and current liabilities and are valued at the lower of carrying amount and fair value less costs to sell.

d.	Additional acquisition of non-controlling interests

Refers to the additional acquisition of non-controlling interests in subsidiaries, which, in accordance with Argentine GAAP, was recorded discounting the negative goodwill by the difference between the fair value of non-controlling interests and the consideration paid. In accordance with IFRS, such difference was recorded as Additional paid-in capital.

e.	IFRIC 12 application to concession agreements

EDEN constructs part of its pieces of equipment (essential for the rendering of the distribution service) based on customer contributions.

Under IFRS, the construction of infrastructure with customer contributions is recognized as deferred revenue over the remaining useful life of the concession agreement, considering that the operator has an obligation with the customer for providing the distribution service.

f.	Deferred income tax

At December 31, 2011 and January 1, 2011, this reconciling item relates to the recognition, under IFRS, of the deferred tax effect of all the previously described adjustments.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I-

g.	Non-controlling interests

At December 31, 2011, this reconciling item relates to the effect of all the previously described IFRS conversion adjustments on non-controlling interests.

The chart below summarizes the reconciling items in non-controlling interests between Argentine GAAP and IFRS, in Equity and Comprehensive income, respectively:

Non-controlling interests under Argentine GAAP	422,368
Gain from purchase of companies	(4,773)
Customer contributions	(791)
Benefits plans	(1,003)
Non-controlling interests under IFRS	415,801

Non-controlling interests under Argentine GAAP	18,240
Gain from purchase of companies	(4,773)
Customer contributions	(791)
Non-controlling interests under IFRS	12,676

4.1.3	Reconciliation of the consolidated statement of financial position at January 1, 2011

		ARGENTINE GAAP (*)	EFFECTS OF TRANSITION TO IFRS	IFRS
ASSETS
NON-CURRENT ASSETS
Property, plant and equipment	(a)	3,689,482	22,848	3,712,330
Inventories	(a)	23,249	(23,249)	-
Interest in joint ventures		415	-	415
Trade receivables		45,531	-	45,531
Other receivables		14,803	-	14,803
TOTAL NON-CURRENT ASSETS		3,773,480	(401)	3,773,079

CURRENT ASSETS
Inventories		12,407	-	12,407
Other receivables	(a)	43,361	401	43,762
Trade receivables		421,193	-	421,193
Financial assets at fair value	(b)	668,232	(237,396)	430,836
Cash and cash equivalents	(b)	8,611	237,396	246,007
TOTAL CURRENT ASSETS		1,153,804	401	1,154,205

TOTAL ASSETS		4,927,284	-	4,927,284

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

		ARGENTINE GAAP (*)	EFFECTS OF TRANSITION TO IFRS	IFRS
EQUITY
Share capital		897,043	-	897,043
Adjustment to capital		986,142	-	986,142
Additional paid-in capital		18,317	-	18,317
Treasury stock		9,412	-	9,412
Adjustment to treasury stock		10,347	-	10,347
Legal reserve		64,008	-	64,008
Accumulated deficit	(e)	(235,354)	(6,588)	(241,942)

TOTAL EQUITY		1,749,915	(6,588)	1,743,327

NON-CURRENT LIABILITIES
Trade payables		50,984	-	50,984
Borrowings		1,035,113	-	1,035,113
Salaries and social security taxes payable		19,277		19,277
Benefit plans	(c)	31,356	10,136	41,492
Provisions		6,816	-	6,816
Taxes		8,979	-	8,979
Deferred tax liability	(d)	253,827	(3,548)	250,279
Other liabilities		984,518	-	984,518
TOTAL NON-CURRENT LIABILITIES		2,390,870	6,588	2,397,458

CURRENT LIABILITIES
Trade payables		378,505	-	378,505
Derivative financial instruments		7,253	-	7,253
Borrowings		46,855	-	46,855
Salaries and social security taxes payable		180,432	-	180,432
Benefit plans		-	-	-
Taxes		111,080	-	111,080
Other liabilities		4,542	-	4,542
Provisions		57,832	-	57,832
TOTAL CURRENT LIABILITIES		786,499	-	786,499
TOTAL LIABILITIES		3,177,369	6,588	3,183,957
TOTAL LIABILITIES AND EQUITY		4,927,284	-	4,927,284

(*) Refers to balances at December 31, 2010 included in the financial statements as at December 31, 2011, restated for the recognition of the permanent difference relating to the adjustment for inflation on property, plant and equipment.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

a)	Property, plant and equipment

The detail of the adjustment is as follows:

i) In accordance with Argentine GAAP, advances to suppliers for the acquisition of property, plant and equipment are classified within the “Property, plant and equipment” account.

In accordance with IFRS, such advances have been reclassified to a specific account, within “Other receivables”.

ii) In accordance with Argentine GAAP, non-current supplies (spare-parts of main assets amortized throughout their useful lives) are classified separately from property, plant and equipment.

In accordance with IFRS, such non-current supplies have been reclassified to Property, plant and equipment, and when used, are depreciated through the remaining useful life of the main asset.

b)	Cash and cash equivalents

Refers to debt instruments that are not considered as cash equivalents under IFRS.

c)	Benefit plans

See note 4.1.2.a.

d)	Deferred income tax

This adjustment reflects the recognition of the effect of the deferred tax on the cumulative unrecognized actuarial loss, as explained in the preceding caption.

e)	Accumulated deficit

Refers to the effect of the adjustments explained in captions c) and d) above.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

4.1.4	Reconciliation of the consolidated statement of financial position at December 31, 2011

		ARGENTINE GAAP (*)	ADJUSTMENTS ASSOCIATED WITH ASSETS AVAILABLE FOR SALE	EFFECTS OF TRANSITION TO IFRS	IFRS
Assets
Non-current assets
Property, plant and equipment	(a)	4,738,259	-	(742,949)	3,995,310
Intangible assets	(b)	-	-	793,015	793,015
Negative goodwill	(c)	(289,557)	-	289,557	-
Inventories	(a)	26,862	-	(26,862)	-
Interest in joint ventures		419	-	-	419
Trade receivables		45,725	-	-	45,725
Other receivables		49,434	-	-	49,434
Total Non-current assets		4,571,142	-	312,761	4,883,903

Current assets
Inventories		22,863	-	22,462	45,325
Assets under construction	(d)	-	-	45,504	45,504
Derivative financial instruments		1,316	-	-	1,316
Other receivables		243,937	(166,843)	-	77,094
Trade receivables		534,732	-	-	534,732
Financial assets at fair value through profit or loss		109,546	-	(107,414)	2,132
Cash and cash equivalents	(e)	23,095	-	107,414	130,509
Total Current assets		935,489	(166,843)	67,966	836,612
Assets available for sale	(k)	216,531	77,746	984,454	1,278,731
Total Assets		5,723,162	(89,097)	1,365,181	6,999,246

Equity
Share capital		897,043	-	-	897,043
Adjustment to capital		986,142	-	-	986,142
Additional paid-in capital		18,317	-	3,452	21,769
Treasury stock		9,412	-	-	9,412
Adjustment to treasury stock		10,347	-	-	10,347
Legal reserve		64,008	-	-	64,008
Accumulated deficit	(j)	(670,751)	-	113,415	(557,336)
Non-controlling interests	(i)	56,869	365,499	(6,567)	415,801
Total Equity		1,371,387	365,499	110,300	1,847,186

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

		ARGENTINE GAAP (*)	ADJUSTMENTS ASSOCIATED WITH ASSETS AVAILABLE FOR SALE	EFFECTS OF TRANSITION TO IFRS	IFRS
Non-current liabilities
Trade payables		54,344	—	—	54,344
Deferred revenue	(g)	—	—	157,338	157,338
Borrowings		1,189,882	—	—	1,189,882
Salaries and social security taxes payable		23,591	—	—	23,591
Benefit plans	(f)	45,936	—	37,567	83,503
Provisions		66,144	—	—	66,144
Taxes	(h)	290,879	—	(273,227)	17,652
Deferred tax liability	(h)	—	—	348,749	348,749
Other liabilities		1,373,687	—	—	1,373,687
Total Non-current liabilities		3,044,463	—	270,427	3,314,890

Current liabilities
Trade payables		658,328	—	—	658,328
Borrowings		59,025	—	—	59,025
Salaries and social security taxes payable		275,789	—	—	275,789
Benefit plans	(f)	11,326	—	—	11,326
Taxes		147,723	—	—	147,723
Other liabilities		144,777	—	—	144,777
Provisions		10,344	—	—	10,344
Total Current liabilities		1,307,312	—	—	1,307,312
Liabilities associated with assets available for sale	(k)	—	(454,596)	984,454	529,858
Total Liabilities		4,351,775	(454,596)	1,254,881	5,152,060
Total Liabilities and Equity		5,723,162	(89,097)	1,365,181	6,999,246

(*)Refers to the balances included in the financial statements as at December 31, 2011, approved by the Board of Directors, with certain reclassifications for IFRS disclosure purposes.

a)	Property, plant and equipment

The detail of the adjustment is as follows:

i) In accordance with Argentine GAAP, advances to suppliers for the acquisition of property, plant and equipment are classified within the “Property, plant and equipment” account.

In accordance with IFRS, such advances have been reclassified to a specific account, within “Other receivables”.

ii) In accordance with Argentine GAAP, non-current supplies (mainly related to spare-parts of main assets) are classified separately from property, plant and equipment.

In accordance with IFRS, such non-current supplies have been reclassified to “Property, plant and equipment”, and when used, are depreciated throughout the remaining useful life of the main asset.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I
b)	Intangible assets

See note 4.1.2.b).1)

c)	Negative goodwill

In accordance with Argentine GAAP, in those business combinations in which the acquisition cost was lower than the proportion of the fair value of the incorporated net assets and liabilities, the difference was recognized as negative goodwill and is systematically recognized in profit or loss over a period equal to the weighted average of the remaining useful life of the identifiable assets of the acquired company that are subject to depreciation.

For IFRS application purposes, negative goodwill is derecognized as its recognition is not permitted.

d)	Assets under construction

In accordance with Argentine GAAP, assets under construction whose construction has not finished and/or those assets in respect of which no authorization has been received for the application of funds deriving from the Adjustment Agreement and/or the PUREE, have been classified within “Other receivables”. Furthermore, infrastructure under construction financed by EDEN has been classified within “Property, plant and equipment”.

In accordance with IFRS, the construction of infrastructure and main maintenance are similar to the provision of a construction service under IFRIC 12 (infrastructure which includes the expansion of network capacity).  EDEN has entered into several construction agreements in which the customer only has limited influence in respect of the infrastructure design.  EDEN has applied IAS 18 to measure such construction agreements.  In accordance with IAS 18, the profit resulting from the transfer of infrastructure must be recognized at the time of the exchange of such assets, whereas that infrastructure, whose construction is not finished as at December 31, 2011 is included within “Infrastructure under construction”.

In accordance with IFRS, the infrastructure under construction financed by EDEN has been reclassified to “Infrastructure under construction”. Furthermore, the infrastructure under construction financed with customer contributions is also included in this account.

e)	Cash and cash equivalents

Refers to debt instruments that are not considered as cash equivalents under IFRS.

f)	Benefit plans

See note 4.1.2.a.

g)	Deferred revenue

This reconciling item relates to the adjustment described in note 4.1.4.b.

h)	Taxes

Under Argentine GAAP, deferred assets and liabilities are included within “Taxes”. Within deferred tax assets under IFRS, liabilities are included in a separate line item within non-current assets and non-current liabilities, respectively.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

i)	Non-controlling interests

The reconciliation item relates to the following adjustments:

i) Classification of non-controlling interests

In accordance with Argentine GAAP, non-controlling interests in subsidiary companies is included in a separate line item between Total Liabilities and Shareholders’ Equity and is called “Minority interest”.  As a result of the acquisition of EMDERSA and AESEBA, the Company recognized a minority interest in such companies, valued at its fair value.

In accordance with IFRS, such minority interest continued to be valued at fair value at acquisition date and was classified as “Non-controlling interests” within Equity.

 ii) Additional acquisition of non-controlling interests

In accordance with Argentine GAAP, the additional acquisition of non-controlling interests was recorded by discounting the minority interest, and the difference with the purchase price gave rise to the recognition of an additional negative goodwill.

In accordance with IFRS, the additional acquisition of non-controlling interests has been recorded as an equity transaction. Accordingly, non-controlling interests were discounted by the acquired percentages, and the difference with the purchase price gave rise to an additional paid-in capital.

The reconciling item relates to the reversal of the additional negative goodwill and the decrease in the additional paid-in capital.

j)	Accumulated losses

Refers to the impact in accumulated losses of IFRS conversion adjustments.

k)	Assets and liabilities available for sale

In accordance with Argentine GAAP, the assets classified as held for sale and their associated liabilities are disclosed net in current assets. In accordance with IFRS, the assets classified as held for sale and their associated liabilities are disclosed separately in current assets and liabilities, respectively.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

4.1.5	Reconciliation of the consolidated statement of comprehensive income for the year ended December 31, 2011

		ARGENTINE GAAP (*)	Discontinued operations (j)	ADJUSTMENTS ASSOCIATED WITH ASSETS AVAILABLE FOR SALE	EFFECTS OF TRANSITION TO IFRS	IFRS
Continuing operations
Revenue from sales	(a)	3,565,048	(764,277)	—	5,046	2,805,817
Revenue from construction	(b)	—	—	—	87,374	87,374
Electric power purchases		(1,593,937)	264,511	—	3,968	(1,325,458)
Cost of construction	(b)	—	—	—	(87,374)	(87,374)
Gross profit		1,971,111	(499,766)	—	9,014	1,480,359
Transmission and distribution expenses	(c)	(1,188,725)	168,653	—	(74,753)	(1,094,825)
Selling expenses	(d)	(429,930)	97,313	—	22,305	(310,312)
Administrative expenses		(323,438)	99,122	—	—	(224,316)
Other operating income	(h)	25,928	(2,768)	—	(3,905)	19,255
Other operating expense	(h)	(51,184)	5,314	—	(364)	(46,234)
Gain from interest in joint ventures		928	(924)	—	—	4
Goodwill amortization	(e)	12,340	(572)	—	(11,768)	—
Gain from acquisition of companies	(f)	—	—	—	434,959	434,959
Impairment of assets available for sale	(g)	(75,029)	248,439	—	(173,410)	—
Operating (loss) profit		(57,999)	114,811	—	202,078	258,890
Financial income generated by assets		50,090	12,330		(8,934)	53,486
Financial expenses generated by liabilities		(386,800)	61,150	(25,808)	40,203	(311,255)
Net financial expense	(k)	(336,710)	73,480	(25,808)	31,269	(257,769)
(Loss) Profit before taxes		(394,709)	188,291	(25,808)	233,347	1,121
Income tax		(22,448)	(22,952)		(107,571)	(152,971)

Loss for the year from continuing operations		(417,157)	165,339	(25,808)	125,776	(151,850)
Discontinued operations
Loss from discontinued operations	(j)	—	(165,339)	25,808	—	(139,531)
Loss for the year		(417,157)	—	—	125,776	(291,381)

Loss for the year attributable to:
Owners of the Parent		(435,397)	—	—	131,340	(304,057)
Non-controlling interests		18,240	—	—	(5,564)	12,676

Other comprehensive loss	(i)
Items that will not be reclassified to profit or loss
Actuarial loss on benefit plans		—	—	—	(13,764)	(13,764)
Tax effect on benefit plans		—	—	—	4,817	4,817
Other comprehensive loss from discontinued operations		—	—	—	(3,393)	(3,393)
Total Other comprehensive loss		—	—	—	(12,340)	(12,340)
Comprehensive loss for the year		(417,157)	—	—	113,436	(303,721)

Comprehensive loss for the year attributable to:
Owners of the Parent						(315,394)
Non-controlling interests						11,673

Weighted average number of shares outstanding						897,043
Loss per share						(0.33)

(*)Refers to the balances included in the financial statements as at December 31, 2011, approved by the Board of Directors, with certain reclassifications for IFRS disclosure purposes.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

a)	Revenue from sales – Classification differences

The reconciling item includes the following two reclassification effects:

i)  ENRE Penalties

In accordance with Argentine GAAP, “ENRE Penalties” are classified within “Revenue from sales”, based on the fact that such penalties will be recovered by the Company’s customers through a credit note or a discount in the bills for electricity consumed.

In accordance with IFRS, “ENRE Penalties” are classified within “Transmission and distribution expenses” (inasmuch as they relate to the portion of penalties attributable to operating issues) and “Selling expenses” (inasmuch as they relate to the portion of penalties attributable to commercial issues), considering that such penalties are operating expenses for the Company.

    ii)  Late payment charges

In accordance with Argentine GAAP, “Late payment charges” are classified within “Revenue from sales”, based on the fact that such charges not only consist of a fixed amount but also relate to the customer’s election to pay the bill on the first or on the second due date, without or with such charge, respectively.

In accordance with IFRS, “Late payment charges” are classified within “Financial results, net”, considering that, in spite of the fact that such late payment charge is a fixed amount, it relates to an income from financing customer bills.

b)	Construction activities

As described in note 1.2.a, in accordance with IFRS, the Company recognizes as revenue the infrastructure construction and maintenance activities financed with i) the Company’s own resources; ii) customer contributions, and/or iii) reimbursements of penalties. EDEN considers the risks and rewards of infrastructures financed by the PUREE and/or the Adjustment Agreement with authorization from the Regulatory Agency to compensate those infrastructures with funds collected in previous periods. EDEN has recognized revenue from construction activities associated to this type of constructions, as well as their respective costs. No profit margin is applied by the Company to those infrastructures financed with the PUREE.

Furthermore, in those constructions financed with customer contributions, the Company applies a profit margin. In accordance with Argentine GAAP, revenue is recognized upon payment by the customer is made.  In accordance with IFRS, revenue is accounted for when the infrastructure is transferred to the Company.  Accordingly, the reconciling item represents the reversal of revenue recognized under Argentine GAAP, and the recognition of revenue from finished construction works.

c)	Transmission and distribution expenses

Refers to the reclassification effect explained in more detailed in caption a) above

d)	Selling expenses

Refers to the reclassification effect explained in more detailed in caption a) above

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I
e)	Amortization of negative goodwill

In accordance with Argentine GAAP, the excess of the fair value of the assets acquired and liabilities assumed in a business combination over the purchase price is recognized as negative goodwill and amortized in accordance with the straight-line method over a period equal to the weighted average of the remaining useful life of the assets identified in the acquired company that are subject to depreciation.

In accordance with IFRS, negative goodwill is not recognized.  Any excess of the fair value of assets acquired and liabilities assumed, once reassessed, as well as the existence of any additional assets or liabilities are recognized in the statement of income as a gain.

This reconciling item relates to the effect of the reversal, for IFRS purposes, of the amortization of the negative goodwill recognized in accordance with Argentine GAAP, in the acquisition of the Company’s subsidiaries.

f)	Gain from the purchase of companies

Refers to the effect of the adjustment explained in more detailed in caption 1.2.b.

g)	Loss from valuation at realizable value of assets available for sale

Refers to the effect of the adjustment explained in more detailed in caption 1.c.

h)	Other operating income (expense)

Refers to the transaction costs, which, in accordance with Argentine GAAP, are part of the consideration paid for the acquired companies. Under IFRS, these costs are not part of the consideration paid or incurred. See detailed explanation in note 1.2.b.

i)	Other comprehensive income

Refers to the effect of the adjustments explained in caption 1.2.a.

j)	Discontinued operations

In accordance with Argentine GAAP, discontinued operations have been disclosed in Note 32.

In accordance with IFRS, an entity is required to present and disclose information that allows the users of the financial statements to assess the financial effects of discontinued operations and non-current assets or groups of assets held for sale.

Additionally, the entity is required to disclose in the statement of income, a line including the total of (i) profit or loss before income tax of discontinued operations, and (ii) post-income tax profit or loss recognized as a consequence of the valuation at fair value less costs to sell or the sale of assets or group of assets held for sale included in discontinued operations.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

k)	Financial results, net

Refers to the effects explained with more detailed in caption a) above.

4.1.6	Reconciliation of the statement of cash flows for the year ended December 31, 2011

	ARGENTINE GAAP (1)	ADJUSTMENTS ASSOCIATED WITH ASSETS AVAILABLE FOR SALE	EFFECTS OF TRANSITION TO IFRS (2)	IFRS
Net cash flows provided by operating activities	550,030	(633,056)	826,438	743,412

Net cash flows used in investing activities	(975,216)	563,991	(401,015)	(812,240)

Net cash flows used in financing activities	(119,016)	97,370	—	(21,646)

Financial results in cash and cash equivalents	—	—	3,281	3,281
Cash and cash equivalents at beginning of year	676,843	—	(430,836)	246,007
Cash and cash equivalents at end of year	132,641	28,305	(2,132)	158,814
Net decrease in cash and cash equivalents	(544,202)	28,305	425,423	(90,474)

(1)	Refers to the amounts included in the consolidated financial statements as at December 31, 2011 approved by the Board of Directors with certain reclassifications for IFRS disclosure purposes.

(2)	Refers to debt instruments that are not considered as cash and cash equivalents under IFRS.

4.2	Changes in the accounting policy under IFRS

(a) New standards, amendments and interpretations mandatory for financial years beginning January 1, 2012 and adopted by the Company

There have been no new standards, amendments or interpretations whose application is mandatory for financial years beginning January 1, 2012 that could have a material impact on the Group.

(b) New standards, amendments and interpretations not effective and early adopted by the Company

The Company has early adopted the following IFRS or revised IFRS:

i.	Revised IAS 1 “Financial statements presentation”: applicable to financial years beginning on or after July 1, 2012.

ii.	Revised IAS 19 “Employee benefits”: applicable to financial years beginning on or after January 1, 2013.

iii.	Revised IAS 27 “Separate financial statements”: applicable to financial years beginning on or after January 1, 2013.

iv.	Revised IAS 28 “Investments in associates and joint ventures”: applicable to financial years beginning on or after January 1, 2013.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

v.	IFRS 9 “Financial instruments”: applicable to financial years beginning on or after January 1, 2015.

vi.	IFRS 10 “Consolidated financial statements”: applicable to financial years beginning on or after January 1, 2013.

vii.	IFRS 11 “Joint arrangements”: applicable to financial years beginning on or after January 1, 2013.

viii.	IFRS 12 “Disclosure of interests in other entities”: applicable to financial years beginning on or after January 1, 2013.

IAS 1 was amended in June 2011. The amendment improves the consistency and clarifies the presentation of items within other comprehensive income. The main change implies the grouping of items of other comprehensive income into items that might be subsequently reclassified to profit or loss and those that will not be reclassified to profit or loss in subsequent periods.

IAS 19 was amended in June 2011. The main impact on the financial statements is as follows:

i.	the corridor method is eliminated and all actuarial gains and losses are recognized in other comprehensive income when they occur;

ii.	all past service costs are immediately recognized in profit or loss;

iii.	interest cost and the expected returns on the assets of the associated plan are replaced by a similar amount to be determined by applying the discount rate of the defined benefit plan.

IAS 27 and IAS 28 were amended in May 2011 following the issuance of IFRS 10. The revised IAS 27  refers to the accounting for subsidiaries, joint arrangements and associates in the parent’s separate financial statements. Revised IAS 28 refers to the accounting for associates, entities over which significant influence is held.

IFRS 9 was issued in November 2009 and amended in October 2010 and introduces new requirements for the classification, measurement and derecognition of financial assets and liabilities.

IFRS 9 requires that all financial assets within the scope of IAS 39 “Financial instruments – Recognition and measurement” be subsequently measured at amortized cost or fair value. Therefore, the investments in debt instruments that are maintained within a business model whose objective is to collect the contractual future cash flows, and these cash flows are solely payments of principal and interest on principal, are measured at amortized cost at year-end. The other investments in debt or equity instruments are measured at fair value at year-end.

The most significant effect of IFRS 9 concerning the classification and measurement of financial liabilities refers to the accounting for changes in the fair value of financial liabilities (designated as financial liabilities at fair value through profit or loss) as a consequence of changes in the credit risk of such liabilities. Therefore, the amount of change in the fair value of financial liabilities as a consequence of changes in the credit risk of that debt is recognized in other comprehensive income, unless such recognition would create an accounting mismatch.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

IFRS 10 was issued in May 2011 and determines a single control model for the consolidation of entities of the same economic group, irrespective of the nature of the investee. This control model includes three elements:

i.	power over the investee;
ii.	exposure or rights to variable returns from its involvement with the investee;
iii.	ability to use the power mentioned in i) to affect the investor’s returns.

IFRS 10 replaces the portion of IAS 27 that addresses the manner and opportunity at which the investor must prepare his consolidated financial statements, and fully replaces SIC-12 “Consolidation of special purpose entities”.

IFRS 11 was issued in May 2011 and establishes a classification of joint arrangements, either as joint operations -combining the existing concepts on jointly controlled assets and jointly controlled operations- or as joint ventures, a concept equivalent to that of a jointly controlled entity.

IFRS 11 requires the use of the equity method for joint interests, eliminating the use of the proportionate consolidation method.

IFRS 12 was issued in May 2011 and applies to entities that have interests in subsidiaries, joint arrangements, associates and/or unconsolidated structured entities. The standard establishes the minimum disclosure objectives that are to be presented to comply with such objectives so as to help users of the financial statements evaluate the nature of and the risks associated with interests in other entities.}

(c) New standards, amendments and interpretations not effective and not early adopted by the Company

Neither the Company nor its controlled companies have early adopted the IFRS or revised IFRS detailed below:

-     IFRS 13 “Fair value measurement”: applicable to financial years beginning on or after January 1, 2013.

IFRS 13 was issued in May 2011 and determines a single framework for fair value measurements when fair value is required by other standards. This IFRS applies to financial and non-financial elements measured at fair value, where fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The Board of Directors has estimated that IFRS 13 will be adopted in the Company’s financial statements for the annual period beginning January 1, 2013.  Although it is not possible to reasonably determine the impact of the potential effect of the aforementioned standard until a detail analysis is made, it is probable that the changes will not significantly affect the information disclosed in the Group’s financial statements.

There are no other standards or interpretations that are not effective in respect of which a significant effect on the Company is expected.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

4.3	Consolidation

a.	Subsidiaries

The consolidated financial statements include the Company’s financial statements as well as those of its subsidiaries.  The subsidiary companies are all those entities over which the economic group has the power and the right to govern the financial and operating policies so as to obtain variable benefits from their activities, affecting their income. The subsidiaries are included in the consolidation as from the date on which control is transferred to the group and are excluded from the consolidation as from the date on which such control ceases.

The main consolidation adjustments are as follow:

1.	elimination of asset and liability accounts balances between the parent company and the subsidiaries, so that the balances disclosed in the financial statements are those held with third parties;

2.	elimination of transactions/operations between the parent company and the subsidiaries, so that the results disclosed in the financial statements are those obtained with third parties;

3.	elimination of interest held in both the subsidiaries’ equity and results of operations for each period;

4.	recognition of assets and liabilities identified in business combinations processes.

b.	Business combinations

Business acquisitions are accounted for by applying the acquisition method. Consideration for the acquisition is measured at fair value, calculating at the acquisition date the aggregate of the fair value of the assets transferred, the liabilities incurred or assumed and the equity instruments issued and delivered by the Company in exchange for control of the business acquired.

The costs associated with the acquisition are expensed when incurred. The identifiable assets acquired and liabilities assumed in the business combination are recognized at their acquisition-date fair value.

The value of goodwill represents the excess amount of the aggregate of the consideration for the acquisition, the amount of any non-controlling interests in the acquiree and the fair value of the acquirer’s previously held equity interest (if any) in the acquiree over the net amount of the identifiable assets acquired and the liabilities assumed, at the acquisition date.

If as a result of the assessment, the net amount of the identifiable assets acquired and the liabilities assumed exceeds the aggregate of the consideration for the acquisition, the amount of any non-controlling interests in the acquiree and the fair value of the acquirer’s previously held equity interest (if any) in the acquiree, such excess amount is immediately recognized in profit or loss as a bargain purchase.

The Company has a maximum period of 12 months to finalize the accounting for business combinations. In the case that such accounting is not finalized by the end of the annual period, the Company reports and discloses provisional values.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

c.	Changes in ownership interest in subsidiaries that do not result in a loss of control

Transactions with non-controlling interests that do not result in a loss of control are accounted for as equity transactions. The difference between the fair value of the consideration paid for the shares acquired and the recorded value of the subsidiary’s net assets is recorded in equity.

d.	Disposal of subsidiaries

When the Company ceases to have control in a subsidiary, its investment is measured at fair value at the date that control is lost, recognizing the change in the recorded value in the statement of comprehensive income. The fair value is the cost on initial recognition of the investment held, being recorded as an associate, joint venture or financial asset, as applicable.

e.	Interests in joint ventures

The Company has early adopted the application of IFRS 11 as from January 1, 2011, the main concepts of which are as follow:

i.
A joint arrangement takes place among two or more parties when they have joint control: joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require the unanimous consent of the parties sharing control.

ii.	A joint venture is a joint arrangement whereby the parties that have joint control of the arrangement have rights to the net assets of the arrangement. Such parties are called joint venturers.

iii.
A joint operation is a joint arrangement whereby the parties that have joint control of the arrangement have rights to the assets, and obligations for the liabilities, relating to the arrangement. These parties are called joint operators.

The Company accounts for its investment in jointly controlled companies in accordance with the equity method. Under this method, the interest is initially recognized at cost and subsequently adjusted by recognizing the Company’s share in the profit or loss obtained by the joint venture, after acquisition date. The Company recognizes in profit or loss its share of the joint venture’s profit or loss and in other comprehensive income its share of the joint venture’s other comprehensive income.

When the Company carries out transactions in the joint ventures, the generated profit and losses are eliminated in accordance with the percentage interest held by the Company in the jointly controlled entity.

The accounting policies of joint ventures have been modified, if applicable, to guarantee consistency with the policies adopted by the Company.

4.4	Revenue recognition

a.	Revenue from sales

Revenue is measured at the fair value of the consideration collected or to be collected, taking into account the estimated amount of any discount, thus determining the net amounts.

Revenue is recognized when the revenue earning process has been completed, the amount of revenue may be reasonably measured and the economic benefits associated with the transaction flow to the Company.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

Revenue from the electricity provided by the Company to low-income areas and shantytowns is recognized to the extent that the Framework Agreement has been renewed for the period in which the service was rendered.

Revenue from operations is recognized on an accrual basis and derives mainly from electricity distribution. Such revenue includes electricity supplied, whether billed or unbilled, at the end of each year, and has been valued on the basis of applicable tariffs.

The Company also recognizes revenue from other concepts included in distribution services, such as new connections, rights of use on poles, transportation of electricity to other distribution companies, etc.

Revenue from MMC (Cost Monitoring Mechanism) amounts are recognized in the accounting to the extent that they have been approved by the ENRE (Note 2).

The aforementioned revenue from operations was recognized when all of the following conditions were met:

1.	the entity transferred to the buyer the significant risks and rewards;

2.	the amount of revenue was measured reliably;

3.	it is probable that the economic benefits associated with the transaction will flow to the entity;

4.	the costs incurred or to be incurred, in respect of the transaction, were measured reliably.

b.	Revenue from construction

The construction of the infrastructure necessary for the subsidiary EDEN S.A. to distribute electricity is considered a service rendered to the concession authority and the corresponding revenue is reflected at cost within the sales account.

Different asset construction agreements have been instrumented where the buyer only has limited influence  in the design of the construction. In IFRIC 12 application framework, IAS 18 is applied to recognize revenue from such construction agreements. In accordance with this standard, revenue from the transfer of infrastructure must be recognized at the time of the exchange of the assets, in which the risks and rewards are transferred to the buyer. Therefore, unfinished works are included within the Assets under Construction account. EDEN does not recognize a margin for the type of constructions, except in the case of construction works with customer contributions.

c.	Interest and dividend income

i.	Interest income

Interest income is recognized by applying the effective interest method. Interest income is recorded in the accounting on a time basis by reference to the principal amount outstanding and the applicable effective rate.

Interest income is recognized when it is probable that the economic benefits associated with the transaction will flow to the Company and the amount of the transaction can be measured reliably.

ii.	Dividend income

Dividend income is recognized when the shareholder’s right to receive payment has been established.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

4.5	Segment information

Operating segments reporting is consistent with the internal reports revised by the Executive Committee, which is the maximum authority for making decisions concerning operating issues. The Executive Committee is responsible for assigning resources and establishing the performance level of the entity’s operating segments, and has been identified as the body which carries out the Company’s strategic decisions

4.6	Assets available for sale, associated liabilities and discontinued operations

The subsidiaries’ assets and liabilities that have been made available for sale are classified as Assets available for sale and Associated liabilities when the carrying amount will be mainly recovered through a sale transaction, and this transaction is regarded as highly probable.

These assets are valued at the lower of the carrying amount and fair value less costs to sell.

The amounts recognized in profit or loss corresponding discontinued operations have been included in a single line item of the Company’s consolidated statement of comprehensive income called “Discontinued operations”.

4.7	Effects of the changes in foreign currency exchange rates

a.	Functional and presentation currency

The information included in the financial statements of each of the entities comprising the group is measured using the latter’s functional currency, which is the currency of the main economic environment in which the entity operates. The consolidated financial statements are presented in pesos (legal currency in Argentina for all the companies domiciled therein), which is also the presentation currency of the group.

b.	Transactions and balances

Foreign currency denominated transactions are translated into the functional and presentation currency using the rates of exchange prevailing at the date of the transactions or revaluation, when the concepts thereof are restated. Gains and losses generated by foreign currency exchange differences resulting from each transaction and from the translation of monetary items valued in foreign currency at the end of the year are recognized in the statement of income, except for the amounts that are capitalized.

The foreign currency exchange rates used are: the bid price for monetary assets, the offer price for monetary liabilities, the average exchange rate at the end of the year for balances with related parties and the specific exchange rate for foreign currency denominated transactions.

c.	The group’s companies

None of the companies comprising the group has a functional currency different from the Argentine peso. Accordingly, no foreign currency translation effects exist.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

4.8	Property, plant and equipment

The total value of property, plant and equipment transferred by SEGBA on September 1, 1992 was allocated to individual assets accounts on the basis of engineering studies conducted by the Company.

The value of property, plant and equipment was determined based on the price effectively paid by EASA for the acquisition of 51% of the Company’s capital stock.

SEGBA neither prepared separate financial statements nor maintained financial information or records with respect to its distribution operations or the operations in which the assets transferred to EDENOR were used. Accordingly, it was not possible to determine the historical cost of transferred assets.

Additions subsequent to such date have been valued at acquisition cost, net of the related accumulated depreciation. Depreciation has been calculated by applying the straight-line method over the remaining useful life of the assets, which was determined on the basis of the above-mentioned engineering studies. Furthermore, in order to improve the disclosure of the account, the Company has made certain changes in the classification of property, plant and equipment based on each technical process.

In accordance with the provisions of IAS 23, borrowing costs in relation to any given asset are to be capitalized when such asset is in the process of production, construction, assembly or completion, and such processes, due to their nature, take long periods of time; those processes are not interrupted; the period of production, construction, assembly or completion does not exceed the technically required period;  the necessary activities to put the asset in condition to be used or sold are not substantially complete; and the asset is not in condition so as to be used in the production or start up of other assets, depending on the purpose pursued with its production, construction, assembly or completion.

Subsequent costs (major maintenance and reconstruction costs) are either included in the value of the assets or recognized as a separate asset, only if it is probable that the future benefits associated with the assets will flow to the Company, being it possible as well that the costs of the assets may be measured reliably and the investment will improve the condition of the asset beyond its original state. The other maintenance and repair expenses are recognized in profit or loss in the year in which they are incurred.

The Company analyzes the recoverability of its non-current assets on a periodical basis or when events or changes in circumstances indicate that the recoverable value of assets, which is measured as the value in use at the end of the year, may be impaired.

The value in use is determined based on projected and discounted cash flows, using discount rates that reflect the time value of money and the specific risks of the assets considered.

Cash flows are prepared on the basis of estimates concerning the future performance of certain variables that are sensitive to the determination of the recoverable value, among which the following can be noted: (i) nature, opportunity and modality of electricity rate increases and cost adjustment recognition; (ii) demand for electricity projections; (iii) evolution of the costs to be incurred, and; (iv) macroeconomic variables, such as growth rates, inflation rates and foreign currency exchange rates.

In spite of the current economic and financial situation described in Note 1, the Company has made its projections under the assumption that the electricity rates will be improved according to the circumstances. However, the Company may not ensure that the future performance of the variables used to make its projections will be in line with what it has estimated. Therefore, significant differences may arise in relation to the estimates used and assessments made at the date of preparation of these consolidated financial statements.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

When the carrying amount of an asset is higher than its estimated recoverable value, the carrying amount is immediately reduced up to its recoverable amount.

Based on the previously mentioned conclusions, the valuation of property, plant and equipment, taken as a whole, does not exceed the recoverable value, which is measured as the value in use as at December 31, 2011.

Finally, and in accordance with the concession agreement, the Company may not pledge the assets used in the provision of the public service nor grant any other security interest thereon in favor of third parties, without prejudice to the Company’s right to freely dispose of those assets which in the future may become inadequate or unnecessary for such purpose. This prohibition does not apply in the case of security interests granted over an asset at the time of its acquisition and/or construction as collateral for payment of the purchase and/or installation price.

The residual value and the remaining useful lives of the assets are reviewed and adjusted, if appropriate, at the end of each fiscal year (reporting period).

Land is not depreciated.

These depreciation methods are used to allocate the difference between cost and residual value during the estimated useful life of the assets.

Facilities in service: between 30 and 50 years

Furniture, tools and equipment: between 5 and 20 years

Construction in process is valued based on the degree of completion. Construction in process is recorded at cost less any impairment loss, if applicable.  Cost includes expenses attributable to the construction, including capitalized borrowing costs in accordance with IFRS and the Company’s accounting policies, when they are part of the cost incurred for the purposes of acquisition, construction or production of property, plant and equipment which require considerable time until they are in condition to be used. Borrowing costs are no longer capitalized when the asset has been substantially finished or its development has been suspended. These assets begin to be depreciated when they are in economic condition to be used.

Gains and losses from the sale of property, plant and equipment are calculated by comparing the price collected with the carrying amount of the asset, and are recognized within Other operating expense or Other operating income in the consolidated statement of comprehensive income.

4.9	Intangible assets

EDEN’s concession agreement

IFRIC 12 “Service Concession Arrangements” provides guidelines to account for public service concession arrangements to a private operator. This interpretation applies if:

•	the grantor controls or regulates what services the operator must provide with the infrastructure, to whom it must provide them and at what price; and

•	the grantor controls through the ownership, beneficial entitlement or otherwise, any significant residual interest in the infrastructure at the end of the term of the arrangement.

If the above-mentioned conditions are simultaneously met, an intangible asset is recognized to the extent that the operator receives a right to charge users of the public service, provided, however, that these rights are contingent on the degree of use of the service.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

These intangible assets are initially recognized at cost, which is regarded as the fair value of the consideration delivered, plus other direct costs directly attributable to the operation. Concessions have a finite useful life and are subsequently measured at cost less accumulated amortization, which is determined by applying the straight-line method over the period of the concession.

The Company has applied the intangible asset method established in IFRIC 12 for EDEN’s concession agreement. No financial asset has been recognized in relation to the concession agreements due to the fact that the agreements signed do not stipulate minimum guaranteed payments.

The guidelines of IFRIC 12 do not apply to Edenor’s concession agreement.

4.10	Impairment of non-financial asset

Assets that have an indefinite useful life, such as goodwill, are not subject to amortization and are tested annually for impairment.

Assets subject to depreciation are reviewed for impairment losses whenever an event or change in circumstances indicates that the carrying amount may not be recovered. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. For purposes of assessing impairment losses, assets are grouped at the lowest level at which independent cash flows can be identified (cash generating units).

Non-financial assets, other than goodwill, that suffer an impairment loss are reviewed for possible reversal of the impairment at each reporting date.

4.11	Financial assets

The Company has early adopted IFRS 9, as from the date of transition, as well as the relevant amendments to other IFRS, inasmuch as this new accounting policy provides more reliable information that is relevant for users to evaluate the figures, the opportunity and the uncertainty of future cash flows.

4.11.1	Classification

The Company classifies financial assets into the following categories: those subsequently measured at fair value and those measured at amortized cost. This classification depends on whether the financial asset is an investment in a debt or an equity instrument. In order for a financial asset to be measured at amortized cost, the two conditions described below must be met. All other financial assets are measured at fair value. IFRS 9 requires that all investments in equity instruments be measured at fair value.

a.	Financial assets at amortized cost

Financial assets are measured at amortized cost if the following conditions are met:

i.	the objective of the Company’s business model is to hold the assets to collect the contractual cash flows; and

ii.	the contractual terms give rise, on specified dates, to cash flows that are solely payments of principal and interest on principal.

b.	Financial assets at fair value

If any of the above-detailed conditions is not met, financial assets are measured at fair value through profit or loss.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

All investments in equity instruments are measured at fair value. For those investments that are not held for trading, the Company may irrevocably elect at the time of their initial recognition to present the changes in the fair value in other comprehensive income. The Company’s decision was to recognize the changes in fair value in profit or loss.

4.11.2	Recognition and measurement

The conventional purchase or sale of financial assets is recognized on the date of the negotiation, i.e. the date on which the Company agrees to acquire or sell the asset. Financial assets are derecognized when the rights to receive the cash flows from the investments have expired or been transferred and the Company has transferred substantially all the risks and rewards of the ownership of the assets.

Financial assets are initially recognized at their fair value plus, in the case of financial assets not measured at fair value through profit or loss, transaction costs that are directly attributable to the acquisition thereof.

The gains or losses generated by investments in debt instruments that are subsequently measured at fair value and are not part of a hedging transaction are recognized in profit or loss. Those generated by investments in debt instruments that are subsequently measured at amortized cost and are not part of a hedging transaction are recognized in profit or loss when the financial asset is derecognized or impaired and by means of the amortization process using the effective interest rate method.

The Company subsequently measures all the investments in equity instruments at fair value. When it elects to present the changes in fair value in other comprehensive income, such changes cannot be reclassified to profit or loss. Dividends arising from these investments are recognized in profit or loss to the extent that they represent a return on the investment.

The Company reclassifies financial assets if and only if its business model to manage financial assets is changed.

4.11.3	Impairment of financial assets

At the end of each reporting period, the Company assesses whether there is objective evidence that the value of a financial asset or group of financial assets measured at amortized cost is impaired. The value of a financial asset or group of financial assets is impaired, and impairment losses are incurred only if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (a “loss event”), and that loss event (or events) has an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated.

Impairment tests may include evidence that the debtors or group of debtors are undergoing significant financial difficulties, have defaulted on interest or principal payments or made them after they had come due, the probability that they will enter bankruptcy or other financial reorganization, and when observable data indicate that there is a measurable decrease in the estimated future cash flows, such as changes in payment terms or in the economic conditions that correlate with defaults.

The amount of the impairment loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not been incurred) discounted at the financial asset’s original effective interest rate. The asset’s carrying amount is reduced and the amount of the impairment loss is recognized in the consolidated statement of income. As a practical recommendation, the Company can measure impairment based on the fair value of an instrument using an observable market price. If, in a subsequent period, the amount of the impairment loss decreases, and the decrease may be objectively attributed to an event occurring after the impairment was recognized (such as an improvement in

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

the debtor’s credit rating), the reversal of the impairment loss previously recognized will be recognized in the consolidated statement of income.

4.11.4	Offsetting of financial instruments

Financial assets and liabilities are offset, and the net amount reported in the statement of financial position, when there  is a legally enforceable right to offset the recognized amounts, and there is an intention to settle on a net basis, or realize the asset and settle the liability simultaneously.

4.12	Derivative financial instruments

Derivatives are initially recognized at fair value on the date on which the derivative contract is signed. Subsequently to the initial recognition, they are remeasured at their fair value. The method for recognizing the resulting loss or gain depends on whether the derivative has been designated as a hedging instrument and, if that is the case, on the nature of the item being hedged. The Company has not designated any derivative as a hedging instrument, therefore, at December 31, 2011 the economic impact of these transactions resulted in a loss that has been recorded in the Financial expenses account of the consolidated statement of comprehensive income.

“Derivative financial instruments” have been valued in accordance with the provisions of IFRS 9.

Furthermore, the changes in the accounting basis of financial instruments -Corporate Notes Swap- have been recorded by the Company in the Changes in the Fair Value of Financial Instruments line item.

The changes in the accounting basis of financial instruments -Forward and futures contracts- have been recorded by the Company in the Changes in the Fair Value of Financial Instruments line item. At December 31, 2011 and January 1, 2011, the aforementioned transactions have been fully settled.

4.13	Inventories

Inventories are valued at the lower of acquisition cost and net realizable value.

Given the fact that the Company’s inventories are not assets intended for sale, they are valued based on the purchase price, import duties (if applicable), and other taxes (that are not subsequently recovered by tax authorities), transport, warehouse and other costs directly attributable to the acquisition of those assets.

Cost is determined by applying the FIFO valuation method.

The Company has classified inventories into current and non-current depending on whether they will be used for maintenance or capital expenditures and on the period in which they are expected to be used. The non-current portion of inventories has been disclosed in the “Property, plant and equipment” account.

The carrying value of supplies, taken as a whole, does not exceed the recoverable value at the end of each year.

4.14	Assets under construction

Assets under construction refers to the works carried out by EDEN S.A. that have not been finished at the closing date of the financial statements or do not comply with IFRS requirements to be derecognized from assets and recognized as revenue.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

Assets under construction include design, supply, direct labor and other indirectly-related construction costs.

4.15	Trade and other receivables

a.	Trade receivables

The receivables arising from services billed to customers but not collected as well as those arising from services rendered but unbilled at the closing date of each financial year are recognized at fair value and subsequently measured at amortized cost using the effective interest method.  Services rendered but unbilled at January 1, 2011, arising from the retroactive increase deriving from the application of the electricity rate schedule resulting from the Temporary Tariff Regime (RTT) have been valued on the basis of the best estimate of the amount to be collected, discounted at a representative annual nominal rate, which reasonably reflected market assessments of the time value of money and risks specific to the receivable at the time of initial recognition.

The amounts thus determined:

i.	are net of an allowance for the impairment of receivables.

ii.	consider the effects of that which is described in Note 2 (Framework Agreement Section).

MMC receivables are recognized, as the related revenue, to the extent that they have been approved by the ENRE; receivables from electricity provided to low-income areas and shantytowns are recognized, also in line with revenue, when the Framework Agreement has been renewed for the period accrued (Note 2).

The Company has recorded an allowance for doubtful accounts to adjust the valuation of trade receivables up to their estimated recoverable value. Depending on the receivables portfolio, the allowance is recorded based on an individual recoverability analysis (accounts receivable in litigation and receivables from the Framework Agreement expired on December 31, 2010) or on the historical series of collections for services billed through the end of each period and collections subsequent thereto.

b.	Other receivables

Other receivables are initially recognized at fair value (generally the original billing/settlement amount) and subsequently measured at amortized cost, using the effective interest method, and when significant, adjusted by the time value of the currency. The Company records impairment allowances when there is objective evidence that the Company will not be able to collect all the amounts owed to it in accordance with the original terms of the receivables.

4.16	Cash and cash equivalents

In the consolidated statement of cash flows, cash and cash equivalents include cash on hand, deposits held at call with banks and other short-term highly liquid investments with original maturities of three months or less from their acquisition date.

●	Cash and banks in local currency: at nominal value.
●	Cash and banks in foreign currency: at the exchange rates in effect at the end of each year.
●	Time deposits, which include the portion of interest income accrued through the end of each year.
●	Money market funds, which have been valued at the prevailing market price at the end of each year.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

4.17	Trade payables and other liabilities

a.	Trade payables

Trade payables are payment obligations with suppliers for the purchase of goods and services in the ordinary course of business. Trade payables are classified as current liabilities if payments fall due within one year or in a shorter period of time. Otherwise, they are classified as non-current liabilities.

Trade payables are initially recognized at fair value and subsequently measured at amortized cost using the effective interest method.

b.	Customer deposits

Customer deposits are initially recognized at fair value and subsequently measured at amortized cost using the effective interest method.

In accordance with the Concession Agreement, the Company is allowed to receive customer deposits in the following cases:

i.	When the power supply is requested and the user is unable to provide evidence of his legal ownership of the premises;

ii.	When service has been suspended more than once in one-year period;

iii.	When the power supply is reconnected and the Company is able to verify the illegal use of the service (fraud).

iv.	When the customer is undergoing liquidated bankruptcy or reorganization proceedings.

The Company has decided not to request customer deposits from residential tariff customers.

Customer deposits may be either paid in cash or through the customer’s bill and accrue monthly interest at a specific rate of Banco de la Nación Argentina called “reference” rate.

When the conditions for which the Company is allowed to receive customer deposits no longer exist, the principal amount plus any interest accrued thereon are credited to the customer’s account after deducting, if appropriate, any amounts receivable which the Company  may have with the customer.

c.	Customer contributions

The Company receives contributions from certain customers for services to be provided based on individual agreements. These contributions are initially recorded at fair value and subsequently measured at amortized cost using the effective interest method.

d.	Other liabilities

Other liabilities are initially recognized at fair value and subsequently measured at amortized cost using the effective interest method.

The recorded liabilities represent, mainly, PUREE obligations and penalties issued by the ENRE, which the Company’s Management estimates will be paid in the future.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

The balances corresponding to ENRE Penalties and Discounts are adjusted in accordance with the regulatory framework applicable thereto.

4.18	Deferred revenue

Upon completion, the construction works carried out by EDEN S.A. within the framework of IFRIC 12, that are financed with customer funds and/or an amount added to the electricity rate and/or PUREE, are recognized as intangible assets and amortized over the useful life of each of them. The reward for having received a construction work to be operated is recognized within the Deferred revenue account. This deferred revenue is accrued in the same manner as the intangible asset is amortized.

4.19	Borrowings

Borrowings are initially recognized at fair value, net of direct costs incurred in the transaction. Subsequently, they are measured at amortized cost; any difference between the funds obtained (net of direct costs incurred in the transaction) and the amount to be paid at maturity is recognized in profit or loss during the term of the borrowings using the effective interest rate method.

The commissions paid to obtain lines of credit are recognized as direct costs incurred in the transaction provided that it is probable that either part or all of the line of credit will be used. In this case, the recognition of commissions in profit or loss is deferred until such funds are used.

4.20	Borrowing costs

Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, which are those assets that take a substantial period of time to get ready for their intended use or sale, are capitalized as part of the cost of such assets until such time as they are in condition to be used or sold.

All other borrowing costs are recognized as an expense in the period in which they are incurred.

4.21	Income tax and tax on minimum presumed income

a.	Current and deferred income tax

The tax expense for the year is comprised of the current tax and the deferred tax. Income tax is recognized in profit or loss, except to the extent that the tax relates to items recognized in other comprehensive income or directly in equity, in which case, the income tax is also recognized in other comprehensive income or directly in equity, respectively.

The current income tax charge is calculated on the basis of the tax laws enacted at the date of these financial statements.  Management periodically evaluates the positions taken in tax returns with respect to situations in which the applicable tax regulation is subject to interpretation and, if necessary, records provisions on the basis of the amount expected to be paid to the tax authorities.

The deferred tax is recognized, in accordance with the liability method, on the temporary differences arising between the tax base of assets and liabilities and their carrying amounts in the consolidated statement of financial position. However, no deferred tax liability is recognized if such difference arises from the initial recognition of goodwill, or from the initial recognition of an asset or liability other than in a business combination, which at the time of the transaction affected neither the accounting nor the taxable profit.

The deferred tax is determined using the tax rate in effect at the date of the financial statements and is expected to apply when the deferred tax assets are realized or the deferred tax liabilities are settled.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

A deferred tax is recognized on the temporary differences arising from investments in subsidiaries and associates, except for deferred tax liabilities where the Company is able to control the timing of the reversal of the temporary difference and it is probable that the reversal will not occur in the foreseeable future.

Deferred tax assets and liabilities are offset if the Company has a legally enforceable right to offset recognized amounts and when deferred tax assets and liabilities relate to income tax levied by the same tax authority on the same taxable entity or different taxable entities that intend to settle tax assets and liabilities on a net basis. Current and deferred tax assets and liabilities have not been discounted.

Deferred tax assets are recognized only to the extent that it is probable that future taxable profits will be available against which the temporary differences can be utilized.

b.	Tax on minimum presumed income

The Company determines the tax on minimum presumed income by applying the current rate of 1% on the Company’s taxable assets at year-end. The tax on minimum presumed income and the income tax complement each other. The Company’s tax obligation for each year will be equal to the higher of these taxes. However, should the tax on minimum presumed income exceed income tax in any given fiscal year, such excess may be computed as a payment on account of any excess of income tax over the tax on minimum presumed income that may arise in any of the ten subsequent fiscal years.

Minimum presumed income tax assets and liabilities have not been discounted, thus being stated at their nominal value.

The Company has recognized the minimum presumed income tax accrued in the year and paid in the previous year as a receivable, as it estimates that in future fiscal years it may be computed as a payment on account of the income tax.

4.22	Employee benefits

Benefit plans

The Company operates various benefit plans. Usually, benefit plans establish the amount of the benefit the employee will receive at the time of retirement, generally based on one or more factors such as age, years of service and salary.

The liability recognized in the consolidated statement of financial position in respect of benefit plans is the present value of the benefit plan obligation at the closing date of the year, together with the adjustments for unrecognized past service costs. The benefit plan obligation is calculated annually by independent actuaries in accordance with the projected unit credit method. The present value of the benefit obligation is determined by discounting the estimated future cash outflows using the interest rate of high quality corporate bonds denominated in the same currency in which the benefits will be paid and whose maturity terms are similar to those of the corresponding obligations.

The group’s accounting policy for benefit plans is as follow:

a.
Past service costs are immediately recognized in profit or loss, unless the changes in the pension plan are subject to the condition that the employees will continue in service during a fiscal year of specific length (consolidation period). In this case, past service costs are amortized by applying the straight-line method during the consolidation period.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

b.	Actuarial gains and losses arising from experience adjustments and changes in actuarial assumptions are recognized in other comprehensive income in the period in which they arise.

At December 31, 2011 and January 1, 2011, the Company does not have any assets related to the employee benefits plan.

4.23	Provisions and contingencies

Provisions have been recognized in those cases in which the Company is faced with a present obligation, whether legal or constructive, that has arisen as a result of a past event, whose settlement is expected to result in an outflow of resources, and the amount thereof can be estimated reliably.

The amount recognized as provisions was the best estimate of the expenditure required to settle the present obligation, at the end of the reporting period, taking into account the corresponding risks and uncertainties. When a provision is measured using the estimated cash flow to settle the present obligation, the carrying amount represents the present value of such cash flow. This present value is obtained by applying a pre-tax discount rate that reflects market conditions, the time value of money and the specific risks of the obligation.

The provisions included in liabilities have been recorded to face contingent situations that could result in future payment obligations. To estimate the amount of provisions and the likelihood of an outflow of resources, the opinion of the Company legal advisors has been taken into account.

4.24	Leases

The determination of whether an agreement constitutes or includes a lease is based on the essence of the agreement at the date of execution, if compliance with the agreement depends on the use of one or more specific assets or  if the agreement grants the right of use of the asset.

Those leases in which a significant portion of the risks and rewards deriving from ownership are kept by the lessor are classified as operating leases. At present, the Company only has lease agreements that are classified as operating leases.

a.	As lessee

Operating lease payments are recognized as operating expenses in the Statement of Income on a straight-line basis throughout the term of the lease.

b.	As lessor

Those leases in which the Company does not transfer substantially all the risks and rewards inherent to the ownership of the asset are classified as operating leases.

Operating lease collections are recognized as income in the consolidated statement of comprehensive income on a straight-line basis throughout the term of the lease.

4.25	Balances with related parties

Receivables and liabilities with related parties are initially recognized at fair value and subsequently measured at amortized cost in accordance with the terms agreed upon by the parties involved.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

4.26	Equity

Changes in this account have been accounted for in accordance with the corresponding legal or statutory regulations and the decisions adopted by the shareholders’ meetings.

a.	Share capital

Share capital represents issued capital, which is comprised of the contributions committed and/or made by the shareholders, represented by shares, including outstanding shares at nominal value.

b.	Treasury shares

The Treasury stock account represents the nominal value of the Company’s own shares acquired by the Company.

c.	Additional paid-in capital

Refers to the acquisition of additional non-controlling interests in subsidiaries generated by the difference between the fair value of non-controlling interests and the consideration paid.

d.	Legal reserve

In accordance with the provisions of the Argentine Business Organizations Law No. 19,550, not less than five percent (5%) of the profits arising from the statement of income for the year must be allocated to the legal reserve, until it equals twenty percent (20%) of share capital.

e.	Retained earnings

Retained earnings are comprised of profits or accumulated losses with no specific appropriation. When positive, they may be distributed, if so decided by the Shareholders’ Meeting, to the extent that they are not subject to legal restrictions. Retained earnings are comprised of previous year results that have not been distributed, amounts transferred from other comprehensive income and prior year adjustments due to the application of accounting standards.

In the case of accumulated losses to be absorbed at the end of the year, the following appropriation order must be followed by the Shareholders’ Meeting when considering such absorption:

i.      Reserved earnings
a. Voluntary reserves
b. Statutory reserves
c. Legal reserve

ii.     Capital contributions

iii.    Additional paid-in capital, merger premiums and treasury stock negotiation premiums

iv.    Other equity instruments (when legally acceptable and feasible for the company)

v.     Adjustment to capital

vi.    Share capital

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

f.	Distribution of dividends

The distribution of dividends to the Company’s shareholders is recognized as a liability in the consolidated financial statements for the year in which dividend distribution is approved by the Shareholders’ Meeting. Additionally, the ENRE’s approval is necessary for the distribution of dividends by the Company.

5.	Financial risk management

5.1	Financial risk factors

The Company’s activities and the market in which it operates expose it to a series of financial risks: market risk (including currency risk, cash flows interest rate risk, fair value interest rate risk and price risk) credit risk and liquidity risk.

The management of the financial risk is part of the Company’s overall policies, which focus on the unpredictability of the financial markets and seek to minimize potential adverse effects on its financial performance. Financial risks are the risks derived from the financial instruments to which the Company is exposed during or at the end of each year. The Company uses derivative instruments to hedge exposure to certain risks whenever it deems appropriate in accordance with its internal risk management policy.

Risk management is controlled by the Finance and Control Department, which identifies, evaluates and hedges financial risks. Risk management policies and systems are periodically reviewed so that they reflect the changes in the market’s conditions and the Company’s activities.

This section includes a description of the main risks and uncertainties that could have a material adverse effect on the Company’s strategy, performance, results of operations and financial position.

a.	Market risks

i.	Currency risk

Currency risk is the risk of fluctuation in the fair value or future cash flows of a financial instrument due to changes in foreign currency exchange rates. The Company’s exposure to currency risk relates to the collection of its revenue in pesos, in conformity with regulated electricity rates that are not indexed in relation to the US dollar, whereas a significant portion of its existing financial liabilities is denominated in US dollars. Therefore, the Company is exposed to the risk of a loss resulting from a devaluation of the peso. The Company partially hedges its currency risk by entering into currency forwards. Nevertheless, it continues to experience a considerable exposure to the US dollar. Furthermore, the Company has carried out transactions with derivative financial instruments with the aim of hedging the exchange rate of the cash flows it will have to pay in the next interest payment dates of its corporate notes. Although it may also enter into other hedging contracts to hedge all or part of its remaining exposure, the Company has not been able to hedge all its exposure to the US dollar under such terms as it may consider viable. If the Company continues to be unable to effectively hedge all or a significant part of its exposure to currency risk, any devaluation of the peso could significantly increase its debt service burden, which, in turn, could have a substantial adverse effect on its financial and cash position (including its ability to repay its Corporate Notes) and the results of its operations. The exchange rate used at December 31, 2011 is $ 4.304 per US dollar.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

The table below shows the Company’s exposure to currency risk resulting from the financial assets and liabilities denominated in a currency other than the Company’s functional currency.

Argentine peso
Net position Assets/(Liabilities)	12.31.11
US dollar	(1,184,915)
Total	(1,184,915)

The Company estimates that a 10% devaluation of each foreign currency with respect to the Argentine peso, with all the other variables remaining constant, would give rise to the following decrease in the results of operations for the year:

Argentine peso
Net position	12.31.11
US dollar	(118,492)
Decrease in the results of operations for the year	(118,492)

ii.	Price risk

The Company’s investments in equity instruments with or without quotation are susceptible to market price risk arising from the uncertainties concerning the future value of these instruments. Due to the low significance of the investments in equity instruments in relation to the net Asset/Liability position, the Company is not significantly exposed to the referred to instruments price risk.

Furthermore, the Company is not exposed to the commodities price risk.

iii.	Interest rate risk

Interest rate risk is the risk of fluctuation in the fair value or cash flows of an instrument due to changes in market interest rates. The Company’s exposure to interest rate risk arises mainly from its long-term debt obligations.

Indebtedness at floating rates exposes the Company to interest rate risk on its cash flows. Indebtedness at fixed rates exposes the Company to interest rate risk on the fair value of its liabilities. At December 31, 2011 and January 1, 2011 approximately 97.13% and 89.93% of the loans, respectively, were obtained at fixed interest rates. The remaining loans were agreed at floating interest rates, and were denominated in pesos. The Company’s policy is to keep the higher percentage of its indebtedness in instruments that accrue interest at fixed rates.

The Company analyzes its exposure to interest rate risk in a dynamic manner. Several scenarios are simulated taking into account the positions with respect to refinancing, renewal of current positions, alternative financing and hedging. Based on these scenarios, the Company calculates the impact on profit or loss of a specific change in interest rates. In each simulation, the same interest rate fluctuation is used for all the currencies. Scenarios are only simulated for liabilities that represent the most relevant interest-bearing positions.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

The table below shows the breakdown of the Company’s loans according to interest rate and the currency in which they are denominated:

12.31.11
Fixed rate:
Argentine peso	8,132
US dollar	1,198,934
Subtotal loans at fixed rates	1,207,066
Floating rate:
Argentine peso	41,841
Subtotal loans at floating rates	41,841
Total loans	1,248,907

Based on the simulations performed, with all the other variables remaining constant, a 10% increase in floating interest rates would give rise to the following decrease in the results of operations for the year:

12.31.11
Floating rate:
Argentine peso	896
Decrease in the results of operations for the year	896

b.	Credit risk

Credit risk is the risk of a financial loss as a consequence of a counterparty’s failure to comply with the obligations assumed in a financial instrument or commercial contract. The Company’s exposure to credit risk results from its operating and financial activities, including deposits in financial entities and other instruments. With regard to Banks and Financial Entities, the Finance Department evaluates the customers’ credit quality, financial and cash position and independent credit risk ratings. Individual credit limits are then established in accordance with the limits set by the Company CEO on the basis of the internal or external ratings approved by the Finance and Control Department.

At the end of each reporting period, the Company analyzes whether the recording of an impairment is necessary. At December 31, 2011 and January 1, 2011, delinquent accounts receivable totaled approximately $ 234.59 million and $ 127.30 million, respectively.  At December 31, 2011 and January 1, 2011, the financial statements included allowances for $ 57.62 million and $ 29.26 million, respectively. The inability to collect the other revenue and the non-regulated revenue in the future could have an adverse effect on the Company’s results of operations and its financial position, which, in turn, could have an adverse effect on the Company’s ability to repay loans, including payment of the Corporate Notes.

The Company’s maximum exposure to credit risk is based on the book value of each financial asset in the consolidated financial statements, after deducting the corresponding allowances.

In accordance with its policy, the Company places its cash and cash equivalents, investments and other financial instruments with various highly-rated financial entities, thus mitigating the amount of exposure to credit risk. The Group manages its exposure to credit risk by reducing its individual deposits to clearly defined limits.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

The Group has not experienced any significant loss in those accounts. The maximum exposure to credit risk is represented by the book value of cash and cash equivalents and short-term investments in the Statement of financial position.

The Company’s exposure to credit risk arising from cash and cash equivalents is established in Note 15.

c.	Liquidity risk

The Company monitors the risk of a deficit in cash flows on a periodical basis. The Finance Department supervises the updated projections of the Company’s liquidity requirements in order to ensure that there is enough cash to meet its operational needs, permanently maintaining sufficient margin for undrawn credit lines so that the Company does not fail to comply with the indebtedness limits or covenants, if applicable, of any line of credit. Such projections give consideration to the Company’s debt financing plans, compliance with covenants, with internal balance sheet financial ratios objectives and, if applicable, with external regulations and legal requirements, such as, restrictions on the use of foreign currency.

Cash surpluses held by the operating entities and the balances in excess of the amounts required to manage working capital are invested in Money Market Funds and/or time deposits that accrue interest, currency deposits and securities, choosing instruments with appropriate maturities or sufficient liquidity to provide sufficient margin as determined in the aforementioned projections. At December 31, 2011 and January 1, 2011, the Company’s current investments amount to $ 2.13 million and $ 430.84 million, respectively, which are expected to generate immediate cash inflows to manage the liquidity risk.

As described in Note 1, should the conditions existing at the date of these consolidated financial statements continue, the Board of Directors believes that cash flows and operating results for the next year, and financial ratios, will be negatively impacted. Furthermore, in that note it is also stated that, given the fact that the realization of the projected measures to revert the negative trend manifested in the current fiscal year depends, among other factors, on the occurrence of certain events that are not under the Company’s control, such as the requested electricity rate increases, the Board of Directors believes that there exists a significant degree of uncertainty concerning the Company’s financial ability to comply with obligations in the ordinary course of business.

5.2	Management of derivative financial instruments

The Company has carried out transactions with derivative financial instruments with the aim of using them as economic instruments in order to mitigate the risk generated by the fluctuations in the US dollar rate of exchange.

a.	Corporate Notes – Cash flows SWAP

In November 2010, the Company carried out a transaction with a derivative financial instrument with JP Morgan Chase Bank NA with the aim of hedging the foreign currency exchange rate of the cash flows and derivatives of interest payment transactions.

This instrument provides an economic and financial hedge of the amounts in foreign currency that the Company must pay on the interest payment dates of its financial debt –Class 9 Fixed Rate Corporate Notes-, falling due on April 25, 2011, October 25, 2011, April 25, 2012 and October 25, 2012, in the event of fluctuations in foreign currency exchange rates.

Additionally, in April 2011, the Company carried out a transaction with a derivative financial instrument with Deutsche Bank S.A. with the aim of hedging the foreign currency exchange rate of the cash flows and derivatives of interest payment transactions arising from the new issue of Class 9 fixed rate corporate notes for up to USD 69,699,000 (Note 19), payable on October 25, 2011, April 25, 2012 and October 25, 2012.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

At December 31, 2011, the economic impact of these transactions resulted in a loss of 2,399, which has been recorded in the Financial expenses account of the Consolidated Statement of Comprehensive Income.

b.	Forward and Futures Contracts

During the years ended December 31, 2011 and January 1, 2011, the Company entered into forward and futures contracts with the aim of using them as economic instruments in order to mitigate the risk generated by the fluctuations in the US dollar rate of exchange.

At December 31, 2011, the economic impact of these transactions resulted in a gain of 179, which has been recorded in the Financial income account of the Consolidated Statement of Comprehensive Income.

At December 31, 2011 and January 1, 2011, the aforementioned transactions were fully settled.

5.3	Concentration risk factors

a.	Related to customers

The Company’s receivables derive primarily from the sale of electric power.

No single customer accounted for more than 10% of sales for the years ended December 31, 2011 and January 1, 2011. The collectibility of trade receivables balances related to the Framework Agreement, which amount to $ 25.60 million and $ 33.05 million at December 31, 2011 and January 1, 2011, respectively, as disclosed in Note 2 – Framework Agreement -, is subject to compliance with the terms of such agreement.

b.	Related to employees who are union members

The Bid Package sets forth the responsibilities of both SEGBA and the Company in relation to the personnel transferred by SEGBA through Resolution No. 26/92 of the Energy Secretariat.  According to the Bid Package, SEGBA will be fully liable for any labor and social security obligations accrued or originated in events occurred before the take-over date, as well as for any other obligations deriving from lawsuits in process at such date.

During 2005, two new collective bargaining agreements were signed with the Sindicato de Luz y Fuerza de la Capital Federal (Electric Light and Power Labor Union of the City of Buenos Aires) and the Asociación de Personal Superior de Empresas de Energía (Association of Supervision Personnel of Energy Companies), which expired on December 31, 2007 and October 31, 2007, respectively.  These agreements were approved by the Ministry of Labor and Social Security on November 17, 2006 and October 5, 2006, respectively.

At December 31, 2011 and January 1, 2011, approximately 80% of the Company’s employees were union members. Although the relationship with the aforementioned unions is currently stable, the Company may not ensure that there will be no work disruptions or strikes in the future, which could have a material adverse effect on the Company’s business and revenue.

Furthermore, collective bargaining agreements signed with unions expired at the end of the 2007 fiscal year. There is no guarantee that the Company will be able to negotiate new collective bargaining agreements under the same terms as those currently in place or that there will be no strikes before or during the negotiation process.

At the date of issuance of these consolidated financial statements, meetings aimed at negotiating the renewal terms of both collective bargaining agreements are being held with the above-mentioned unions.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

5.4	Capital risk management

The Company’s objectives when managing capital are to safeguard its ability to continue as a going concern and to maintain an optimal capital structure to reduce the cost of capital.

Consistent with others in the industry, the Company monitors its capital on the basis of the gearing ratio. This ratio is calculated as net debt divided by total capital. Net debt is calculated as total borrowings (including current and non-current borrowings) less cash and cash equivalents. Total capital is calculated as equity as shown in the consolidated statement of financial position plus net debt.

At December 31, 2011 and January 1, 2011, gearing ratios were as follow:

	12.31.11	01.01.11
Total liabilities	5,152,060	3,183,957
Less: cash and cash equivalents	(130,509)	(246,007)
Net debt	5,021,551	2,937,950
Total capital	6,452,936	4,681,277
Gearing ratio	77.82%	62.76%

5.5	Fair value estimate

The Company classifies the measurements of financial instruments at fair value using a fair value hierarchy that reflects the relevance of the variables used to carry out such measurements. The fair value hierarchy has the following levels:

●	Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities.
●	Level 2: inputs other than quoted prices included in level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from the prices).
●	Level 3: inputs for the asset or liability that are not based on observable market data (i.e. unobservable inputs).

The table below shows the Company’s financial assets and liabilities measured at fair value at December 31, 2011:

	LEVEL 1	LEVEL 2	LEVEL 3	TOTAL

At December 31, 2011
Assets
Derivative financial instruments	1,316	—	—	1,316
Cash and cash equivalents - Money market funds	58,903	—	—	58,903
Financial assets at fair value through profit or loss:
Shares and Government bonds	2,132	—	—	2,132
Total assets	62,351	—	—	62,351

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

The value of financial instruments traded in active markets is based on the quoted market prices at the date of the consolidated statement of financial position. A market is regarded as active if quoted prices are regularly available from a stock exchange, dealer/broker, industry group, or regulatory agency, and those prices represent current and regularly occurring market transactions between parties on an arm’s length transaction. The quoted market price used for the financial assets held by the Company is the current offer price. These instruments are included in level 1. The instruments included in level 1 comprise mainly time deposits, money market funds, corporate notes and shares.

The fair value of financial instruments not traded in active markets is determined by using valuation techniques. These valuation techniques make maximum use of observable market inputs if available and rely as little as possible on the Company’s specific estimates. If all the significant variables to determine the fair value of a financial instrument are observable, the instrument is included in level 2.

If one or more variables used to determine the fair value are not observable in the market, the financial instrument is included in level 3.

6.	Critical accounting estimates and judgments

Critical accounting estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events, which the Company Management deems to be reasonable under the circumstances.

The preparation of the financial statements requires the Company to make estimates and assessments concerning the future. Future actual results may differ from the estimates used and assessments made at the date of preparation of these consolidated financial statements. The estimates that have a significant risk of causing adjustments to the carrying amounts of assets and liabilities within the next fiscal year are detailed below:

a.	Allowances for the impairment of receivables

The Company is exposed to impairment losses of receivables. Management estimates the final collectibility of accounts receivable.

The allowance for the impairment of accounts receivable is evaluated based on the historical level of collections for services billed through the end of each year and collections subsequent thereto. Additionally, Management records an allowance based on an individual analysis of the recoverability of receivable accounts in litigation and of those customers included in the Framework Agreement.

b.	Revenue recognition

Revenue is recognized on an accrual basis upon delivery to customers, which includes the estimated amount of unbilled distribution of electricity at the end of each year. We consider our accounting policy for the recognition of estimated revenue critical because it depends on the amount of electricity effectively delivered to customers which is valued on the basis of applicable tariffs. Unbilled revenue is classified as current trade receivables.

c.	Impairment of long-lived assets

Long-term assets, including identifiable intangible assets, are tested for impairment at the lowest level at which independent cash flows can be identified (cash generating units, or CGU).

The Company’s subsidiaries constitute a cash generating unit as they have a concession area for the distribution of electricity. Consequently, each subsidiary represents the lowest asset dessagregation level that generates independent cash flows.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

The Company analyzes the recoverability of its non-current assets on a periodical basis or when events or changes in circumstances indicate that the recoverable value of assets, which is measured as the value in use at the end of the year, may be impaired.

The value in use is determined based on projected and discounted cash flows, using discount rates that reflect the time value of money and the specific risks of the assets considered.

Cash flows are prepared on the basis of estimates concerning the future performance of certain variables that are sensitive to the determination of the recoverable value, among which the following can be noted: (i) nature, opportunity and modality of electricity rate increases and cost adjustment recognition in accordance with the agreements described in Note 2; (ii) demand for electricity projections; (iii) evolution of the costs to be incurred, and; (iv) macroeconomic variables, such as growth rates, inflation rates and foreign currency exchange rates.

In spite of the current economic and financial situation, which is described in Note 1, the Company has made its projections under the assumption that the electricity rates will be improved according to the circumstances. However, the Company may not ensure that the future performance of the variables used to make its projections will be in line with what it has estimated. Therefore, significant differences may arise in relation to the estimates used and assessments made as at the date of preparation of the consolidated financial statements.

In the case of Edenor S.A., in order to contemplate the estimation risk contained in the projection of the aforementioned variables, the Company has considered different probability-weighted scenarios. Although in all of them an acceptable agreement with the Federal Government resulting in gradual rate increases is assumed, the Company has considered different timing and magnitude of the expected increases in the Distribution Added Value or VAD. Indeed, the most optimistic scenario considered contemplates, as a result of the RTI process, an increase in rates as from 2012. This scenario has been assigned a 5% probability.

The other less optimistic scenarios consider rate increases as from 2013. These scenarios have been classified into base, intermediate and pessimistic. The Company has assigned for these scenarios the following percentages of probability of occurrence based primarily on the experience with past delays in the tariff renegotiation process: base scenario: 50%, intermediate scenario: 10%, and pessimistic scenario: 35%.

Based on that which has been mentioned above, the Company determined that the valuation of property, plant and equipment, taken as a whole, does not exceed their recoverable value at December 31, 2011.

d.	Current and deferred income tax/ Tax on minimum presumed income

In order to determine the income tax provision, it is necessary to make estimates inasmuch as the Company will have to evaluate, on an ongoing basis, the positions taken in tax returns in respect of those situations in which the applicable tax legislation is subject to interpretation. Whenever necessary, the Company is required to make provisions based on the amount expected to be paid to the tax authorities.

When the final taxable result differs from the amounts initially recognized in the provision as a consequence of estimates, such differences will affect both income tax and the determination of deferred tax assets and liabilities.

A significant degree of judgment is required to determine the income tax provision. There are many transactions and calculations for which the ultimate tax determination is uncertain. The Company recognizes liabilities for eventual tax claims based on estimates of whether additional taxes will be due in the future. When the final tax outcome of these matters differs from the amounts initially recognized, such differences will impact on current and deferred income tax assets and liabilities in the period in which such determination is made.

Deferred tax assets are reviewed at each reporting date and reduced in accordance with the low probability that the sufficient taxable base will be available to allow for the total or partial recovery of these assets. Deferred tax assets and liabilities are not discounted. In assessing the realization of deferred tax assets, management considers

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

that it is likely that a portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets depends on the generation of future taxable income in the periods in which these temporary differences become deductible. To make this assessment, Management takes into consideration the scheduled reversal of deferred tax liabilities, the projections of future taxable income and tax planning strategies.

e.	Going concern

These consolidated financial statements have been prepared in accordance with the accounting principles applicable to a going concern, assuming that the Company will continue to operate normally. Therefore, they do not include the effects of the adjustments or reclassifications, if there were any, that might be necessary to make if the situation described in Note 1 is not resolved.

f.	Benefit plans

The liability recognized by the Company is the best estimate of the present value of the cash flows representing the benefit plan obligation at the closing date of the year together with the adjustments for unrecognized past service costs. Cash flows are discounted using the interest rate of high-quality corporate bonds denominated in the same currency in which the benefits will be paid. Such estimate is based on actuarial calculations made by independent professionals in accordance with the projected unit credit method.

g.	ENRE Penalties and Discounts- PUREE

The balances corresponding to ENRE Penalties and Discounts are adjusted in accordance with the regulatory framework applicable thereto.

The balances corresponding to the Program for the Rational Use of Electric Power (PUREE) are the best estimate, at the date of these financial statements, of the expenditure required to settle the present obligation.

h.	Allocation of the purchase price in business combinations

The Company accounts for business combinations by applying the acquisition method, which requires that identifiable assets acquired and liabilities assumed be recorded at their respective fair value at acquisition date. The determination of the fair values of identifiable assets acquired and liabilities assumed requires Management to make estimates and use valuation techniques, including the use of independent appraisers, when the market value is not easily available. The excess of the acquisition cost over the fair value of the net identifiable assets acquired is allocated to goodwill.

The valuation assumptions underlying each of these valuation methods are based on the current available information, including discount rates, estimated cash flows, market risk rates and other.

The purchase price allocation is subject to changes during the twelve-month period subsequent to the acquisition date, with the adjustments reflected prospectively. At present, there are no balances related to purchase accounting subject to change. We consider our accounting policy for the valuation of acquisitions critical because the judgments made to determine the estimated fair value and expected useful lives assigned to each class of assets and liabilities acquired may impact the value of the asset or liability, including the impact on deferred taxes, the respective amortization periods and ultimately net income (loss). Therefore, the use of other valuation methods, as well as other assumptions underlying these valuation methods, could impact the determination of our financial position and results of operations.

If the fair value of the net identifiable assets acquired is higher than their acquisition cost, Management must reassessed whether all acquired assets and all liabilities assumed have been properly identified before recognizing a bargain purchase in order to ensure that the measurements properly reflect the consideration of all the available

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

information as from acquisition date. Once the Company is certain that measurements are appropriate, the resulting gain must be recognized in the acquisition date. The gain is attributed to the acquiring entity.

i.	Assets available for sale

As a consequence of that mentioned in Note 1, and with the aim of mitigating unfavorable financial and economic aspects, the Company is carrying out a restructuring process. In this context, it has decided to sell certain subsidiaries with the consequent loss of control. In accordance with IFRS, when the following criteria are met (even if the entity retains a non-controlling interest in its former subsidiary after the sale), the Company will classify all the associated assets and liabilities as available for sale:

i.	Its carrying amount will be recovered mainly through a sale transaction, rather than by its continued use.

ii.	It must be available, in its current conditions, for immediate sale, subject exclusively to the usual terms for the sale of this subsidiary.

iii.
Its sale must be highly probable, for which purpose Management must be committed to a plan to sell, and an active programme to locate a buyer and complete such plan must have been initiated. Moreover, the sale of the subsidiary must be actively negotiated at a sales price reasonable in relation to its present fair value. Furthermore, it must be expected that the sale will comply with the conditions to be recognized as a completed sale within a year of classification as held for sale (unless the delay is caused by events or circumstances that are not under the entity’s control, and sufficient evidence exists that the entity is still committed to its plan to sell the subsidiary), and the actions required to complete the plan indicate that it is unlikely that the plan will be significantly changed or withdrawn.

The assets and liabilities associated to those subsidiaries that the Company intends to sell, which comply with the aforementioned conditions, were reclassified in a single line item within current assets and current liabilities. In addition, these assets and liabilities have been valued at the lower of carrying amount or fair value less costs to sell, recognizing a loss when the first value is higher than the second.

Measurement on fair value less costs to sell implies assumptions that are determined based on current available information (such as certain offers received and market conditions).

j.	Contingencies and provisions for lawsuits

The Company is a party to several complaints, lawsuits and other legal proceedings, including customer claims, in which a third party is seeking payment for alleged damages, reimbursement for losses or compensation. The Company’s potential liability with respect to such claims, lawsuits and legal proceedings may not be accurately estimated. Management, with the assistance of its legal advisors (attorneys), periodically analyzes the status of each significant lawsuit and evaluates the Company’s potential financial exposure.  If the loss deriving from a complaint or legal proceeding is considered probable and the amount can be reasonably estimated, a provision is recorded.

Provisions for contingent losses represent a reasonable estimate of the losses that will be incurred, based on the information available to Management at the date of the financial statements preparation, taking into account the Company’s litigation and settlement strategies. These estimates are mainly made with the help of legal advisors. However, if the Management’s estimates proved wrong, the current provisions could be inadequate and result in a charge to profits that could have a material adverse effect on the statements of financial position, comprehensive income, changes in equity and cash flows.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

7.	Interests in subsidiaries

a) Information on subsidiaries

The data showing the Company’s consolidated controlling interest at December 31, 2011 are as follow:

Directly controlled companies	Percentage interest held in capital stock and possible votes	Controlled/Indirectly and jointly controlled companies	Percentage interest held in capital stock and possible votes	Non-controlling percentage interest in capital stock and possible votes
	12.31.11		12.31.11
AESEBA	99.99	Empresa Distribuidora de Energía Norte S.A. (EDEN S.A.)	90.00	10.00

The subsidiaries’ accounting policies have been changed, if applicable, in order to ensure consistency with the policies adopted by the Company.

The investment in AESEBA has been incorporated on a line-by-line basis in accordance with the general consolidation method established by International Accounting Standard (IAS) 27 and IFRS 10.

b) Summarized financial information on subsidiaries with significant non-controlling interest

EDEN S.A.

i.	Condensed statements of financial position

EDEN S.A.
12.31.2011
Non-current assets	828,922
Current assets	246,438
Total assets	1,075,360

Non-current liabilities	138,596
Current liabilities	423,601
Total liabilities	562,197

Equity	513,163
Equity attributable to the owners	461,847
Non-controlling interests	51,316

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

ii.	Condensed statement of comprehensive income

12.31.2011
Revenue from sales	591,147
Operating loss	(520,862)
Net financial expense	(21,904)
Total comprehensive income for the year	48,381

Comprehensive income for the year attributable to:
Owners of the parent	42,903
Non-controlling interests	5,478

8.	Segment information

The Company’s business activities focus primarily on the distribution and sale of electricity carried out by Edenor S.A. or its subsidiaries. Based on the geographical distribution of its customers, the Company has identified the following operating segments:

AESEBA: Through its subsidiary, it renders electric power distribution and sale services in the northern and northwestern areas of the Province of Buenos Aires.

EMDERSA: Through its subsidiaries, it renders electric power distribution and sale services in the Provinces of San Luis, La Rioja and Salta.

EDENOR: It has the exclusive right to render electric power distribution and sales services to all users connected to the electricity distribution network within the concession area, which is comprised of the following: In the Federal Capital: the area encompassing Dock “D”, unnamed street, path of the future Autopista Costera (coastline highway), extension of Pueyrredón Ave., Pueyrredón Ave., Córdoba Ave., Ferrocarril San Martín railway tracks, General San Martín Ave., Zamudio, Tinogasta, General San Martín Ave., General Paz Ave. and Río de La Plata river. In the Province of Buenos Aires the area includes the following districts: Belén de Escobar, General Las Heras, General Rodríguez, former General Sarmiento (which at present comprises San Miguel, Malvinas Argentinas and José C. Paz), La Matanza, Marcos Paz, Merlo, Moreno, former Morón (which at present comprises Morón, Hurlingham and Ituzaingó), Pilar, San Fernando, San Isidro, San Martín, Tigre, Tres de Febrero and Vicente López.

The information on each operating segment identified by the Company for the year ended December 31, 2011 is as follow:

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

	Emdersa	Aeseba	Edenor S.A.	Eliminations	As per segment information	Discontinued operations	As per consolidated comprehensive loss

Revenue from sales	764,276	503,772	2,302,045	—	3,570,093	(764,276)	2,805,817
Revenue from construction	—	87,374	—	—	87,374	—	87,374
Electric power purchases	(264,511)	(194,568)	(1,130,890)	—	(1,589,969)	264,511	(1,325,458)
Cost of construction	—	(87,374)	—	—	(87,374)	—	(87,374)
Gross profit	499,765	309,204	1,171,155	—	1,980,124	(499,765)	1,480,359

Transmission and distribution expenses	(168,652)	(131,288)	(963,537)	—	(1,263,477)	168,652	(1,094,825)
Selling expenses	(97,313)	(49,916)	(260,396)	—	(407,625)	97,313	(310,312)
Administrative expenses	(99,122)	(29,111)	(195,205)	—	(323,438)	99,122	(224,316)
Other operating income	2,768	8,680	14,480	(3,905)	22,023	(2,768)	19,255
Other operating expense	(5,314)	(5,596)	(44,543)	3,905	(51,548)	5,314	(46,234)
Gain from acquisition of companies	—	—	434,959	—	434,959	—	434,959
Gain from interest in joint ventures	924	—	43,543	(43,539)	928	(924)	4
Impairment of assets available for sale	—	—	(212,597)	(35,270)	(247,867)	247,867	—
Operating profit (loss)	133,056	101,973	(12,141)	(78,809)	144,079	114,811	258,890

Financial income	118	3,919	70,871	(21,304)	53,604	(118)	53,486
Financial expenses	(73,598)	(26,488)	(280,259)	21,300	(359,045)	47,790	(311,255)
Net financial expense	(73,480)	(22,569)	(209,388)	(4)	(305,441)	47,672	(257,769)
Profit (Loss) before taxes	59,576	79,404	(221,529)	(78,813)	(161,362)	162,483	1,121

Income tax	(17,455)	(30,387)	(82,177)	—	(130,019)	(22,952)	(152,971)

Profit (Loss) from continuing operations	42,121	49,017	(303,706)	(78,813)	(291,381)	139,531	(151,850)
Loss from discontinued operations	—	—	—	—		(139,531)	(139,531)

Profit (Loss) for the year	42,121	49,017	(303,706)	(78,813)	(291,381)	—	(291,381)
Non-controlling interests	(6,851)	(5,478)	—	(347)	(12,676)	—	(12,676)
Profit (Loss) for the year attributable to the owners of the parent	35,270	43,539	(303,706)	(79,160)	(304,057)	—	(304,057)

At December 31, 2011, the Company decided to discontinue EMDERSA operating segment.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

9.	Contingencies and lawsuits

The Company has contingent liabilities and is a party to lawsuits that arise from the ordinary course of business. Based on the opinion of its legal advisors, Management estimates that the outcome of the current contingencies and lawsuits will not exceed the amounts of the recorded provisions nor will be significant with respect to the Company’s financial position or the results of its operations.

Furthermore, it is worth mentioning that there exist contingent obligations and labor, civil and commercial complaints filed against the Company relating to legal actions for individual non-significant amounts, which, nevertheless, as a whole amount to $ 76.5 million.

The most significant legal actions in which the Company is a party involved are detailed below:

a.	Edenor S.A.

Legal action brought by the National Ombudsman

Purpose: presentation against the resolutions by which the new electricity rate schedule went into effect as from 10/01/08 and the application of the Program for the Rational Use of Electric Power (PUREE).

Procedural stage of the proceedings: on 12/07/09, the Company filed an appeal (“Queja por Recurso denegado”) to the Federal Supreme Court requesting that the extraordinary appeal rejected by the Appellate Court be sustained. The appeal is currently being analyzed by the Supreme Court.

Amount: undetermined

Conclusion: no provision has been recorded for these claims in these consolidated financial statements as the Company’s management, based on both that which has been previously mentioned and the opinion of its legal advisors, believes that there exist solid arguments to support its position.

Legal action brought by Consumidores Libres Coop. Ltda. de provisión de servicios de acción comunitaria

Purpose:

a) That all the last resolutions concerning electricity rates issued by the ENRE and the National Energy Secretariat be declared null and unconstitutional, and, in consequence whereof, that the amounts billed by virtue of these resolutions be refunded.

b) That all the defendants be under the obligation to carry out the Tariff Structure Review (RTI).

c) That the resolutions issued by the Energy Secretariat that extend the transition period of the Adjustment Agreement be declared null and unconstitutional.

d) That the defendants be ordered to carry out the sale process, through an international public bidding, of the class “A” shares, due to the fact that the Management Period of the Concession Agreement is considered over.

e) That the resolutions as well as any act performed by a governmental authority that modify contractual renegotiations be declared null and unconstitutional.

f) That the resolutions that extend the management periods contemplated in the Concession Agreement be declared null and unconstitutional.

h) Subsidiarily, should the main claim be rejected, that the defendants be ordered to bill all customers on a bimonthly basis.

Amount: undetermined

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

Procedural stage of the proceedings: The Company answered the complaint rejecting all its terms and requesting that a summons be served upon CAMMESA as a third-party defendant. At the date of preparation of these financial statements, no decision has been made by the Court hearing the case concerning the Company’s request that CAMMESA be summoned as a third-party defendant. The Federal Government has answered the complaint filed against it within the term granted for such purpose.

Conclusion: no provision has been recorded for these claims in these consolidated financial statements as the Company’s management, based on both that which has been previously mentioned and the opinion of its legal advisors, believes that there exist solid arguments to support its position.

Legal action brought by Consumidores Financieros Asociación civil para su defensa

Purpose:

1) Reimbursement of the VAT percentage paid on the illegally “widened” taxable basis due to the incorporation of a concept (National Fund of Electricity - FNEE) on which no VAT had been paid by the defendants when CAMMESA (the company in charge of the regulation and operation of the wholesale electricity market) invoiced them the electricity purchased for distribution purposes.

2) Reimbursement of part of the administrative surcharge on “second due date”, in those cases in which payment was made within the time period authorized for such second deadline (14 days) but without distinguishing the effective day of payment.

3) Application of the “borrowing rate” in case of customer delay in complying with payment obligation, in accordance with the provisions of Law No. 26,361.

Amount: undetermined

Procedural stage of the proceedings: On 04/22/10, the Company answered the complaint and filed a motion to dismiss for lack of standing (“excepción de falta de legitimación”), requesting, at such opportunity, that a summons be served upon the Federal Government, the AFIP and the ENRE as third-party defendants. These pleadings were made available to the plaintiff. Having this procedural step been complied with, as from 06/16/10 the proceedings are yet to be resolved.

Conclusion: no provision has been recorded for these claims in these consolidated financial statements as the Company’s management, based on both that which has been previously mentioned and the opinion of its legal advisors, believes that there exist solid arguments to support its position.

Legal action brought by Unión de Usuarios y Consumidores

Purpose:

a) that clause 4.6 and related clauses of Appendix I of the Adjustment Agreement be revoked, inasmuch as they establish that the rate increase will be retroactive;

b) that Resolution No. 51/07 of the ENRE be nullified inasmuch as it authorizes the retroactive increase of rates in favor of the Company.

c) that the Company be ordered to reimburse customers all the amounts paid as retroactive rate increase for the period of November 1, 2005 through January 31, 2007.

d) that the reimbursement be implemented through a credit in favor of customers.

Amount: undetermined

Procedural stage of the proceedings: By resolution issued on 06/01/11, the Court of Appeals in Contentious and Administrative Federal Matters No. V, supporting the Company’s arguments, ordered that the lower court decision be nullified as to the merits of the case.  Against such decision, the Unión de Usuarios

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

y Consumidores filed an extraordinary federal appeal (“Recurso Extraordinario Federal”) which was granted on 11/03/11. The proceedings will be taken to the Supreme Court.

Conclusion: no provision has been recorded for these claims in these consolidated financial statements as the Company’s management, based on both that which has been previously mentioned and the opinion of its legal advisors, believes that there exist solid arguments to support its position.

Legal action brought by the Company (“EDENOR S.A. VS RESOLUTION NO. 32/11 OF THE ENRE”)

Purpose:

By this action, the Company challenges such resolution, which – within the framework of the power cuts occurred between December 20 and December 31, 2010 – established the following:

- That the Company be fined in the amount of 750 due to its failure to comply with the obligations arising from Section 25) sub-sections a, f and g of the Concession Agreement and Section 27 of Law No. 24,065.

- That the Company be fined in the amount of 375 due to its failure to comply with the obligations arising from Section 25 of the Concession Agreement and Resolution No. 905/1999 of the ENRE.

- That Company customers be paid as compensation for the power cuts suffered the following amounts: 180 to each small-demand residential customer who suffered power cuts that lasted more than 12 continuous hours, 350 to those who suffered power cuts that lasted more than 24 continuous hours, and 450 to those who suffered power cuts that lasted more than 48 continuous hours. The resolution stated that such compensation did not include damages to customer facilities and/or appliances, which were to be dealt with in accordance with a specific procedure.

Amount: not specified in the complaint.

Procedural stage of the proceedings: on 07/08/11, the Company requested that the substance of the case be served on the ENRE, which is taking place at the date of issuance of these financial statements. Furthermore, on 10/28/11, the Company filed an appeal (“Queja por Recurso Denegado”) to the Federal Supreme Court requesting that the rejected extraordinary federal appeal be sustained.

Conclusion: At the end of the year ended December 31, 2011, the provision recorded in relation to the aforementioned compensations amounts to 25,303 (Notes 3.22 and 24)

Legal action brought by ASOCIACIÓN DE DEFENSA DE DERECHOS DE USUARIOS Y CONSUMIDORES – ADDUC

Purpose: that the Company be ordered to reduce or mitigate the default or late payment interest rates charged to customers who pay their bills after the first due date, inasmuch as they violate section 31 of Law No. 24,240, ordering both the non application of pacts or accords that stipulate the interest rates that are being applied to the users of electricity –their unconstitutional nature– as well as the reimbursement of interest amounts illegally collected from users of the service from 08/15/08 through the date on which the defendant complies with the order to reduce interest. It is also requested that the value added tax (VAT) and any other taxes charged on the portion of the surcharge illegally collected be reimbursed.

Amount: undetermined

Procedural stage of the proceedings: On 11/11/11, the Company answered the complaint and filed a motion to dismiss for both lack of standing (“excepción de falta de legitimación activa”) and the fact that the claims at issue were being litigated in another lawsuit (“litispendencia”), requesting, at such opportunity, that a summons be served upon the ENRE as a third-party defendant. These pleadings were made available to the plaintiff.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

Conclusion: therefore, no provision has been recorded for these claims in these consolidated financial statements as the Company’s management, based on both that which has been previously mentioned and the opinion of its legal advisors, believes that there exist solid arguments to support its position.

b.	Subsidiary - EDEN

ADMINISTRATIVE CLAIM (ACCION DE REPETICION1) – TAX ON MINIMUM PRESUMED INCOME

Purpose: To claim reimbursement by the Public Administration of Public Revenues (AFIP), of the excess amounts paid by AESEBA as Minimum Presumed Income Tax for fiscal periods 1998 through 2003.

Amount: $ 25 thousand.

Procedural stage of the proceedings: The subsidiary company lodged two special appeals (recurso de reconsideración2) against the AFIP’s resolutions claming not only the approval of the amounts not approved by the tax authorities but also that interest be calculated as from the filing date of the administrative claim. To date, these appeals have not yet been resolved.

In August 2011, the AFIP corrected interest calculation and on 08/17/11 made payment for the period 1998 through 2001. The appeal concerning fiscal years 2002 and 2003 is still pending resolution.

Conclusion: Due to the above-mentioned, no provision has been recorded for this claim in these consolidated financial statements.

MANAGEMENT OPERATOR, INCOME TAX, DEDUCTIONS, FOREIGN BENEFICIARIES

Purpose: sua sponte assessment procedure by the Federal Administration of Public Revenues (“AFIP”) aimed at verifying the calculation of income tax and withholdings to foreign beneficiaries for fiscal periods 1998 and 1999.

Within the framework of this inspection, the AFIP noted a delay in the registration with the National Institute of Intellectual Property (INPI) of the technical assistance, know-how and operation agreement entered into on 06/02/97 by the Subsidiary Company and CEA Americas Operating Company (afterwards PSEG Americas Operating Company). As a consequence of the delay, the AFIP questioned the deduction of the amounts paid under the agreement on income tax returns for periods 1997, 1998 and 1999.  Additionally, the AFIP questioned the presumed net income rate applied by the Subsidiary Company on such amounts.

Amount: undetermined

Procedural stage of the proceedings: on 04/28/09, the Subsidiary Company decided to adhere to the Tax and Social Security Contributions Regularization Plan set forth by Law No. 26,476/08, regulated by General Resolution No. 2,537/09, thereby abandoning the appeals filed with the Federal Tax Court.

Conclusion: Due to the above-mentioned, no provision has been recorded for these claims in these consolidated financial statements.

1 Acción de repetición: administrative claim which a taxpayer may file in order to request the reimbursement of unduly paid amounts, whether voluntarily or at the request of the tax authorities
2 Recurso de reconsideración: appeal filed in order that the same administrative authority or officer who gave a decision shall reconsider and revoke it.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

10.	Property, plant and equipments

	FACILITIES IN SERVICE	FURNITURE, TOOLS AND EQUIPMENT	TOTAL ASSETS SUBJECT TO DEPRECIATION	CONSTRUCTION IN PROCESS	ALLOWANCE FOR IMPAIRMENT OF PP&E	SUPPLIES AND SPARE-PARTS	TOTAL

Resulting net 01.01.2011	3,353,002	28,681	3,381,683	307,398	—	23,249	3,712,330

Incorporation net bces. from acquisition	986,243	36,047	1,022,290	91,747	(3,449)	10,849	1,121,437
Additions	26,202	23,784	49,986	536,528	(516)	17,039	603,038
Net retirements (1)	435	(156)	279	(4,001)	—	(5,857)	(9,579)
Transfers	402,030	945	402,975	(393,389)	—	(9,586)	—
Depreciation for the year (2)	(213,426)	(18,794)	(232,220)	—	—	—	(232,220)
Assets classified as available for sale	(1,114,518)	(17,390)	(1,131,909)	(62,070)	3,115	(8,832)	(1,199,696)

Resulting net 12.31.2011	3,439,968	53,117	3,493,085	476,213	(850)	26,862	3,995,310

(1)  Includes $ 7.7 million relating to the net disposal of the assets available for sale.

(2)  Includes $ 44.3 million relating to the year’s depreciation of the assets available for sale.

●	During the year ended December 31, 2011, direct costs capitalized amounted to $ 76.89 million.

●	Financial costs capitalized for the year ended December 31, 2011 amounted to $ 16.13 million.

11.	Intangible assets

	Concession rights - EDEN	Total

Resulting net 01.01.2011	—	—

Incorporation net bces. from acquisition of companies	760,479	760,479
Additions	23,466	23,466
Net retirements	(10,737)	(10,737)
Transfers	39,900	39,900
Amortization for the year	(20,093)	(20,093)

Resulting net 12.31.2011	793,015	793,015

The subsidiary EDEN is the holder of the concession for the provision of the public service of electric power  distribution and sale in the northern area of the Province of Buenos Aires. As stipulated in the concession agreement, the concession authority controls the services to be provided and their prices, and maintains a significant interest in the infrastructure at the end of the concession period. Due to the fact that the concession agreement grants EDEN the right to charge users for the electricity distributed, the Company recognizes an intangible asset.

The resulting intangible asset is amortized on a straight-line basis throughout the estimated useful life of each of the underlying fixed assets that make up its value, without exceeding the term of the concession.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

12.	Financial instruments

12.1 Financial instruments by category

	Financial assets at amortized cost	Financial assets at fair value through profit or loss	Non-financial assets	Total
At December 31, 2011
Assets
Trade receivables	534,732	—	45,725	580,457
Other receivables	25,364	—	101,164	126,528
Derivative financial instruments	—	1,316	—	1,316
Cash and cash equivalents	71,606	58,903	—	130,509
Financial assets at fair value through profit or loss:
Financial instruments - government bonds	—	2,132	—	2,132
Total	631,702	62,351	146,889	840,942

	Financial assets at amortized cost	Financial assets at fair value through profit or loss	Non-financial assets	Total
At January 1, 2011
Assets
Trade receivables	421,193	—	45,531	466,724
Other receivables	29,767	—	28,798	58,565
Derivative financial instruments	—	—	—	—
Cash and cash equivalents	26,134	219,873	—	246,007
Financial assets at fair value through profit or loss:
Financial instruments - government bonds	—	430,836	—	430,836
Total	477,094	650,709	74,329	1,202,132

	Financial liabilities at amortized cost	Financial liabilities at fair value through profit or loss	Subtotal financial liabilities	Non-financial liabilities	Total
At December 31, 2011
Liabilities
Trade payables and other liabilities	742,788	—	742,788	1,488,348	2,231,136
Borrowings	1,248,907	—	1,248,907	—	1,248,907
Total	1,991,695	—	1,991,695	1,488,348	3,480,043

	Financial liabilities at amortized cost	Financial liabilities at fair value through profit or loss	Subtotal financial liabilities	Non-financial liabilities	Total
At January 1, 2011
Liabilities
Trade payables and other liabilities	434,031	—	434,031	984,518	1,418,549
Borrowings	1,081,968	—	1,081,968	—	1,081,968
Derivative financial instruments	7,253	—	7,253	—	7,253
Total	1,523,252	—	1,523,252	984,518	2,507,770

The income, expenses, gains and losses resulting from each category of financial instruments are as follow:

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

	Financial assets at amortized cost	Financial assets at fair value through profit or loss	Total
At December 31, 2011
Interest income	1,953	22,346	24,299
Gain/ (loss) from financial instruments at fair value	(1,457)	—	(1,457)
Total	496	22,346	22,842

	Financial liabilities at amortized cost	Financial liabilities at fair value through profit or loss	Total
At December 31, 2011
Interest expense	180,679	—	180,679
Total	180,679	—	180,679

12.2  Credit quality of financial assets

	12.31.11	01.01.11
Customers with no external credit rating (1):
Group 1 (i)	403,484	368,687
Group 2 (ii)	64,191	66,902
Group 3 (iii)	157,226	46,231
Group 4 (iv)	13,174	14,163
Total trade receivables	638,075	495,983

(1)	Balances do not include the allowance for the impairment of trade receivables

(i)	Relates to customers with debt to become due.
(ii)	Relates to customers with up to 3 months past due debt.
(iii)	Relates to customers with 3 to 12 months past due debt.
(iv)	Relates to customers with more than 12 months past due debt.

12.3  Financial assets at fair value through profit or loss

	12.31.2011	01.01.2011
Government bonds, shares and corporate notes	2,132	430,836
	2,132	430,836

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

13.	Trade and other receivables

	12.31.11	01.01.11
Non-current:
Receivables from Cost Monitoring Mechanism and others	45,725	45,531
Trade receivables	45,725	45,531
Prepaid expenses	1,140	1,199
Tax on minimum presumed income	30,743	12,283
Tax credits	885	—
Receivable with EDEN S.A. class “C” shareholders	15,417	—
Other	1,249	1,321
Other receivables	49,434	14,803
Total non-current	95,159	60,334

Current:
Sales of electricity - Billed	344,116	216,749
Sales of electricity – Unbilled	196,598	149,046
Retroactive tariff increase arising from the application of the new electricity rate schedule	—	21,442
Adjustment to present value of the retroactive tariff increase arising from the application of the new electricity rate schedule	—	(1,170)
Framework Agreement	25,662	33,047
National Fund of Electricity	3,353	3,437
Bonds for the cancellation of debts of the Province of Bs. As.	—	8,743
Specific fee payable for the expansion of the network, transportation and others	6,512	4,477
In litigation	16,109	14,681
Allowance for the impairment of trade receivables	(57,618)	(29,259)
Trade receivables	534,732	421,193

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

	12.31.11	01.01.11
Prepaid expenses	2,986	4,625
Advances to suppliers	39,163	4,415
Advances to personnel	4,627	6,276
Related companies (Note 30)	8,282	4,169
Receivables from activities other than the main activity	20,405	23,321
Allowance for the impairment of other receivables	(12,253)	(12,799)
Tax on financial transactions	829	3,693
Note receivable with EDESUR S.A.	2,846	—
Other	10,209	10,062
Other receivables	77,094	43,762
Total current	611,826	464,955
Total trade and other receivables	706,985	525,289

The carrying amount of current trade and other receivables approximates fair value due to their short-term maturities.

At December 31, 2011 and January 1, 2011, trade receivables that were past due but for which no allowance had been recorded amounted to $ 176.97 million and $ 98.04 million, respectively. These balances relate to independent customers for whom there is no recent history of default. The ageing analysis of these trade receivables is as follows:

	12.31.11	01.01.11
Past due	234,591	127,296
Up to 3 months	357,306	322,182
From 3 to 6 months	246	488
More than 6 months	45,932	46,017
	638,075	495,983

The carrying amount of the Company’s trade and other receivables is denominated in the following currencies:

	12.31.11	01.01.11
Argentine pesos	689,562	520,642
US dollars	16,446	4,063
Euros	977	584
	706,985	525,289

The evolution of the allowance for the impairment of receivables is as follow:

12.31.11
Balance at beginning of year	29,259
Incorporation of bces. for acquisition of companies	26,400
Increase	9,313
Uses	(7,354)
Balance at end of year	57,618

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

The evolution of the allowance for the impairment of other receivables is as follow:

12.31.11
Balance at beginning of year	12,799
Incorporation of bces. for acquisition of companies	4,358
Increase	1,495
Uses	(6,399)
Balance at end of year	12,253

14.	Inventories

	12.31.11	01.01.11

Supplies and spare-parts	46,175	12,407
Allowance for the impairment of supplies and spare-parts	(850)	—
	45,325	12,407
Total inventories	45,325	12,407

15.	Cash and cash equivalents

	12.31.11	01.01.11
Cash	713	449
Banks	22,105	7,567
Checks to be deposited	277	595
Time deposits	48,511	17,523
Money market funds	58,903	219,873
Total cash and cash equivalents	130,509	246,007

16.	Share capital and additional paid-in capital

	Number of shares (1)	Share capital (2)	Additional paid-in capital	Total
At January 1, 2011	906,455,100	1,902,944	18,317	1,921,261
Additional purchase of non-controlling interests	—	—	3,452	3,452
At December 31, 2011	906,455,100	1,902,944	21,769	1,924,713

(1)	Includes 9,412,500 treasury shares at December 31, 2011 and January 1, 2011.
(2)	Includes the nominal value of capital and treasury stock, and the restatement adjustment of both concepts.

At December 31, 2011 and January 1, 2011, the Company’s share capital amounts to 906,455,100 shares, represented by 462,292,111 common, book-entry Class A shares with a par value of one peso each and the right to one vote per share; 442,210,385 common, book-entry Class B shares with a par value of one peso each and the right to one vote per share; and 1,952,604 common, book-entry Class C shares with a par value of one peso each and the right to one vote per share. Each and every share maintains the same voting rights, i.e. one vote per share. There are no preferred shares of any kind, dividends and/or preferences in the event of liquidation, privileged participation rights, prices and dates, or unusual voting rights. Moreover, there are no

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

significant terms of contracts allowing for either the issuance of additional shares or any commitment of a similar nature.

During fiscal year 2008, the Company acquired 9,412,500 Class B treasury shares with a nominal value of 1 peso. The amount disbursed to acquire these shares totalled $ 6.4 million, which was deducted from unappropriated retained earnings of the equity attributable to the owners of the Company at that date.

At the date of these consolidated financial statements, these shares are held as “treasury stock”. The Company is entitled to reissue these shares at a future date.

On March 3, 2011, the Company held the General Annual Meeting which resolved by majority of votes to extend for 3 years the term for holding the treasury shares acquired within the framework of section 68 of Law No. 17,811 (text consolidated by Decree No. 677/01). All the shares issued have been fully paid-in.

The Company’s Employee Stock Ownership Program

At the time of the privatization of SEGBA (the Company’s predecessor), the Argentine Government assigned the Company’s Class C shares, representing 10% of the Company’s outstanding capital stock, for the creation of an Employee Stock Ownership Program (ESOP) in compliance with the provisions of Law No. 23,696 and its regulatory decrees. Through this program, certain eligible employees (including former SEGBA employees who had been transferred to the Company) were entitled to receive a specified number of Class C shares, to be calculated on the basis of a formula that took into consideration a number of factors including employee salary, position and seniority. In order to implement the ESOP, a general transfer agreement, a voting trust agreement and a trust agreement were signed.

Pursuant to the general transfer agreement, participating employees were allowed to defer payment of the Class C shares over time. As security for the payment of the deferred purchase price, the Class C shares were pledged in favor of the Argentine government. This pledge was released on April 27, 2007 upon full payment to the Argentine Government of the deferred purchase price of all Class C shares. Additionally, in accordance with the terms of the original trust agreement, the Class C shares were held in trust by Banco de la Nación Argentina, acting as trustee, for the benefit of the ESOP participating employees and the Argentine Government. Furthermore, in accordance with the voting trust agreement, all political rights of participating employees (including the right to vote at the Company’s ordinary and extraordinary shareholders’ meetings) were to be jointly exercised until full payment of the deferred purchase price and release of the pledge in favor of the Argentine Government. On April 27, 2007, ESOP participating employees fully paid the deferred purchase price to the Argentine Government, accordingly, the pledge was released and the voting trust agreement was terminated.

In accordance with the regulations applicable to the ESOP, participating employees who retired before full payment of the deferred purchase price to the Argentine Government was made, were required to transfer their shares to the Guarantee and Repurchase Fund (Fondo de Garantía y Recompra) at a price to be calculated in accordance with a formula established in the general transfer agreement. At the date of payment of the deferred purchase price, the Guarantee and Repurchase Fund had not fully paid the amounts due to former ESOP participating employees for the transfer of their Class C shares.

A number of former employees of both SEGBA and the Company have brought legal actions against the Guarantee and Repurchase Fund, the Argentine Government and, in few cases, against the Company, in cases in relation to the administration of the Employee Stock Ownership Program. The plaintiffs who are former employees of SEGBA were not deemed eligible by the corresponding authorities to participate in the Employee Stock Ownership Program at the time of its creation. This decision is being disputed by the plaintiffs who are therefore seeking compensation. The plaintiffs who are former employees of the Company are claiming payment for the unpaid amounts owed to them by the Guarantee and Repurchase Fund either due to non-payment of the transfer of their shares upon retirement in favor of the Guarantee and Repurchase Fund or incorrect calculation of amounts paid to them by the Guarantee and Repurchase Fund.  In several of these claims, the plaintiffs have obtained attachment orders or prohibitory injunctions against the Guarantee and Repurchase Fund on Class C shares and the amounts deposited in such Fund. Due to the fact that the resolution of these legal proceedings is still pending, the Federal Government has instructed Banco de la Nación Argentina to create a Contingency Fund so that a portion of the proceeds of the offering of the Employee Stock Ownership Program Class C shares be kept during the course of the legal actions.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

No provision has been recorded in these consolidated financial statements in connection with the legal actions brought against the Company as the Company’s management believes that EDENOR S.A. is not responsible for the above-mentioned claims.

In accordance with the agreements, laws and decrees that govern the Employee Stock Ownership Program, the Class C shares may only be held by personnel of the Company, therefore before the public offering of the Class C shares that had been separated from the Program, such shares were converted into Class B shares and sold. In conformity with the by-laws, the political rights previously attributable to Class C shares are at present jointly exercised with those attributable to Class B shares and the holders of the remaining Class C shares will vote jointly as a single class with the holders of Class B shares when electing directors and supervisory committee members. At December 31, 2011 and January 1, 2011, 1,952,604 Class C shares, representing 0.22% of the Company’s share capital are outstanding.

17.	Allocation of profits

Restrictions on the distribution of dividends

i.
In accordance with the provisions of Law No. 19,550, the General Annual Meeting held on April 13, 2011 resolved that the loss for the year ended December 31, 2010 be absorbed by the Unappropriated Retained Earnings account.

ii.
In accordance with the provisions of Law No. 25,063,  passed in December 1998, dividends to be distributed, whether in cash or in kind, in excess of accumulated taxable profits at the fiscal year-end immediately preceding the date of payment or distribution, shall be subject to a final 35% income tax withholding, except for those dividends distributed to shareholders who are residents of countries benefiting from conventions for the avoidance of double taxation who will be subject to a lower tax rate.

iii.
Additionally, as indicated in Note 2, and in accordance with the Adjustment Agreement entered into between Edenor S.A. and the Federal Government, there are certain restrictions on the distribution of dividends by the Company and the ENRE’s approval for any distribution is necessary.

iv.
In accordance with the provisions of Argentine Business Organizations Law No. 19,550, not less than five percent (5%) of the net profit arising from the statement of income for the year must be allocated to the legal reserve, until it equals twenty percent (20%) of the share capital. No charge has been recorded for this concept in the current year.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

18.	Trade payables and other liabilities

	12.31.11	01.01.11
Non-current
Customer deposits	53,477	49,129
Other	867	1,855
Trade payables	54,344	50,984
Program for the rational use of electric power	867,089	529,097
ENRE penalties and discounts	506,598	455,421
Other liabilities	1,373,687	984,518
Total non-current	1,428,031	1,035,502
Current
Payables for purchase of electricity and other purchases	427,723	221,626
Provision for unbilled electricity purchases	115,125	111,860
Customer contributions	79,292	33,965
Related companies (Note 30)	5,382	1,400
Other	30,806	9,654
Trade payables	658,328	378,505
Program for the rational use of electric power	61,566	—
Dividends payable	1,211	—
ENRE penalties and discounts	35,636	—
Advance payments received for EDELAR’s sale agreement	6,455	—
Related companies (Note 30)	14,280	—
Advances for construction works to be performed	17,459	—
Other	8,170	4,542
Other liabilities	144,777	4,542
Total current	803,105	383,047
Total trade payables and other liabilities	2,231,136	1,418,549

The carrying amount of Trade payables and Other liabilities approximates fair value.

19.	Borrowings

	12.31.11	01.01.11
Non-current
Financial loans	6,890	—
Corporate notes	1,182,992	1,035,113
Total non-current	1,189,882	1,035,113

Current
Financial loans	6,870	—
Interest	28,870	21,237
Corporate notes	23,285	25,618
Total current	59,025	46,855
Total borrowings	1,248,907	1,081,968

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

The maturities of the Company’s borrowings and its exposure to interest rates are as follow:

12.31.11
Fixed rate
Less than 1 year	35,740
From 1 to 2 years	—
From 2 to 3 years	—
From 3 to 4 years	—
From 4 to 5 years	—
More than 5 years	1,171,326
1,207,066
Floating rate
Less than 1 year	23,285
From 1 to 2 years	15,111
From 2 to 3 years	3,445
From 3 to 4 years	—
From 4 to 5 years	—
More than 5 years	—
41,841
1,248,907

The carrying amount of current borrowings approximates fair value due to their short-term maturity.

The fair value of non-current borrowings amounts to $ 1.059 million.

The Company’s borrowings are denominated in the following currencies:

	12.31.11	01.01.11
Argentine pesos	49,973	42,037
US dollars	1,198,934	1,039,931
	1,248,907	1,081,968

The evolution of the Company’s borrowings during the year was as follows:

Balance at 01.01.2011	1,081,968
Principal borrowed	298,190
Principal repaid	(252,542)
Interest paid	(127,891)
Exchange difference and interest accrued	249,182
Balance at 12.31.2011	1,248,907

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

The main features of the Company and each of its subsidiaries’ borrowings are detailed below:

THE COMPANY’S BORROWINGS

   Corporate notes programs

The Company is included in a Corporate Notes program, the relevant information of which is detailed below:

Debt issued in United States dollars

Corporate Notes	Class	Rate	Year of Maturity	Debt structure at 01-01- 2011 (in thousands of USD)	Debt purchase in 2011 (in thousands of USD)	Issuance 4-26-2011 (in thousands of USD	Debt structure at 12-31- 2011 (in thousands of USD)	Balance at 12-31- 2011 (in thousands of $)
Floating Rate Par Note	A	LIBO+ Spread (2)	2019	12,656	(12,656)	—	—	—
Fixed Rate Par Note	7	10.50	2017	24,760	—	—	24,760	106,567
Fixed Rate Par Note (1)	9	9.75	2022	219,184	(41,453)	69,699	247,430	1,064,759
Total				256,600	(54,109)	69,699	272,190	1,171,326

(1)	Net of issuance expenses.
(2)	From 0% in year 2006 to reach 2% in the year of the repurchase in 2011.

Debt issued in Argentine pesos

Corporate Notes	Debt Structure (in thousands of pesos)
	Class	Rate	Year of Maturity	Balance at 12-31-2011
Floating Rate Par Note	8	BADLAR+6.75	2013	34,951
Total				34,951

The Company used the net proceeds from the sale of the Corporate Notes in these offerings to refinance part of its short-term indebtedness, finance its capital expenditures plan and increase working capital.

The main covenants are the following:

i.	Negative Covenants

The terms and conditions of the Corporate Notes include a series of negative covenants that limit the Company’s actions with regard to, among others, the following:

- encumbrance or authorization to encumber its property or assets;

- incurrence of indebtedness, in certain specified cases;

- sale of the Company’s assets related to its main business;

- carrying out of transactions with shareholders or related companies;

- making certain payments (including, among others, dividends, purchases of Edenor’s common shares or payments on subordinated debt).

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I
ii .	Suspension of Covenants:

Certain negative covenants stipulated in the terms and conditions of the Corporate Notes will be suspended or adjusted if:

The Company’s long-term debt rating is raised to Investment Grade, or
The Company’s Level of Indebtedness is equal to or lower than 2.5.

If the Company subsequently losses its Investment Grade rating or its Level of Indebtedness is higher than 2.5, as applicable, the suspended negative covenants will be once again in effect.

However, the reinstatement of the covenants will not affect those acts which the Company may have performed during the suspension of such covenants.

EDENOR’S FINANCIAL LOANS

In August 2011, the Company took out a financial loan from Banco Ciudad for a principal amount of $ 5.8 million accruing interest at an annual rate of 14.8% and falling due on February 6, 2012. Interest is paid on a monthly basis as from August 31, 2011. At the closing date of these consolidated financial statements, the Company entered into an Addendum with Banco Ciudad pursuant to which the maturity date of the aforementioned loan is extended to February 2014.

Additionally, in March and June 2011, the Company took out loans from Banco de la Provincia de Buenos Aires for a total principal amount of $ 22 million accruing interest at an annual rate of 14% and falling due in March 2012, May 2012 and June 2014. Interest is paid on a monthly basis.

At December 31, 2011, the outstanding balance under the aforementioned loans amounts to $ 13.76 million.

 AESEBA’S FINANCIAL LOANS

Loans

On March 4, 2011, EDEN S.A. made an early repayment of the balance outstanding at that date under the financial loan granted by Standard Bank Argentina S.A. and HSBC Argentina S.A. Such repayment was made with the Distribution Company’s own funds and the proceeds of a loan in local currency for $ 80 million granted at that date to EDEN S.A. by the Company. As stipulated in the original loan agreement, the loan accrues interest at an annual nominal rate of 16% with both principal and interest falling due on April 30, 2011.

On April 29, 2011, EDEN S.A. agreed with the Company to extend the maturity date of the loan to April 30, 2012, having paid at that time interest accrued through April 30, 2011 for $ 2 million. Additionally, the new agreement stipulates that interest will be paid semi-annually in arrears, with the first installment falling due on October 31, 2011.

Furthermore, on November 3, 2011, EDEN S.A. entered into an agreement with the Company for the granting of a USD 3.1 million one-year term loan to be applied to the settlement of the debt with the management operator. As stipulated in the agreement, the loan accrues compensatory interest at an annual nominal rate of 8.5% payable quarterly, with principal falling due at maturity.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

20.	Salaries and social security taxes payable

	12.31.11	01.01.11
Non-current
Early retirements payable	5,526	6,845
Seniority-based bonus	18,065	12,432
Total non-current	23,591	19,277

Current
Salaries payable and provisions	260,007	160,616
Social security taxes payable	10,536	13,651
Early retirements payable	5,246	6,165
Total current	275,789	180,432
Total salaries and social security taxes payable	299,380	199,709

Early retirements payable corresponds to individual optional agreements. After employees reach a specific age, the Company may offer them this option. The related accrued liability represents future payment obligations which at December 31, 2011 and January 1, 2011 amount to $ 5.25 million and $ 6.17 million (current) and $ 5.53 million and $ 6.85 million (non-current), respectively.

At December 31, 2011 and January 1, 2011, provisions for seniority-based bonuses amounted to $ 18.07 million and $ 12.43 million, respectively.

At December 31, 2011 and January 1, 2011, the number of contracted employees amounts to 3,536 and 2,699, respectively.

21.	Benefit plans

a)	Defined benefit plans

The defined benefit plans granted to the Company’s employees are detailed below:

●	A seniority-based bonus to be granted to employees with a certain number of years of service, as stipulated in collective bargaining agreements in effect.

●	A bonus to be granted to all employees who, in addition to having the necessary years of service, have made the required contributions to obtain the Ordinary Retirement.

The amounts and conditions vary in accordance with the collective bargaining agreement and for employees who are not union members.

b)	Pension

●
Pension plans for certain employees. These plans establish the amount of the benefit to be received by an employee at the time of his/her retirement, usually in accordance with one or more factors such as age, years of service and salary.

	12.31.11	01.01.11
Total non-current	83,503	41,492
Total current	11,326	—
Total Benefit plans	94,829	41,492

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

The detail of the pension plan obligations at December 31, 2011 and January 1, 2011 is as follows:

12.31.11
Benefit payment obligations at beginning of year (1)	73,155
Cost	3,211
Interest	12,436
Actuarial losses	13,764
Benefits paid to participating employees	(7,737)
Benefit payment obligations at end of year	94,829

(1)	Includes 31,663 for business combination corresponding to EDEN S.A.

At December 31, 2011 and January 1, 2011, the Company does not have any assets related to the pension plans or post-retirement benefits.

The detail of the charge recognized in the consolidated statement of comprehensive income is as follows:

12.31.11
Cost	3,211
Interest	12,436
15,647

The main actuarial assumptions used by the Company were the following:

12.31.11
Discount rate	30%
Salary increase	23%
Inflation	22%

The following information shows the effect of a 1% variation in the discount rate for the projection at December 31, 2011 and January 1, 2011:

12.31.11
Projection of payment obligations	94,829
Effect of 1% increase	90,056
Effect of 1% decrease	99,788

Liabilities related to the above-mentioned benefits have been determined taking into account all the rights accrued by the beneficiaries of the plans through the closing date of the year ended December 31, 2011.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

22.	Income tax and tax on minimum presumed income

The analysis of deferred tax assets and liabilities is as follows:

	12.31.11	01.01.11
Deferred tax assets:
Deferred tax assets to be recovered in more than 12 months	131,421	172,147
Deferred tax assets to be recovered in less than 12 months	6,205	18,562
	137,626	190,709
Deferred tax liabilities:
Deferred tax liabilities to be recovered in more than 12 months	(471,129)	(436,502)
Deferred tax liabilities to be recovered in less than 12 months	(15,246)	(4,486)
	(486,375)	(440,988)

The evolution of deferred tax assets and liabilities considered at December 31, 2011 and January 1, 2011, respectively, is detailed below:

Opening balance	(250,279)
Charged to the statement of income	(114,147)
Charged to other comprehensive loss	10,192
Net effect for business combination	5,485
Closing balance	(348,749)

	Property, plant
	and equipment
Deferred tax liabilities:	and Other	Total
Balance at January 1, 2011	440,988	440,988
Charged to the statement of income	45,387	45,387
Balance at December 31, 2011	486,375	486,375

	Accrued
	provisions and
	provisions for	Tax losses
Deferred tax assets:	impairment	carryforward	Other	Total
Balance at January 1, 2011	17 8,681	11,586	442	190,709
Business combinations	5,485	—	—	5,485
Charged to the statement of income	(56,770)	(11,586)	(404)	(68,760)
Charged to other comprehensive loss	10,192	—	—	10,192
Balance at December 31, 2011	137,588	—	38	137,626

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

The detail of the income tax charge is disclosed below:

12.31.2011
Current tax	40,266
Difference between provision and tax return	(1,442)
Deferred tax	114,147
Income tax	152,971

The reconciliation between income tax as charged to the results of operations and the amount that would result from applying the tax rate in effect to the results of operations before taxes, is as follows:

12.31.2011
Profit before income tax	1,121
Subtotal	1,121
Applicable tax rate	35%
Profit at the tax rate	392
Tax effects of:
Other	3,568

Unrecognized tax losses carry forward	149,011
Income tax	152,971

Tax losses carryforward in effect and not recognized in the financial statements, in accordance with that mentioned in Note 1, are as follow:

Tax loss carryforward	Amount	Rate 35%	Year of expiration
Generated in fiscal year 2007	53,324	18,663	2012
Generated in fiscal year 2008	70	24	2013
Generated in fiscal year 2009	46	16	2014
Generated in fiscal year 2010	37,313	13,060	2015
Generated in fiscal year 2011	393,468	137,715	2016
Total tax loss carryforward at December 31, 2011	484,221	169,478

Additionally, at December 31, 2011, the minimum presumed income tax receivable of 52,013 has been disclosed in other non-current receivables.

The detail of the aforementioned receivable is as follows.

Minimum presumed income tax receivable	Amount	Year of expiration
Generated in fiscal year 2010	17,330	2020
Generated in fiscal year 2011	34,683	2021
	52,013

23.	Leases

●	As lessee

The features that these lease contracts have in common are that lease payments (installments) are established as fixed amounts; there are neither purchase option clauses nor renewal term clauses (except for the lease contract of the Energy Handling and Transformation Center that has an automatic renewal clause for the term thereof); and there are prohibitions such as: transferring or sub-leasing the building, changing its use

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

and/or making any kind of modifications thereto. All operating lease contracts have cancelable terms and lease periods of 2 to 13 years.

Among them the following can be mentioned: commercial offices, two warehouses, the headquarters building (comprised of administration, commercial and technical offices), the Energy Handling and Transformation Center (two buildings and a plot of land located within the perimeter of Central Nuevo Puerto and Puerto Nuevo) and Las Heras substation.

At December 31, 2011, future minimum payments with respect to operating leases are as follow:

12.31.2011
2012	12,101
2013	9,483
2014	9,087
2015	3,127
2016	147
2017	147
Total future minimum lease payments	34,092

Total rental expenses for all operating leases for the year ended December 31, 2011 are as follow:

12.31.2011
Total lease expenses	11,751

●	As lessor

The Company has entered into operating lease contracts with certain cable television companies granting them the right to use the poles of the Company’s network. Most of these lease contracts include automatic renewal clauses.

At December 31, 2011, future minimum lease collections with respect to operating leases are as follow:

12.31.2011
2012	26,836
2013	24,383
2014	22
2015	—
2016	—
2017	—
Total future minimum lease collections	51,241

Total rental income for all operating leases for the year ended December 31, 2011 is as follows:

12.31.2011
Total lease income	22,511

The information contained in this note relates exclusively to Edenor S.A. as the effect of the Subsidiaries is not  significant.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

24.	Allowances and provisions

	12.31.2011
MAIN	Balances at	Balances incorporated				Balances at
ACCOUNT	beginning	for acquisition			Reclassifi-	end
	of year	of companies	Increases	Decreases	cations	of year

Deducted from current assets
For impairment of trade receivables	29,259	26,400	9,313	(7,354)	—	57,618
For impairment of other receivables	12,799	4,358	1,495	(6,399)	—	12,253

Deducted from non-current assets
For impairment of inventories	—	3,449	516	(3,115)	—	850

Included in current liabilities
For contingencies	57,832	17,169	3,604	(14,720)	(53,541)	10,344

Included in non-current liabilities
For contingencies	6,816	2,751	4,490	(1,454)	53,541	66,144

25.	Revenue from sales

12.31.11
Sales of Electricity	2,771,226
Right of use on poles	26,604
Connection charges	5,631
Reconnection charges	2,356
2,805,817

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

26.	Expenses by nature

The detail of expenses by nature (including those relating to discontinued operations) is as follows:

		12.31.2011
Description	Transmission and distribution expenses	Selling expenses	Administrative expenses	Total
Salaries and social security taxes	478,730	107,665	99,648	686,043
Mail and telephone	6,714	16,579	4,401	27,694
Bank commissions	—	15,067	2,530	17,597
Allowance for doubtful accounts	—	10,808	—	10,808
Supplies consumption	57,225	1,152	3,288	61,665
Work by third parties	241,973	111,384	23,025	376,382
Rent and insurance	4,124	527	14,545	19,196
Security services	8,159	2,281	3,803	14,243
Fees	13,078	50	11,542	24,670
Computer services	876	7,942	29,668	38,486
Advertising and sponsorship	—	392	5,857	6,249
Public relations and marketing	—	—	11,212	11,212
Temporary personnel and Reimbursement to personnel	1,507	314	1,059	2,880
Depreciation of property, plant and equipment	203,252	1,997	2,737	207,986
Directors and Supervisory Committee members’ fees	—	—	4,868	4,868
Taxes and charges	—	26,992	2,101	29,093
Fines	74,753	6,305	—	81,058
Other	4,434	857	4,032	9,323
Total at 12.31.2011	1,094,825	310,312	224,316	1,629,453

The expenses included in the chart above are net of the Company’s own expenses capitalized in property, plant and equipment for $ 79.9 million at December 31, 2011.

27.	Other operating income / (expense)

12.31.11
Other operating income
Services provided to third parties	6,885
Commissions on municipal taxes collection	5,387
Other net income with Related Companies	377
Recovery of tax credits	6,606
Total other operating income	19,255

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

12.31.11
Other operating expense
Net expense from technical services	(5,148)
Voluntary Retirements - Bonuses	(10,897)
Severance paid	(5,844)
Provision for contingencies	(18,039)
Residual value of retirements of property, plant and equipment	(5,907)
Other	(399)
Total other operating expense	(46,234)

28.	Financial expense

12.31.11
Financial income
Interest	24,299
Taxes and sundry expenses	(19,523)
Exchange differences	18,017
Changes in fair value of financial instruments	(1,457)
Adjustment to present value of retroactive tariff increase arising from the application of the new electricity rate schedule and other trade receivables	1,170
Late payment charges	31,269
Other	(289)
Total financial income	53,486

Financial expenses	12.31.11
Interest	(164,596)
Taxes and sundry expenses	(47,599)
Exchange differences	(106,086)
Gain from the purchase of financial debt	6,546
Other	480
Total financial expenses	(311,255)
Total net financial expense	(257,769)

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

29.	Losses per share

Basic

The basic losses per share are computed by dividing the result attributable to the holders of the Company’s equity instruments by the weighted average number of common shares outstanding at December 31, 2011 and January 1, 2011,  excluding treasury shares acquired by the Company (Notes 4.25 and 16).

There are no losses per share dilution, as the Company has issued neither preferred shares nor corporate notes convertible into common shares.

	12.31.2011
	Continuing operations	Discontinued operations
Loss attributable to the owners of the Company	(151,850)	(139,531)
Weighted average number of common shares outstanding	897,043	897,043
Basic loss per share – in pesos	(0.17)	(0.16)

30.	Transactions among related parties

Transactions carried out among related parties are as follow:

(a)	Income

12.31.11
Interest
EDENOR S.A. with PYSSA	25
25
Other income
EDENOR S.A. with CYCSA	352
352

(b)	Expense

12.31.11
EASA’s fees for operation services to EDEN	(10,969)
EDEN’s electric power purchase from CPB	(1,109)
EDEN’s electric power purchase from CTG	(307)
Subsidiaries available for sale	(23,310)
Implementation of operative system SACME with EDENOR S.A.	(8,009)
PESA’s interest with EDENOR S.A.	(1,760)
Technical advisory services on financial matters – EASA with EDENOR S.A.	(10,300)
Legal fees Errecondo, Salaverri, Dellatorre, Gonzalez & Burgio - EDENOR S.A.	(3,535)
(59,299)

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

(c)	Key management personnel’s remuneration

The Company’s top management includes the Directors (both executive and non-executive). The remuneration paid or to be paid to top management members for labor services provided amount to $ 25.96 million.

(d)	Balances at the date of the statements of financial position

	12.31.11	01.01.2011
Other receivables:
EDENOR’s receivable with PYSSA	35	1
EDENOR’s advances granted to SACME	8,068	4,168
EDENOR’s receivable with PESA	179	—
	8,282	4,169
Trade payables:
EDEN’s liability with EASA	(2,561)	—
EDENOR’s liability with EASA	(1,080)	—
EDEN’s liability with Powerco	(5)	—
EDEN’s liability with CPB	(68)	—
EDEN’s liability with CTG	(343)	—
EDENOR’s liability with SACME	(1,317)	(1,392)
EDENOR’s liability with PYSSA	(8)	(8)
	(5,382)	(1,400)

	12.31.11	01.01.2011
Other liabilities with related parties:
PESA’s liability with EDENOR S.A.	(9,252)	—
AESEBA’s dividends payable to PISA	(5,028)	—
	(14,280)	—

Other receivables with related parties are not secured and do not accrue interest. No allowances have been recorded for these concepts in any of the periods covered by these financial statements.

	12.31.11	01.01.2011
Other liabilities associated with assets available for sale :
EDESA with EASA	(1,895)	—
EDELAR with EASA	(79)	—
EDESAL with EASA	(171)	—
EMDERSA with EASA	(143)	—
EGSSA with EASA	(14,163)	—
EGSSA with PEPASA	(5,986)	—
EGSSA with Powerco	(7,024)	—
EGSSA with CPB	(84)	—
EGSSA with PG	(243)	—
	(29,788)	—

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

The main agreements entered into with related parties are as follow:

(a)   Agreement with Electricidad Argentina S.A.

On April 4, 2006, the Company and EASA entered into an agreement pursuant to which EASA will provide technical advisory services on financial matters as from September 19, 2005 and for a term of five years. In consideration of these services, the Company will pay EASA an annual amount of USD 2,000,000 plus VAT.  Any of the parties may terminate the agreement at any time by giving 60 days’ notice, without having to comply with any further obligations or paying any indemnification to the other party.

At the meeting held on April 22, 2008, the Board of Directors approved the addendum to the agreement for the provision of technical advisory services dated March 14, 2008.

The aforementioned addendum stipulates that the amount to be paid by the Company in consideration of the services provided by Electricidad Argentina S.A. has been increased to USD 2,500,000 plus VAT, payable retroactively as from January 1, 2008

On August 31, 2010, the Company’s Board of Directors approved a new addendum to the agreement for the provision of technical advisory services, which extended the term of the agreement for 5 years to commence as from September 19, 2010. The rest of the terms and conditions have not been modified.

(b)   Loan with Pampa Energía S.A.

On March 4, 2011, the Company and Pampa Energía S.A. entered into an agreement pursuant to which the Company would receive a USD 5 million two-year term loan at an annual rate of 5%. The loan was used to finance several investments that the Company intended to make in accordance with its business plan. This loan was repaid on November 3, 2011.

(c)   Loan with subsidiary and related companies (Section 33 Law No. 19,550)

On April 29, 2011, the Company entered into an agreement with EDEN, EDESAL, EDELAR and EDESA for the refinancing of the loans granted to them at the time of acquisition with the purpose of allowing for the restructuring of their financial loans, for 80,000 in the case of EDEN, 31,178 in the case of EDELAR, 131,320 in the case of EDESA and 37,503 in the case of EDESAL, at an annual nominal rate of 16% on each of them, with interest falling due semiannually on October 31, 2011 and April 30, 2012. The one-year term loans fall due on April 30, 2012. The financing conditions are in accordance with those usually obtained in the market for this type of transactions.

Furthermore, on November 3, 2011, the Company granted a loan to EDEN for USD 3,100,000 at an annual nominal rate of 8.50% and final maturity on November 2, 2012.

Additionally, on July 8, August 5 and December 29, 2011, EDEN made payments for USD 2,000,000, 2,500,000 and 1,500,000, respectively, as early repayment of the loan granted by the Company.

31.	Business combinations

Acquisition of EMDERSA and AESEBA

On March 4, 2011, the Company’s Board of Directors approved an offer from its indirect controlling company Pampa Energía S.A. (“Pampa”), pursuant to which the Company was offered the possibility of acquiring certain electricity distribution assets, which Pampa was entitled to acquire (either directly or through one or more subsidiaries), from Grupo AEI in accordance with an agreement entered into on January 19, 2011 by and between Pampa, party of the first part, and AEI Utilities, S.L., a limited company (sociedad limitada) organized under the laws of Spain (“AEIU”), AEI Servicios Argentina S.A., a corporation (sociedad anónima) organized under the laws of Argentina, and AEI, a company organized under the laws of the Cayman Islands, parties of the second part.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

As a consequence of the acceptance by the Company of said offer, Edenor S.A. was appointed by Pampa as the acquiring party under the PESA-AEI Agreement. Therefore, on March 4, 2011, the Company acquired from AEIU (i) 182,224,095 common shares of EMDERSA S.A. (“Emdersa”), representing 77.19% of Emdersa’s capital stock and votes (“Emdersa Shares”), (ii) 2 common shares of Empresa Distribuidora de San Luis S.A. (“Edesal”) representing 0.01% of Edesal’s capital stock and votes, (iii) 600 common shares of Emdersa Generación Salta S.A. (“EGSSA”)  representing 0.02% of EGGSA’s capital stock and votes, (iv) 1 common share of Empresa Distribuidora de Electricidad de la Rioja S.A. (“EDELAR”) representing 0.01% of EDELAR’s capital stock and votes, (v) 1 common share of Empresa de Sistemas Eléctricos Abiertos S.A. (“ESED”) representing 0.01% of ESED’s capital stock and votes, (all the shares mentioned in items (ii) through (v) hereinafter referred to as the “Residual Shares”) and (vi) 29,118,127 common shares of AESEBA S.A. representing 99.99% of AESEBA’s capital stock and votes (“AESEBA’s Shares”). The price paid by the Company for the aforementioned assets amounted to USD 90,000 thousand for Emdersa’s Shares and the Residual Shares acquired from AEIU and to USD 49,998 thousand for AESEBA’s Shares acquired from AEIU.

Emdersa holds: (i) 99.99% of EDESAL’s capital stock and votes, (ii) 90% of the capital stock and votes of Empresa Distribuidora de Electricidad de Salta S.A. (“EDESA”),  (iii) 99.98% of EGSSA’s  capital stock and votes, and (iv) 99.99% of EDELAR’s capital stock and votes. EDESA holds 99.99% of ESED’s capital stock and votes. Furthermore, AESEBA in turn holds 90% of the capital stock and votes of Empresa Distribuidora de Energía Norte, S.A. (“EDEN”), which provides electricity distribution services in the northern and central parts of the Province of Buenos Aires.

Within the framework of the offer made by Pampa and accepted by the Company, the parties have additionally agreed that if within the 3 years following acquisition date of Emdersa’s Shares, the Residual Shares and AESEBA’s Shares, the Company sold either totally or partially any of such shares, Pampa would be entitled to receive from the Company a payment equivalent to 50% of the amount received for the sale thereof in excess of the amount paid to AEIU for any of such Shares (Emdersa’s Shares and/or Residual Shares and/or AESEBA’s Shares).

In order to evaluate the above described transaction, the Company engaged the services of the investment bank Citigroup Global Markets Inc. (“Citigroup”) to render a fairness opinion to the Company’s Board of Directors, concerning the fairness of the price that would have to be paid for Emdersa’s shares, the Residual shares and AESEBA’s shares. The opinion of the Company’s Audit Committee was also requested. Both Citigroup and the Company’s Audit Committee rendered their opinion, prior to the acquisition, stating that the informed values were adequate and within the market’s parameters.

In compliance with current regulations, the Company has formally consulted the National Securities Commission about the steps to be followed with regard to the public offering for the acquisition of Emdersa’s shares that the Company is required to make to Emdersa’s minority shareholders due to the change in that company’s control and in accordance with the provisions of Decree No. 677/01 and the National Securities Commission’s regulations. The aforementioned consultation was made due to the fact that the authorization and carrying out of the public acquisition offering that for the same reasons is to be carried out by AEIU at a price of USD 0.68 per Emdersa’s common share, is still pending. Therefore, the situation generated by the potential coexistence of two public offerings should, in the Company’s opinion, be clarified.

The Company has fully assumed its obligation to carry out the public acquisition offering it is required to make due to the new change in Emdersa’s control, which will be carried out at the same price per Emdersa’s common share that the Company paid to AEIU, i.e. USD 0.49 per Emdersa’s common share, in the manner and time period established by the control authority. The carrying out of said public acquisition offering was approved by the Company’s Board of Directors on March 4, 2011, and constitutes an irrevocable commitment with Emdersa’s shareholders. Furthermore, the Company has initiated the proceedings aimed at obtaining authorization from the corresponding control authorities

Finally, within the framework of the reported transaction for the acquisition of shares, the change in control of the acquired companies constitutes grounds for calling the loans taken out by their subsidiaries due. Therefore, on March 4, 2011, the Company granted to them a series of loans at an annual interest rate of 16% and final maturity on April 30, 2011 in order for them to be in a better position to negotiate the restructuring. The loans have been distributed in the following manner: i) EDEN 80,000; ii) EDELAR 31,178; iii) EDESA 131,320 and iv) EDESAL 37,503, which was repaid on October 25, 2011.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

The acquisitions have been recorded in the accounting in accordance with the purchase method on the basis of the preliminary initial measurements of the acquired assets and liabilities.

The consideration paid, the amount of the net acquired assets recognized at acquisition date and the generated gain are as follow:

Consideration:	$
Cash		(561,953)
Consideration transferred		(561,953)
Fair value of net assets acquired		996,912
Gain from acquisition of companies		434,959

The fair value of the assets acquired and liabilities assumed, recognized at the date of acquisition, as well as the fair value of the non-controlling interest are as follow:

Fair value
Cash and cash equivalents	119,042
Property, plant and equipment	1,872,050
Inventories	4,256
Trade receivables	255,260
Other receivables	84,649
Trade payables	(257,770)
Borrowings	(450,018)
Deferred tax liability	(78,845)
Other liabilities	(321,672)
Net assets	1,226,952
Non-controlling interests	(230,040)
Net assets acquired	996,912

The breakdown of cash and cash equivalents applied to the acquisition was the following:

Cash paid	(561,953)
Cash and cash equivalents in acquired companies	119,042
Net cash outflow for acquisition of companies	(442,911)

32.	Transactions with non-controlling interests

In the June-December 2011 period, in successive market transactions, the Company acquired 2,951,000, 281,294 and 15,000 common shares of EMDERSA, representing 1.25%, 0.12% and 0.0064% of that company’s capital stock and votes, respectively.  In this manner, the Company has increased its interest in EMDERSA to 78.57%. The Company derecognized $ 9.86 million of non-controlling interest and recorded an increase in equity attributed to the owners of the parent of $ 3.46 million.

33.	Assets available for sale, associated liabilities and discontinued operations

Company sale agreements and Companies available for sale:

On September 16 and October 11, 2011, the Company’s Board of Directors decided to approve the offer letters received for the carrying out of the following transactions:

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

-	From Rovella Carranza S.A., for the acquisition of the Company’s direct and indirect stake in Edesal (EDESAL OFFER).

-	From Andes Energía Argentina S.A., to buy a purchase option for the acquisition of the Company’s direct and indirect stake in Edelar (EDELAR OFFER).

-	From Pampa Energía S.A. for the acquisition of the Company’s direct and indirect stake in EGSSA (EGSSA OFFER).

In order for these transactions to be carried out, the Company will cause Emdersa to be partially spun off, which will result in the creation of three new investment companies, EDESAL Holding (holder of 99.99% of EDESAL’s capital stock and votes), EDESA Holding (holder of 90% of EDESA’s capital stock and votes) and EGGSA Holding (holder of 99.99% of EGGSA’s capital stock and votes). The spun-off company, EMDERSA, will keep a percentage interest in EDELAR’s capital stock and votes. This process was initiated by the Board of Directors of EMDERSA on August 23, 2011. The Extraordinary Shareholders’ Meeting of EMDERSA held on December 16, 2011, which was resumed on January 13, 2012 after a recess, approved the aforementioned corporate reorganization process.

EDESAL OFFER

The total and final price of the offer amounted to USD 26,698,000 to be paid in two payments, the first of them, for USD 4,005,000 on account of the price, was made within the three days of the acceptance of the offer, and the remaining balance, i.e. an amount of USD 22,694,000 was collected by the Company on October 25, 2011.

Furthermore, as stipulated in the Offer Letter, on that date EDESAL repaid the financial loan granted by the Company to EDESAL for an amount of 37,503, plus interest accrued through the settlement date.

At that time the Company transferred 24.80% of EMDERSA’s shares and 0.01% of EDESAL’s shares to Rovella Carranza S.A. which set up a collateral trust, comprised by the parties and Deutsche Bank S.A. to insure compliance with the parties’ obligations.

From the date of final payment and during the term of the trust, EDESAL’s management was in charge of a board of directors appointed by EMDERSA, in accordance with the buyer’s proposal, which is comprised of 5 directors, four (4) of whom were elected by the buyer and one (1) of whom was elected by the seller, and equal number of alternate directors, four (4) of whom were elected by the buyer and one (1) of whom was elected by the seller.

Upon completion of the spin-off process, EDESAL Holding will issue 78.44% of its shares in the name of the trustee, who, in turn, will transfer them to the buyer, together with 0.01% of EDESAL’s shares, and will simultaneously return the aforementioned EMDERSA’s shares to the Company.

In the event that at the end of the two-year term to commence from the date of acceptance of the offer, which took place on September 16, 2011, neither EMDERSA’s spin-off nor the creation of EDESAL Holding have been carried out, the trustee shall transfer to Rovella Carranza S.A., as an alternative way of the Company’s compliance with its obligation and for the price received by the Company, 24.80% of EMDERSA’s capital stock and votes, with the Company maintaining  53.64% of EMDERSA’s capital stock and votes.

As security for the compliance with the obligations undertaken, the Company has provided a performance bond in favor of Banco Itaú Argentina S.A. and Standard Bank Argentina S.A. for the total amount of 60,000 thousand as principal plus compensatory interest at an annual nominal rate of up to 16% as collateral for EDESAL’s payment obligations with respect to these banks. The performance bond will be enforceable if any of the following conditions precedent (whichever takes place first) occur:

1. That at September 16, 2013, EMDERSA’s spin-off has not been carried out; or

2. That during the term of the trust the Company fails to comply with certain obligations concerning EDESAL’s joint management.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

In the event that none of the above-mentioned conditions occurs, the performance bond will not be enforceable.

At December 31, 2011, this transaction has taken place causing the recognition of a loss in the Company’s results of operations.

EDELAR OFFER

The offer from Andes Energía Argentina S.A. received by the Company implies a proposal to buy a purchase option for a price of USD 1,500,000 to:

In the case that the spin-off of EMDERSA is completed within the term of 2 years, to buy 78.44% of the Company’s direct and indirect stake in EDELAR for USD 20,290,000, to be paid in two payments: the first one for USD 5,290,000 90 calendar days after the acceptance of the Offer (not prior to 45 days and not later than December 15, 2011 (“Option Exercise Date”)) and the remaining balance, i.e. USD 15,000,000 will be paid two years from the acceptance of the offer, accruing interest at an annual rate of 12.5% payable semi-annually.

In the case that the spin-off of EMDERSA is not completed within the term of 2 years, the option will grant Andes Energía Argentina S.A. the right to acquire 20.27% of EMDERSA’s capital stock and votes indirectly held by Edenor S.A., paying for such purpose the same price  and  in the same way as indicated in caption 1 above.

On the option exercise date Andes Energía Argentina S.A. may choose not to pay the remaining balance of the price (USD 15,000,000) and acquire 6.32% of EMDERSA’s capital stock and votes indirectly held by the Company (reduced option).

Additionally, the buyer may choose not to pay the balance of the price on the final payment date and change to the reduced option system, in spite of having exercised the option to do so in the full option exercise date, in the case that the buyer is notified by the Company not less than 15 days prior to the final payment date, that the Board of Directors of EDELAR will be removed without cause, and that the Buyer will therefore not continue with the management of EDELAR after such date.

In the event that the Company fails to notify the buyer as stated above, and the Buyer pays the remaining balance of the price, the members of EDELAR’s Board of directors will continue to be appointed as stipulated in the offer.

The offer also implies the buyer’s commitment to settle or acquire, on the option exercise date, the total financial loan granted by the Company to EDELAR for an amount of 31,178 plus interest accrued through the settlement date.

In order to implement the reported transaction, the Company will contribute 53.64% of EMDERSA’s capital stock and votes to a new company to be organized (“EMDERSA Holding”). Therefore, the transfers of EMDERSA’s shares in favor of Andes Energía Argentina S.A. will be made through EMDERSA.

On the option exercise date, and until the completion of the transaction described herein, the capital stock that is the object of this transaction - together with 80% of the shares of Hidroeléctrica del Sur S.A. (owned by the buyer), which in turn holds 59% of the capital stock of Hidroeléctrica Ameghino S.A - will be transferred to a collateral trust that will be set up with the purpose of ensuring compliance with the parties’ obligations, with EDENOR maintaining EMDERSA’s control.

From the option exercise date, provided, however, that the payments due on such date have been made by the buyer, and during the term of the trust, the management of EDELAR will be in charge of a board of directors appointed by EMDERSA, in accordance with the buyer’s proposal. The board of directors will be comprised of 5 directors, four (4) of whom will be elected by the buyer and one (1) of whom will be elected by the seller, and equal number of alternate directors, four (4) of whom will be elected by the buyer and one (1) of whom will be elected by the seller.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

On February 8, 2012, the Company’s Board of Directors approved a proposal from Andes Energía Argentina S.A. for the amendment of the Offer Letter. By virtue of this amendment, the term for Andes Energía Argentina S.A. to make payment and exercise the option was extended until March 31, 2012.

Until the time of payment and exercise of the option, the Company may freely sell or assign to any third party or cause the sale or assignment of some or all the shares that are the object of the transaction and/or the rights on such shares. In the event that a sale to a third party is made, Andes Energía Argentina S.A.’s option may not be exercised, there being no outstanding payment or any responsibility of any kind for the Company or Andes Energía Argentina S.A.

All the other terms and conditions of the Offer Letter will remain in full force and effect.

At December 31, 2011, this investment has been classified as Assets available for sale and Associated liabilities and has been valued at its net realizable value (estimated realizable value less costs to sell), which is lower than its book value.

EGSSA OFFER

The offer received by the Company from its controlling shareholder Pampa Energía S.A. (PESA), implies the acquisition through a conditioned purchase and sale transaction of 78.44% of the shares and votes of an investment company to be organized, which will be holder of 99.99% of the shares and votes of EMDERSA Generación Salta S.A. (“EGSSA”) together with 0.01% of EGSSA’s capital stock held by the Company.

The condition precedent of the purchase and sale transaction is the carrying out of EMDERSA’s spin-off in the maximum term of 24 months as from the date of acceptance of the offer.

The total and final agreed-upon price for this transaction amounts to USD 10,849,000, which will be paid in two payments, the first of them for an amount of USD 2,170,000 on October 31, 2011 as partial payment of the price, and the remaining balance, i.e. an amount of USD 8,679,000 will be paid 24 months from the date of acceptance of the offer by the Company. The latter amount will accrue interest at an annual rate of 9.75%, payable semi-annually.

Furthermore, the offer implied PESA’s commitment to settle on October 31, 2011, either by repaying, with no penalty whatsoever, or by acquiring through an assignment, the financial loan granted by the Company to EGSSA for an amount of USD 4,170,000, plus interest accrued through the settlement date.

On October 31, 2011, the Company received from PESA the amounts of USD 2,170,000 and 4,170,000 corresponding to the sale agreement of EGSSA and the settlement of the financial receivable which the Company had with EGSSA, respectively.

Five days after the spin-off has been effectively carried out, the Company will transfer the shares, in legal form and free from any liens, to PESA, which will pledge the shares in favor of the Company as security for the total payment of the balance of the price. From the initial payment date, provided, however, that the initial payment has been made, the management of EGSSA will be in charge of a board of directors, whose members the seller will cause to be appointed in accordance with the buyer’s proposal. The board of directors will be comprised of 5 directors, four (4) of whom will be elected by the buyer and one (1) of whom will be elected by the seller, and equal number of alternate directors, four (4) of whom will be elected by the buyer and one (1) of whom will be elected by the seller.

Should the condition precedent not be complied with, the amount corresponding to the initial payment of the price will be reimbursed to PESA in a term of 5 days, plus an annual interest of 6% calculated from the date on which the initial payment was made through the date of reimbursement.

At December 31, 2011, this investment has been classified as Assets available for sale and Associated liabilities and has been valued at its net realizable value (estimated realizable value less costs to sell), which is lower than its book value.

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

AVAILABILITY FOR SALE - EDESA

In order to determine the estimated realizable value, the Company used the acquisition value duly incurred.

At December 31, 2011, this investment has been classified as Assets available for sale and Associated liabilities within assets and has been valued at its net realizable value (estimated realizable value less costs to sell), which is lower than its book value.

At December 31, 2011, the valuation of these investments at the estimated realizable value and the result of EDESAL’s sale resulted in a loss of $ 247.87 million, which offsets the gain obtained during the same fiscal year, disclosed in caption a).

Classification of assets available for sale and associated liabilities:

In the framework of that described under “The Company’s economic and financial situation” in Note 1, the Company’s Management has decided to disinvest from the companies comprising EMDERSA and EMDERSA HOLDING, and has begun to take the necessary steps for the sale thereof, classifying them as Assets available for sale and Associated liabilities and discontinuing their activity at December 31, 2011.

The indicated Assets and Liabilities are part of the EMDERSA business segment and have been valued at their net realizable value, which is lower than their equity value.

The respective charges to profit or loss have been included in the Loss from discontinued operations line item in the Company’s Consolidated Statement of Comprehensive Income.

In order to determine the net realizable value, the Company used the values of the offers received for EDELAR and EGSSA and the acquisition values for the other companies.

The main types of assets and liabilities are:

	12.31.11
Property, plant and equipment	1,021,929	(*)
Inventories	5,340
Trade and other receivables	222,714
Cash and cash equivalents	28,305
Other assets	443
Total assets available for sale	1,278,731

Trade payables	215,119
Borrowings	185,264
Salaries and social security taxes payable	25,116
Taxes	22,117
Deferred tax liability	49,881
Other liabilities	32,361
Total liabilities associated with assets available for sale	529,858

(*) The breakdown of the account is as follows:
Property, plant and equipment as per Exhibit:	1,199,696
Impairment from valuation at net realizable value:	(177,767)
Total Property, plant and equipment account:	1,021,929

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

The financial statements related to discontinued operations are disclosed below:

a.	Statement of comprehensive income

12.31.11
Revenue from sales	764,276
Cost of sales	(264,511)
Gross profit	499,765
Transmission and distribution expenses	(168,652)
Selling expenses	(97,313)
Administrative expenses	(99,122)
Other operating income	2,768
Other operating expense	(5,314)
Gain from interest in joint ventures	924
Impairment of assets available for sale	(247,867)
Operating loss	(114,811)

Financial income	118
Financial expenses	(35,676)
Other financial expense	(12,114)
Net financial expense	(47,672)
Loss before taxes	(162,483)

Income tax and tax on minimum presumed income	22,952
Loss for the year	(139,531)

Loss for the year attributable to:
Owners of the parent	(146,382)
Non-controlling interests	6,851
(139,531)

Other comprehensive loss
Items that will not be reclassified to profit or loss
Actuarial gains and losses related to defined benefit plans	(5,220)
Income tax related to items that will not be reclassified to profit or loss	1,827
Other comprehensive loss for the year	(3,393)
Comprehensive loss for the year	(142,924)

Comprehensive loss for the year attributable to:
Owners of the parent	(149,001)
Non-controlling interests	6,077
(142,924)

EDENOR S.A.
Notes to the Consolidated Financial Statements as at December 31, 2011 and January 1, 2011
(Continued)
-Exhibit I

b.	Statement of cash flows

12.31.11
Cash flows from operating activities:
Comprehensive loss for the year	(142,924)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Income tax and tax on minimum presumed income	(22,952)
Depreciation and amortization	44,247
Increases and recoveries of provisions	3,536
Gain from interest in joint ventures	(924)
Non-controlling interests	(6,077)
Loss from repurchase of financial debt	2,722
Echange differences and other financial results	36,584
Loss from the sale of investments in companies available for sale	247,867
Loss from the sale of property, plant and equipment and other assets	154
Changes in operating assets and liabilities:
(Increase) Decrease in trade and other receivables	(38,768)
(Increase) Decrease in inventories	(1,084)
(Decrease) Increase in trade payables and other liabilities	63,744
(Decrease) Increase in salaries and social security taxes payable	8,842
(Decrease) Increase in taxes	(4,473)
(Decrease) Increase in benefit plans	12,501
(Decrease) Increase in provisions	(647)
Net cash flows provided by operating activities	202,348

Cash flows from investing activities:
Acquisitions of property, plant and equipment	(280,255)

Collection of sale of property, plant and equipment and other assets	315
Net cash flows used in investing activities	(279,940)

Cash flows from financing activities:
Loans taken	200,119
Repayment of loans	(228,293)
Collection of company sales	126,701
Payment to minority shareholders for reduction of subsidiary’s capital	20
Net cash flows used in financing activities	98,547

NET INCREASE IN CASH AND CASH EQUIVALENTS	20,955

Cash and cash equivalents at beginning of year	7,350
Change in cash and cash equivalents	20,955
Cash and cash equivalents at end of year	28,30

RICARDO TORRES
Chairman

“Free translation from the original in Spanish for publication in Argentina”

LIMITED REVIEW REPORT

To the Shareholders, President and Directors
Empresa Distribuidora y Comercializadora Norte
Sociedad Anónima (Edenor S.A.)
Legal domicile: Avenida del Libertador 6363
Autonomous City of Buenos Aires
Tax Code No. 30-65511620-2

1.
We have reviewed the condensed interim consolidated financial statements of Empresa Distribuidora y Comercializadora Norte Sociedad Anónima (Edenor S.A.) (hereinafter Edenor S.A.) and its subsidiary which includes the condensed interim consolidated statements of financial position as of June 30, 2012, the related condensed interim consolidated statements of comprehensive income, the condensed interim consolidated statements of changes in equity and the condensed interim consolidated statements of cash flows for the six-month and three-month period then ended with the complementary Notes. The amounts and other information related to fiscal year 2011 and its interim periods, are part of the financial statements mention above and therefore should be considered in relation to those financial statements.

2.
The preparation and issuance of these financial statements are the responsibility of the Company´s management, in accordance with the International Financial Reporting Standards (IFRS) adopted by the Argentine Federation of Professional Councils in Economic Sciences (FACPCE) ,as the applicable accounting framework and incorporated by the National Securities Commission (CNV), as they were approved by the International Accounting Standards Board (IASB), and, therefore, it’s responsible for the preparation and issuance of the condensed interim consolidated financial statements mention in paragraph 1. in accordance with IAS 34 “Interim financial information”. Our responsibility, is to express a conclusion based on the limited review we have performed with the scope detailed in paragraph 3..

3.
Our review was limited to the application of the procedures established by Technical Pronouncement No. 7 of the Argentine Federation of Professional Councils in Economic Sciences for limited reviews of financial statements for interim periods which consist mainly of the application of analytical procedures to the amounts disclosed in the financial statements and making inquiries of Company staff responsible for the preparation of the information included in the financial statements and its subsequent analysis. This review is substantially less in scope than an audit, the purpose of which is the expression of an opinion on the financial statements taken as a whole. Consequently, we do not express any opinion on the consolidated financial position, consolidated statements of comprehensive income and consolidated cash flow of Edenor S.A..

4.
As indicated in Note 3, the condensed interim consolidated statements mention in paragraph 1., have been prepared in accordance with the provisions of IAS 34, being this the first fiscal year that Edenor S.A. has applied the IFRS. The effects of the changes originated because of the appliance of this new accounting base are presented in Note 4. The items and amounts in the reconciliations included in those notes are subject to changes that could have the IFRS until its final application, and could only be considered as final after preparation of the annual financial statements for the current year.

5.
In Note 1 to the condensed interim consolidated financial statements, the Company informed that the delay in obtaining rate increases and higher costs recognition, requested in the presentations made until now by the Company in accordance with the terms of the Adjustment Agreement (“Acta Acuerdo”) described in Note 2 to those financial statements, and the continuous increase of its operative costs to maintain the level of the service, have significantly affected the economic and financial position of the Company.

The Company recorded for the six-month period ended June 30, 2012 a net loss of $348,576 thousand; accumulated losses for $236,450 thousand and working capital deficit. As mentioned in Note 1, Company Management estimates that if the conditions prevailing at the date of these financial statements remained unchanged, the situation will continue deteriorating. They also estimate negative cash flows and net losses from operations for the next fiscal year, as well as a worsening in the financial ratios.

“Free translation from the original in Spanish for publication in Argentina”

6.
As indicated in Note 4.8 from Exhibit 1 to the condensed interim consolidated financial statements, the Company has prepared its projections to determine the recoverable value of its non-current assets, on the understanding that the electricity rates will be improved according to the circumstances. Both actual cash flows and future results may differ from the estimates and evaluations made by management at the date of preparation of these financial statements. In this regard, we are not in a position to foresee whether the assumptions used by management to prepare such projections will materialize in the future, and consequently, if the recoverable value of non-current assets will exceed their respective net book values.

7.
The situations detailed in paragraphs 5. and 6. generates uncertainty as to the possibility of the Company continuing to operate as a going concern. The Company has prepared the financial statements using accounting principles applicable to a going concern. Therefore, those financial statements do not include the effects of possible adjustments or reclassifications, if any, that might be required if the above situation is not resolved in favor of continuing the Company’s operations and the Company were obliged to sell its assets and settle its liabilities, including contingencies, in conditions other than those of the normal course of its business.

8.
Based on our review, subject to the effect on the condensed interim consolidated financial statements that could derive from possible adjustments or reclassifications, if any, that might be required following resolution of the situations described in paragraphs 5., 6., and 7., nothing has came to our attention that causes as to believe that the condensed interim consolidated financial statements of Edenor S.A. mentioned in paragraph 1., is not prepared in all material respects, in accordance with IAS 34.

9.	In compliance with regulations in force, we report that:

a)
the condensed interim consolidated financial statements of Edenor S.A., insofar as concerns our field of competence, are in compliance with the provisions of the Commercial Companies Law and pertinent resolutions of the National Securities Commission, except for the transcription into the “Inventory and Balance Sheet” book, which haven’t been transcribed yet;

b)
the condensed interim separate financial statements of Edenor S.A. arise from accounting records kept in all formal respects in conformity with legal regulations, which maintain the security and integrity conditions on the basis of which they were authorized by the National Securities Commission;

	c)	we have read the summary of activity, on which, as regards those matters that are within our competence, we have no observations to make other than those in paragraphs 5., 6., and 7.;

d)
at June 30, 2012 the liabilities accrued in favor of the Argentine Integrated Social Security System according to the Company’s accounting records amounted to $15,449,598, which were not yet due at that date.;

Autonomous City of Buenos Aires, August 16, 2012

PRICE WATERHOUSE & CO. S.R.L.

(Partner)
C.P.C.E.C.A.B.A T°1 – V°17
Andrés Suarez
Public Accountant (UBA)
C.P.C.E. City of Buenos Aires
T° 245 - V° 61